      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1998


                                                      REGISTRATION NO. 333-43031
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO


                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)

                           DELAWARE                                                       58-1722085
                   (State of Incorporation)                                     (I.R.S. Employer I.D. Number)

                            ------------------------

                           130 CEDAR STREET, 4TH FL.
                               NEW YORK, NY 10005
                                 (212) 306-6100
  (Address, including zip code, and telephone number, including area code, of
                    Registrant's Principal Executive Office)
                         ------------------------------

                            JOSEPH A. BARATTA, ESQ.
                              BARATTA & GOLDSTEIN
                                597 FIFTH AVENUE
                               NEW YORK, NY 10017
                                 (212) 750-9700
  (Address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT
                         ------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                    AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
           SECURITIES TO BE REGISTERED               BE REGISTERED(1)      PER SHARE(2)       OFFERING PRICE     REGISTRATION FEE
Class A Common Stock Par value $.04 per share.....      6,659,096             $.6875          $4,578,128.50         $1,350.55
Class A Common Stock Par value $.04 per share.....       630,000               $.88            $554,400.00           $163.55
Class A Common Stock Par value $.04 per share.....       250,000              $1.00            $250,000.00            $73.75
Class A Common Stock Par value $.04 per share.....       250,000              $1.125           $281,250.00            $82.97
Class A Common Stock Par value $.04 per share.....        37,500              $1.25             $46,875.00            $13.83
Class A Common Stock Par value $.04 per share.....        37,500              $1.32             $49,500.00            $14.60
Class A Common Stock Par value $.04 per share.....        98,353              $1.50            $147,529.50            $43.52
Class A Common Stock Par value $.04 per share.....        7,500               $1.69             $12,675.00            $3.74
Class A Common Stock Par value $.04 per share.....      3,287,535             $1.75           $5,753,186.25         $1,697.19
Class A Common Stock Par value $.04 per share.....      4,281,970             $2.50           $10,704,925.00        $3,157.95
Class A Common Stock Par value $.04 per share.....       100,000              $3.13            $313,000.00            $92.34
TOTAL                                                   15,639,454                                                  $6,693.99



(1) Includes 146,765 shares of Class A Common Stock issued by the Company to security holders; 3,287,535 shares of Class A Common Stock underlying Class A Warrants; 3,287,535 shares Class A Common Stock underlying Class B Warrants; 1,940,279 shares of Class A Common Stock underlying options granted by the Company; 2,172,121 shares of Class A Common Stock underlying Promissory Notes; 2,439,393 shares of Class A Common Stock underlying Warrants issued by the Company and 2,365,826 shares of Class A Common Stock underlying 12% Redeemable Convertible Preferred Stock.


(2) Estimated solely for the purpose of determining the registration fee.


(3) An additional $512.69 paid herein; $6,181.30 previously paid with the original filing and amendment no. 1.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET
                              PURSUANT TO RULE 501


   FORM S-3                                                                     CAPTION AND LOCATION IN
   ITEM NO.              INFORMATION CALLED FOR BY ITEM                   PROSPECTUS OR REGISTRATION STATEMENT
-------------  --------------------------------------------------  --------------------------------------------------

          1    Forepart of the Registration Statement and Outside
               Front Cover Page of Prospectus....................  Forepart of the Registration Statement and Outside
                                                                   Front Cover Page of Prospectus

          2    Inside Front and Outside Back Cover Pages of
               Prospectus........................................  AVAILABLE INFORMATION; DOCUMENTS INCORPORATED BY
                                                                   REFERENCE; Outside Back Cover Page of Prospectus

          3    Summary Information, Risk Factors.................  RISK FACTORS, Page 6

          4    Use of Proceeds...................................  USE OF PROCEEDS, Page 15

          5    Determination of Offering Price...................  Outside Front Cover Page of Prospectus;
                                                                   DETERMINATION OF OFFERING PRICE, Page 15

          6    Dilution..........................................  Inapplicable

          7    Selling Security Holders..........................  SELLING STOCKHOLDERS, Page 37

          8    Plan of Distribution..............................  Outside Front Cover Page of Prospectus; PLAN OF
                                                                   DISTRIBUTION, Page 44

          9    Description of Securities to be Registered........  DESCRIPTION OF SECURITIES, Page 45

         10    Interests of Named Experts and Counsel............  INTEREST OF NAMED EXPERTS; Inapplicable

         11    Material Changes..................................  Inapplicable

         12    Incorporation of Certain Information By
               Reference.........................................  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE,
                                                                   Page 48

         13    Disclosure of Commission Position on
               Indemnification for Securities Act Liabilities....  INDEMNIFICATION, Page 49

         14    Other Expenses of Issuance and Distribution.......  Other Expenses of Issuance and Distribution, Page
                                                                   II-1

         15    Indemnification of Directors and Officers.........  Indemnification of Directors And Officers, Page
                                                                   II-1

         16    Exhibits..........................................  Exhibits, Page II-2

         17    Undertakings......................................  Undertakings, Page II-15

                    SUBJECT TO COMPLETION, DATED MAY14, 1998

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS


                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION
                   15,639,454 SHARES OF CLASS A COMMON STOCK



    This Prospectus relates to the subsequent resale or offer for sale by Selling Stockholders (as hereinafter defined) of up to 15,639,454 shares (the Shares) of Class A Common Stock, par value $.04 per share (Common Stock), of Information Management Technologies Corporation (IMTECH or the Company), a Delaware corporation including 146,765 shares of Class A Common Stock currently owned by the Selling Stockholders; 2,439,393 shares of Class A Common Stock issuable upon conversion of the Company's Warrants; 3,287,535 shares of Class A Common Stock issuable upon the exercise of Class A Warrants, 3,287,535 shares of Class A Common Stock issuable upon exercise of the Company's Class B Warrants; 1,940,279 shares of Class A Common Stock which may be issued upon the exercise of Options granted by the Company; 2,172,121 shares of Class A Common Stock issuable upon conversion of Promissory Notes and 2,365,826 shares of Class A Common Stock issuable upon conversion of 12% Redeemable Convertible Preferred Stock. The distribution of the Shares may be effected in one or more transactions through one or more transactions through one or more brokers or dealers, through privately negotiated transactions or otherwise at market prices prevailing at the time of sale or at prices otherwise negotiated.


    Upon any sale of the Shares covered by this Prospectus, Selling Stockholders and any participating brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the Act), and commissions or discounts or any profits realized on the sale of such Shares received by Selling Stockholders and such brokers or dealers may be deemed to be underwriting commissions or discounts within the meaning of the Act.


    The Common Stock and Warrants of the Company are listed on the NASDAQ-SM-Small Cap Market under the symbols IMTKA for the Class A Common Stock and IMTKW for the Class A Warrants. On May 11, 1998, the last sale price of the Common Stock as reported by NASDAQ-SM- was $.63 per share of Class A Common Stock, on May 8, 1998 the last sale price of the Class A Warrants as reported by NASDAQ-SM- was $.06 per Warrant.


    The expenses of this offering will be paid by the Company.

    FOR INFORMATION CONCERNING CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE RISK FACTORS BEGINNING ON PAGE 6.

                             ---------------------
THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF
        RISK AND SUBSTANTIAL IMMEDIATE DILUTION UPON EXERCISE OF
                    OPTIONS AND WARRANTS. SEE "RISK FACTORS"

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON
             THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                     REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

    The Company will not receive any proceeds from the sale of Common Stock under the Offering by Selling Stockholders. In the event a warrant or option holder elects to exercise then in that event the Company will receive proceeds from the exercise of the Warrants or Options.


                  The date of this Prospectus is May   , 1998

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS, INCLUDING INFORMATION UNDER RISK FACTORS. THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.

                            OVERVIEW OF THE COMPANY

    Information Management Technologies Corporation ("IMTECH" or the "Company") provides information processing services and facilities management services such as research report printing, imaging and distribution services, duplication, litigation duplication, numbering and imaging services and complex binding and finishing distribution services to financial, legal, accounting and other medium to large service organizations which are characterized by substantial information processing, communications and document administration requirements.

    The Company's outsourcing services include traditional printing, intelligent inserting, high volume duplication, electronic publishing, document fulfillment, micrographics, data processing and distribution services. Litigation Duplication Services include high speed litigation duplication, on and off line numbering, accurate bar coding as well as traditional services associated with litigation document processing. Outsourcing and litigation support services are generally performed at the Company's Regional Service Center ("RSC") in New York City. Facilities management services include independent management of a clients system for providing document duplication, distribution and word processing services.

    The Company maintains an 11% ownership in its former majority owned subsidiary, INSCI Corp. ("INSCI"). INSCI develops, markets and supports computer software that utilizes magnetic, optical and CDR disk storage technologies with hardware systems to archive, index, retrieve, print and fax computer generated documents such as invoices, statements, reports and transaction data.

SERVICES

    FACILITY MANAGEMENT SERVICES. The Company's facility management services, which may be provided in a variety of departments at a customer's facility or at IMTECH's RSC, include:

    - DUPLICATION MANAGEMENT--the Company provides personnel and equipment to perform standard copying of original printed documents and their subsequent sorting, inserting, binding, packaging and distribution.

    - ELECTRONIC PUBLISHING AND WORD PROCESSING MANAGEMENT--IMTECH provides equipment, software and personnel necessary to create and print customized documents directly from magnetic media with near typeset appearance and quality, integrate word processing produced files into these documents and reproduce, bind, package and distribute these electronically published documents.

    - DISTRIBUTION SERVICES--the Company provides the equipment, systems and personnel to process, track and distribute time sensitive materials.

    Under a typical facility management contract, IMTECH assumes complete management and operating responsibility for a customer's in-house duplication, word processing or other administrative facilities and functions located or performed on the customer's premises. The fees established for facility management services generally are agreed upon in advance and are set forth in the facility management contract. The Company generally provides personnel, equipment and systems necessary to perform facility management services on-site at a customer's facility. In many instances, upon commencement of a facility management agreement, IMTECH will assume from its customer, responsibility for the employment of many or all of the customer's existing personnel. The Company also typically undertakes to provide all necessary equipment at its cost and expense. In many instances, the Company assumes ownership of the customer's existing equipment, and where economically feasible, the Company may assume a customer's existing equipment lease obligations. Backup resources are maintained at IMTECH's RSC to handle unusual work loads, or for disaster recovery purposes occurring at the facility management sites within the region.

    During the year ended March 31, 1997, IMTECH realized revenues of approximately $893,000 from facility management contracts. All facility management contracts are terminable by either party on 30 to 90 days notice. IMTECH generally believes that many of its customers will renew agreements with the Company if the Company provides satisfactory services and continues to offer competitive prices for these services. Due to increased competition from larger companies in the facility management market, the Company's operating margins have diminished substantially, and as a result the Company has elected not to pursue and renew certain contracts in that segment of the Company's business.

    OUT SOURCING. The Company provides out sourcing services from its New York City RSC to financial, legal, institutional and commercial clients. Out sourcing services include corporate service bureau services that historically have been outsourced or produced "in house." The RSC provides the following out sourcing services to clients in New York City and surrounding areas:

    - RESEARCH REPORT SERVICES--production and distribution of reports by research analysts at brokerage firms or securities department at banks.

    - DUPLICATION--high volume black and white or color document duplication using digital xerographic equipment for print on demand or rapid processing of time sensitive documents.

    - OFFSET PRINTING--traditional printing, digital color printing, lithographic printing and offset printing. Typical applications include equity research reports, forms and newsletters.

    - ELECTRONIC PUBLISHING--create and print customized documents directly from magnetic media with near typeset appearance and quality, integrate word processing into these documents, and reproduce, bind, package and distribute these electronically published documents. Electronically published documents include research reports, manuals, forms design, and production and benefit booklets.

    - FINISHING SERVICES--the finishing of printed, duplicated and laser printed documents, including perfect binding, plastikoiling, velobinding, saddle stitching and padding.

    - DISTRIBUTION SERVICES--intelligent inserting and selective inserting of multi-page documents into envelopes, traditional inserting, packaging, mailing and shipping of completed work.

    The RSC's outsourcing services complement the Company's facility management operations. First, the service center handles all facility management site backup work and unusual workload requirements. This enables the Company to staff and furnish each facility management site at a level sufficient to satisfy a customer's average requirements, rather than its peak requirements. Second, IMTECH's service center provides personnel training for all of the Company's employees. The Company's employees are fully trained in all aspects of IMTECH's operating procedures, quality standards and equipment usage. Finally, the service center provides backup for facility management sites in the event of a temporary equipment, power or other interruption.

    LITIGATION DUPLICATION SERVICES. IMTECH provides high volume duplication and document related services to the corporate and legal communities. These services are generally performed at the Company's RSC. Litigation duplication document services include on and off line numbering in red and black. The on and off line numbering system is a recently developed technology. Additional document related services include accurate bar coding as well as binding, addressing, inserting and mailings.

                                  THE OFFERING


Class A Common Stock being
  registered......................  15,639,454 shares of Class A Common Stock $.04 par value per share

Class A Common Stock outstanding
  and to be outstanding after this
  registration assuming all
  Warrants, options and
  convertible securities are
  exercised.......................  21,219,006 Shares of Class A Common Stock $.04 par value per share

Use of Proceeds...................  IMTECH will not receive any proceeds from the sale of
                                    Class A Common Stock pursuant to the offering unless
                                    options and warrants are exercised. In that event,
                                    proceeds received will be used for working capital, and
                                    general corporate purposes as well as to partially fund
                                    the Company's acquisition strategy.

NASDAQSM Small Cap Market
  Symbol..........................  IMTKA, Class A Common Stock; IMTKAW Class A Warrants


                                  RISK FACTORS

    See "Risk Factors" beginning on page 6 for a description of certain risks relevant to an investment in the Class A Common Stock.

                             SUMMARY FINANCIAL DATA


    The summary historical financial data presented below for each of the five fiscal years ended March 31, have been derived from audited Financial Statements. The summary historical data presented below for the nine months ended December 31, 1996 and December 31, 1997, were derived from Information Management Technology Corporation's Unaudited Condensed Financial Statements which contain all accruals and adjustments (consisting only of normal recurring adjustments) which management considers necessary for a fair presentation of the financial information for such periods. The results of operations for the nine months ended December 31, 1997, are not necessarily indicative of the operating results that may be expected of the full fiscal year. This financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", the Financial Statements and Notes thereto, the Unaudited Condensed Financial Statements and Notes thereto and the other financial information included elsewhere in this Prospectus.


                                                                  TWELVE MONTHS ENDED                       NINE MONTHS ENDED
                                                                       MARCH 31,                               (UNAUDITED)
                                                 -----------------------------------------------------  --------------------------
                                                  FISCAL     FISCAL     FISCAL     FISCAL     FISCAL                      DEC.
                                                   1993       1994       1995       1996       1997     DEC. 31, 1996    31,1997
                                                 ---------  ---------  ---------  ---------  ---------  -------------  -----------

                                                        IN THOUSANDS, EXCEPT PER SHARE AMOUNTS
Net Sales......................................  $  23,103* $  27,507* $  14,048  $  11,806  $  10,715    $   8,050     $   7,215
Gross Profit...................................  $   6,708* $   8,747* $   3,406  $   2,748  $   2,226    $   1,669     $   1,934
Net Income (loss)..............................  $  (2,964)* $  (3,813)* $  (5,664) $  (5,579) $     189   $      72    $  (1,207)
Net Income (loss) Per Share....................  $   (0.36)* $    (.41)* $   (2.05) $   (1.77) $    0.04   $    0.01    $   (0.22)
Total Assets...................................  $  10,979* $  12,868* $  11,362* $   7,767  $   8,430    $   8,890     $   7,982
Working Capital................................  $     687* $      (2)* $     391* $    (407) $     217   $     645     $    (684)
Long Term Debt.................................  $   4,855* $   4,502* $   3,499* $   2,793  $     900    $     804     $     875
Preferred Stock................................     --         --         --      $   2,027  $   2,534    $   2,592     $   2,727


------------------------

* Represents consolidated figures with former majority owned subsidiary INSCI Corp.

                                  RISK FACTORS

    THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27(A) OF THE SECURITIES ACT AND SECTION 21(E) OF THE SECURITIES & EXCHANGE ACT OF 1934 THAT INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES. WHEN USED IN THIS PROSPECTUS, THE WORDS "ANTICIPATE", "BELIEVE", "ESTIMATE", "EXPECT" AND SIMILAR EXPRESSIONS AS THEY RELATE TO THE COMPANY OR ITS MANAGEMENT ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THE RESULTS EXPRESSED IN, OR IMPLIED BY, THESE FORWARD-LOOKING STATEMENTS. MANY FACTORS COULD CAUSE THE ACTUAL RESULTS, PERFORMANCES OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCES OR ACHIEVEMENTS THAT MAY BE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS, INCLUDING, AMONG OTHERS, CHANGES IN GENERAL ECONOMIC AND BUSINESS CONDITIONS, LOSS OF MARKET SHARE THROUGH COMPETITION, INTRODUCTION OF COMPETING PRODUCTS AND SERVICES BY OTHER COMPANIES, PRESSURE ON PRICES FROM COMPETITION OR FROM PURCHASERS OF THE COMPANY'S PRODUCTS AND SERVICES, LACK OF ACCEPTANCE OF NEW PRODUCTS OR SERVICES BY THE COMPANY'S TARGETED CUSTOMERS, CHANGES IN INDUSTRY CAPACITY, CHANGES IN BUSINESS STRATEGY, THE AVAILABILITY OF CAPITAL ON ACCEPTABLE TERMS AND VARIOUS OTHER FACTORS BOTH REFERENCED AND NOT REFERENCED IN THIS PROSPECTUS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THOSE DISCUSSED BELOW.

1. LACK OF EARNINGS--HISTORICAL LOSSES


    The Company since inception has sustained accumulated losses and a deficit in the sum of $33,603,679 through December 31, 1997, and has incurred a net loss of $1,207,473 for the nine months ended December 31, 1997 or ($.22) per share. The history of losses sustained by the Company is such that there is no assurance that the Company will be able to achieve a profit, or if the Company operates at a profit at any time in the future, that it will be able to sustain and maintain profitable operations.


    As the Company continues to incur operating losses during its current fiscal year, there is no assurance that the Company will be able to operate as a going concern unless the Company is able to obtain additional financing or new equity investment in the Company. Based upon the current status of the Company's operations as reflected on its Profit and Loss Statement, the Company may be unable to obtain additional or new financing or equity investment, or if it is able to do so, that the terms will be favorable to the Company and its shareholders.

2. FLUCTUATIONS IN OPERATING RESULTS

    The Company's revenues and operating results are subject to significant variations from quarter to quarter depending on a number of factors, including, but not limited to: (i) the timing and number of client projects commenced and completed during the quarter, (ii) the number of working days in the quarter and
(iii) employee hiring, attrition and utilization rates. Because a high percentage of the Company's expenses, in particular personnel, equipment leases and facilities costs, is relatively fixed, variations in revenues may cause significant variations in operating results. Additionally, the Company periodically incurs cost increases due to both the hiring of new employees and strategic investments in its infrastructure in anticipation of future opportunities for revenue growth. Quarterly results are likely to fluctuate, which may cause a material adverse effect on the market price of the Class A Common Stock. See "Management's Discussion and Analysis".

3. LEASEHOLD AT 130 CEDAR STREET


    The Company's executive offices and Regional Service Center are located at 130 Cedar Street, New York, NY, wherein the Company has entered into a lease and addendum to the lease with A. J. Goldstein & Co., Inc. The lease expires on July 31, 2003. Pursuant to the amended lease agreement, effective July 1, 1995, the Company's monthly rental is approximately $45,000 through the remainder of the lease. The Company has currently acknowledged that there is the sum of approximately $150,000 due for back rent and adjustments to the landlord and the Company is also required to provide an additional $100,000 in security to the landlord under the lease. Non-payment of rent may be considered a violation of the Company's existing Lease for its premises and, while the landlord has not instituted any legal action to enforce its rights for payment under the Lease or declared a formal default in the lease, the Company faces the potential and/or threat of legal action wherein, unless the Company was able to make payment in full or resolve a satisfactory payment to the landlord of all amounts due, the Company would be in danger of the loss of its legal right to occupancy of its premises. The Landlord and the Company are continuing to discuss a settlement of the Landlord's claim, and the Landlord continues to accept rental payments from the Company.


4. RECENTLY OBTAINED CREDIT LINE


    In November 1997, IMTECH (the "Company") entered into a two year credit arrangement with MTB Bank (the "Bank"). Under the credit arrangement, the Company can borrow up to 80% of eligible accounts receivable and 35% of eligible paper inventory (up to a maximum of $50,000), both of which in the aggregate cannot exceed a total of $1,500,000 (including $250,000 in outstanding letters of credit) at any one time. The outstanding advances under the arrangement will bear interest at the banks prime rate plus two percent (2%). The credit line is secured by a first lien on all of the Company's accounts receivable, machinery and equipment and all of its tangible and intangible assets to secure the payment of the indebtedness plus interest due to the Bank. The collateral pledged to the Bank also includes 100,000 shares of Common Stock of INSCI Corp. (the Company's former majority owned subsidiary) which is owned by the Company. In the event of the Company's default in the payment of its obligation to the Bank, the Bank has the right to exercise its security rights under the Uniform Commercial Code to sell and liquidate the assets pledged to the Bank to satisfy the Company's debt to the Bank. There is no assurance, that in the event of a default, the collateral pledged to the Bank will be sufficient to satisfy the debt to the Bank. As of May 11, 1998, the Company had utilized the sum of approximately $904,200 of the credit line availability. Additionally, there can be no assurance that the credit line will be sufficient for the Company's needs.



5. PLEDGE OF INSCI CORP. STOCK


    In addition to the pledge of 100,000 shares as collateral for the Company's credit line, the Company has further agreed to the pledge of the balance of the shares it owns in INSCI which shares (approximately 400,000 shares) are subject to a primary pledge to collateralize the remaining $800,000 of 12% Convertible Secured Promissory Notes issued by the Company.


6. DEPENDENCE UPON KEY CUSTOMERS


    The Company depends upon one (1) key customer which represents approximately 35% of the Company's annual sales, and the loss of this customer would cause a substantial loss of sales volume, and in the event the Company is unable to find new customers or increase its business, with its current customers, then in that event, the Company could sustain substantial additional operating losses in its business operations. If the Company was unable to raise additional working capital or reduce operating costs, the Company could face a substantial loss which would prevent the Company from continuing in its current business.


7. FUTURE NEED FOR ADDITIONAL INVESTMENT CAPITAL


    The Company believes that it must expend substantial resources to expand its efforts to acquire new equipment and upgrade existing equipment and facilities, in order to achieve and maintain profitability. In order to accomplish these objectives, the Company will be required to obtain additional investment capital. The Company is presently unable to determine the amount or potential source of such additional investment capital, but believes that such additional capital will be necessary. There can be no assurance that the Company will be able to raise additional funds on favorable terms or at all, or that such funds, if raised, will be sufficient to permit the Company to conduct its operations as currently contemplated. The

Company cannot assure investors whether or not it will be able to achieve and sustain positive cash flow from its operations. Because of its continuing financial losses, and the other risk factors discussed herein, the Company may be unable to generate a positive cash flow from operations at any time in the near-term or long-term.


8. FACTORS AFFECTING OPERATING RESULTS.


    The Company's operating results are affected by a wide variety of factors, many of which are beyond its control. These factors include the Company's ability to determine and introduce new services and products on a timely basis which compete effectively on the basis of price and performance and which address customer requirements, market acceptance of the Company's products and services, customer demand, the level of orders which are received and can be performed in a quarter, product performance and reliability, technological changes, competition and competitive pressures on price, and general economic conditions affecting the purchase of services and products offered by the Company.


9. INTENSE COMPETITION.


    Several companies market products and services to compete directly with the Company's products and services, and many other companies offer products and services that may be considered by customers to be acceptable alternatives to the Company's products and services. The Company expects that the developing need for cost effective solutions for back-office services such as printing, duplication, facilities management and other similar services, will attract new competitors and alternative technological solutions that may be more sophisticated and cost effective than the Company's products and services. Many existing and potential competitors may have considerably greater financial, technological, marketing and personnel resources than those available to the Company. Competitive pressure or technological changes or advances may materially and adversely affect the Company in the future.


10. "PENNY STOCK" RULES/ NEW NASDAQ LISTING REQUIREMENTS



    If the Company fails to maintain NASDAQ-SM- Small Cap Market listing for its securities, and no other exclusion from the definition of a "penny stock" under the Exchange Act is available, then any broker engaging in a transaction in the Company's securities would be required to provide a customer with a risk disclosure document and the compensation of the Broker-Dealer in the transaction and monthly account statements showing the market values of the Company's securities held in the customer's accounts. The bid and offer quotations and compensation information must be provided prior to effecting the transaction and must be contained on the customer's confirmation statement. If brokers become subject to the "penny stock" rules when engaging in transactions in the Company's securities, they would become less willing to engage in such transactions, thereby making it more difficult for purchasers in this offering to dispose of their shares. The NASDAQ-SM- organization has adopted changes in trading requirements. Companies that fail to have an average bid price of $1.00 for their securities for 30 consecutive trading days or fail to meet other NASDAQ requirements may be delisted. The new regulations may affect the Company's ability to maintain its qualification for trading status of its securities. There is no assurance that the Company will be able to comply with the new NASDAQ listing requirements and that the Company will maintain Small Cap trading status. In the event that the Company does not continue to qualify, then in that event, the Company's Common Stock will be subject to a potential loss of liquidity in trading as a result of being relegated to trading on the NASDAQ-SM-Bulletin Board Trading System which is governed by the Penny Stock Regulations.



11. CHANGE IN CONTROL PROVISIONS.


    The Company's Bylaws and the Delaware General Corporation Law contain provisions that may have the effect of making more difficult or delaying attempts by others to obtain control of the Company, even when these attempts may be in the interest of the Company's stockholders. The Delaware General

Corporation Law also imposes conditions on certain business combinations with "interested stockholders" (as defined by Delaware law).


12. DIVIDENDS NOT LIKELY.


    There can be no assurance that existing or proposed operations of the Company will result in significant revenues or any level of profitability. Any earnings that may be generated, of which no assurance can be given, will be used in the foreseeable future to finance the growth of the Company's business. No cash dividends have been declared or paid by the Company from its inception, and the Company does not presently intend to declare or pay cash dividends for common stock in the foreseeable future.


13. COMPANY'S CURRENT DEFAULT IN REGISTERING SHARES AND UNDERLYING SHARES OF COMMON STOCK / LIMITED ANTI-DILUTION PROTECTION



    The Company under its Exchange Offering in 1995, provided holders of Subordinated Convertible Debentures ("Debentures"), an opportunity to convert their outstanding debentures into 12% Redeemable Convertible Preferred Stock ("12% Preferred Stock"). Of $2,301,000 outstanding Debentures, $2,146,000 were converted into shares of 12% Preferred Stock. Of the 2,146,000 shares of 12% Preferred Stock issued, 100,000 shares have been converted into the Company's Class A Common Stock. As a part of the 1995 Exchange Offering, the Company agreed to use its best efforts on or before the latter of December 31, 1995 or sixty (60) days from the date of issuance of the 12% Preferred Stock to file a registration statement with the Securities and Exchange Commission for the underlying shares of Class A Common Stock. The underlying shares of Class A Common Stock under the Exchange Offering based upon an assumed closing bid price of $1.24 estimated by the Company are included in the present registration (See notes to "Selling Security Holders" table). The Company's failure to file, on a timely basis, a registration statement for the shares underlying the 12% Convertible Preferred Stock may subject the Company to a claim by the holders of the Preferred Stock. The 2,146,000 shares of 12% Preferred Stock are convertible into shares of the Company's Class A Common Stock at 70% of the average closing bid price of the Class A Common Stock during the 20 trading days immediately preceding the date of conversion. The holders of the 12% Preferred Stock as of April 20, 1998 and the ensuing 180 days thereafter, or until October 31, 1998, will have the right to convert 100% of their holdings. Investors may experience substantial dilution upon the conversion and sale of the shares underlying the 12% Preferred Stock. Additionally, payment of dividends on the 12% Preferred Stock in shares of Preferred Stock or Class A Common Stock (depending on the terms of the security) may result in dilution to holders of Class A Common Stock.


    The Company has negotiated an agreement, subject to shareholder approval, with a representative of the preferred stockholders, Robert Sachs ("Sachs agreement"). Mr. Sachs is a preferred stockholder. The Sachs agreement provides that each preferred shareholder currently that has the right to convert their Preferred Stock into shares of Class A Common Stock, including accrued interest, at 70% of the 20 day trading market average price. The Sachs agreement provides that participating preferred shareholders will release any potential claim or claims it may have against the Company with respect to their pro rata rights to convert and sell their shares of Class A Common Stock in exchange for an agreement for a fixed conversion base price of $1.00 or $.70 per share until December 31,1998. The proposed transaction would involve the Company issuing an aggregate of 5,268,800 shares of Class A Common Stock. In addition, participating preferred shareholders would receive a pro rata aggregate of 1,317,150 options to purchase 1,317,150 shares of Class A Common Stock for a period of four years from the date of the agreement at $2.00 per share. Options could be exercised commencing January 15, 1999.

    At the current time, the 22 preferred stockholders are entitled to receive approximately $3,000,000 or 4,290,000 shares of Class A Common Stock of the Company, so that the Company, in exchange for the standstill agreement, would issue the aggregate of approximately 5,000,000 shares to the 22 preferred stockholders that agreed to the exchange in addition to the 1,317,150 stock options. The Company would have the right in lieu of issuing the 5,000,000 shares of Class A Common Stock to make payment of the sum of $5,000,000 to preferred shareholders to redeem all of the Class A Common Stock issued under the standstill agreement.

    In the event the Company exercises its cash payment option election, the preferred stockholders would keep the pro-rata amount of 1,317,150 stock options issued to each holder. The Company would pay to Mr. Robert Sachs the approximate amount of 500,000 stock options based upon the amount of preferred stockholders that participate in the agreement at $1.00 per share, exercisable over a period of three (3) years as a financial consulting fee for his services with respect to the transactions.

    The agreement does not provide for anti-dilution protection for the preferred stockholders and, in addition, is further conditioned upon the Company's principal officer, Mr. Matti Kon, Chairman and Chief Executive Officer, and Mr. Joseph Gitto, President and Chief Financial Officer, entering into a modification of their employment agreements with the Company with respect to their bonus provisions. Messrs. Kon and Gitto have agreed to waive their right to 15% - 10% respectively of operating profits of the Company and have further agreed to reduce their maximum bonus allotment of $330,000 for Mr. Kon and $100,000 for Mr. Gitto, based upon a schedule of operating profits of the Company. The Board of Directors has submitted the proposal to stockholders for approval and has not recommended a vote for or against the proposal.

    The Company has also granted Registration Rights to the holders of 12% Convertible Secured Promissory Notes, which rights were granted in February 1997. Holders have the right to exchange their Promissory Notes into shares of the Company's Class A Common Stock at a 40 % discount to the five (5) day closing price of the Class A Common Stock prior to the holders' exchange.

    In that a number of additional shares may be required to be registered in connection with the Company's exchange offerings, the issuance of the underlying shares by the Company will cause a substantial dilution to existing shareholders. The registration of these additional shares may result in additional expenses to the Company.


14. FUTURE SALES OF COMMON STOCK AND REGISTRATION RIGHTS/ POTENTIAL SUBSTANTIAL DILUTION.


    Of the Company's Class A Common Stock currently issued and outstanding and issuable upon the exercise of currently exercisable options, warrants and convertible securities, substantially all of such shares will be eligible for public resale pursuant to the within Registration Statement when declared effective. The Company is unable to predict the effect that sales made of its Class A Common Stock included in this Registration Statement may have on the prevailing market price of the Company's Class A Common Stock. The underlying shares to convertible securities included in the present registration may also be deemed eligible pursuant to Rule 144. Additionally, any substantial sale of restricted securities under Rule 144 may have an adverse effect on the market price of the Company's Class A Common Stock. The Company has previously funded operations through the sale of equity securities. In the event of additional sales of equity securities by the Company, holders of Class A Common Stock may experience additional dilution


15. REGISTRATION OF THE SECURITIES ISSUABLE UPON CONVERSION OF CONVERTIBLE DEBENTURES AND EXERCISE OF OPTIONS AND WARRANTS.



    As of April 8, 1998, the Company had 13,150,263 outstanding Class A Warrants (with every four Class A Warrant representing the right to acquire, for $1.75, one share of Class A Common Stock and four Class B Warrants; each four (4) Class B Warrant representing the right to acquire one share of Class A Common Stock for $2.50), outstanding debentures convertible into an aggregate 2,861,953 shares of Class A Common Stock, and other options and warrants to purchase a total of 1,757,779 shares. During the terms of such conversion rights, option and warrant holders thereof are given the opportunity to profit from a rise in the market price of the Company's Class A Common Stock. The existence and exercise of these options and warrants may adversely affect the terms on which the Company can obtain additional equity financing. Moreover, the holders of those securities are likely to exercise them at a time when the Company would otherwise be able to obtain capital on terms more favorable than those provided by their exercise prices. The expiration date for exercise of the Company's Class A and Class B Warrants has been extended to April 1999, and may be extended for an additional period depending on conditions that exist prior to the expiration date.


16. POSSIBLE RESTRICTIONS ON MARKET-MAKING ACTIVITIES IN THE COMPANY'S
  SECURITIES.



    Barrington Capital Corp., which recently acquired D.H. Blair & Co., Inc. ("Blair"), one of the Company's principal market-makers, together with certain other individuals and entities who are or might be deemed to be affiliates of Blair, beneficially own significant amounts of the Company's outstanding securities. If Blair and/or its affiliates at any time are deemed to control the Company, regulatory positions and requirements of the Securities and Exchange Commission (with which Blair is a registered broker/ dealer) and the NASD and the New York Stock Exchange, Inc. (both of which Blair is a member) would prevent Blair from engaging in market-making activities relating to the Company's securities (i.e., the purchase or sale of the Company's securities for Blair's own account). Further, to the extent Blair solicits the exercise of the Warrants, it will be prohibited from engaging in any market making activities with regard to the Company's securities for up to nine business days prior to such solicitation. This may adversely affect the ability of investors to sell their securities during such periods. If Blair is unable to continue to make a market in the Company's securities because it is deemed to have effective voting control of the Company, or if Blair for any other reason chooses or is unable to make a market in the Company's securities, there can be no assurance that other broker-dealers would continue to make a market in the Company's securities, thus making it difficult for holders of the Company's securities to sell their securities in a secondary market. Of recent date, Blair has been the subject of press reports that indicate that regulatory authorities are currently investigating Blair and its employees for civil and/or criminal violations of the Securities Law. In the event of any legal action with respect to Blair, it may effect the trading of the Company's Common Stock.



17. ATTRACTION AND RETENTION OF KEY PERSONNEL.


    The Company's future success will depend to a significant extent upon the efforts and abilities of its senior management and technical personnel. The competition for qualified technical and management personnel is intense. There can be no assurance that the Company will be successful in retaining its existing key personnel or in attracting and retaining additional key personnel which it requires. The loss of the services of one or more of its key personnel or the inability to hire additional key personnel could have a material adverse effect on the Company.


18. RISKS RELATED TO POSSIBLE ACQUISITIONS


    The Company expects to attempt to expand its operations through acquisition of additional businesses. There can be no assurance that the Company will be able to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses into the Company without substantial expenses, delays or other operational or financial difficulty. Furthermore, acquisitions may involve a number of special risks, including, but not limited to: (i) diversion of management's attention, (ii) possible failure to retain key acquired personnel, (iii) unanticipated events or circumstances, (iv) risks of entering markets in which the Company has no or limited prior experience or (v) legal liabilities and amortization of acquired intangible assets. Client satisfaction or performance problems at a single acquired business could have a material adverse effect on the reputation of the Company as a whole. In addition, there can be no assurance that acquired businesses will achieve anticipated financial performance. The failure of the Company to manage its acquisition strategy successfully could have a material adverse effect on the Company's business, operating results and financial condition.

19. SUBSTANTIAL DILUTIVE EFFECT OF PROPOSED ACQUISITION FINANCING

    The Company subject to shareholder approval and ratification has entered into an agreement wherein the Company proposes to obtain financing for acquisitions by the Company. The proposed financing will be a minimum of $4,000,000 and a maximum of $7,500,000, which proposed terms involve the issuance by the Company of a debt instrument at 12% per annum for a period of five years, which instrument is convertible into shares of Class A Common Stock of the Company.

    The proposed arrangement further provides for holders of the debt instrument to receive in addition to interest payment at the rate of 1% per month or 12% annually, 10% of the pre-tax profit of the Company, less deductions for all acquisition costs including installment payments by the Company for the acquisition or acquisitions on a pro-rata basis. Additionally, the debt instrument holders will result in potential substantial dilution to existing shareholders in that debt instrument holders will also have the right to convert their pro-rata right to the debt instrument into 40% of the issued and outstanding shares of Class A Common Stock ownership in the Company with the further proviso that should the Company not repay the debt to the holder or holders within nine months of the closing of an acquisition funded by the financing, then in that event, the holder or holders have a right to convert the debt instrument into 70% of the issued and outstanding Class A Common Stock ownership of the Company.

    The Company also proposes providing to the holders a UCC lien subject to bank and/or lending institution financing as collateral security for the debt instrument. The proceeds of the debt instrument will be used specifically for an acquisition or acquisitions, and in the event the Company is unable to acquire a profitable Company, then in that event, all funds will be returned to subscribers without deduction for interest or cost and no fees will be paid as a result of the transaction.

    The Company may also be required to pay Harry Markovits (or his legal representative), a licensed broker and former director of the Company, upon successful closing of an acquisition, a pro-rata consulting fee for assisting in arranging the transaction.

    Mr. Markovits unexpectedly passed away on April 28, 1998, so that the Company will be required to utilize the services of another licensed broker or will attempt to obtain financing through the efforts of its officers and directors. The Company will pay the consulting fees of 10% to any such licensed broker, and may be required to pay a pro-rata amount of the consulting fees to the estate of Mr. Markovits as well as a pro-rata amount of stock options aggregating up to 10% or 400,000 options to purchase 400,000 shares of Class A Common Stock for a period of 5 years at the 20 day average bid price preceding the date of closing or closings of the financing transaction. All financing consulting fees and/or commissions will be paid by the Company over a 30 month period in equal monthly installments.

    There is no assurance that the financing will be successful, that stockholders of the Company will approve the financing or that the Company will be able to successfully complete an acquisition or acquisitions.

    In the further event that the financing is successful and the Company acquires a profitable Company or companies, there can be no assurance that the Company will be able to, within the 9 month period, repay the principal and interest on the debt instrument or that there will not be a substantial number of shares issued by the Company which will result in a change of control, in addition to a substantial dilution of stockholders of the Company.

20. LACK OF A SUFFICIENT NUMBER OF INDEPENDENT DIRECTORS


    As of the date hereof, two of the four members of the Company's Board of Directors are executive officers; employees of the Company. Although the Company intends to appoint additional independent directors to the Board, currently the Company's Board does not have a majority of independent directors. In the absence of a majority of independent directors, the Company's executive officers could establish policies and enter into transactions without independent review and approval thereof. In addition, while the Company has established audit and compensation committees, the audit and compensation policies may not be approved without independent review. These and other transactions could present the potential for a conflict of interest between the Company and its stockholders, and the controlling officers or directors. See "Management."

21. POTENTIAL CLAIM FOR SHARES OF COMPANY STOCK AND EXERCISE OF OPTIONS BY CORPORATE RELATIONS GROUP, INC.

    In November 1995, the Company entered into a three year service agreement with Corporate Relations Group, Inc. ("CRG"), whereby CRG was to provide the Company with promotional and brokerage communication services. As consideration for their services, the Company was to pay CRG the sum of $300,000 or 171,000 shares of the Company's free trading Class A Common Stock plus 500,000 options to purchase 500,000 shares of Class A Common Stock at exercise prices ranging from $1.75 to $3.06 per share for a period of five years. The Company elected to pay CRG by issuing 171,000 share of Class A Common Stock. Initially, the Company arranged for delivery to CRG of 92,250 shares of freely traded Class A Common Stock of the Company transferred to CRG from a number of shareholders. The Company further agreed to grant cost free registration rights to each shareholder who transferred freely traded shares as a result of the transaction. The balance of the 78,750 shares were not issued to CRG. CRG asserted a claim for the balance of the shares. The Company has disputed the claim based upon the position that CRG did not perform under the provisions of the service contract. While the Company has disputed the CRG claim, in the event that CRG were deemed to be entitled to exercise the 500,000 outstanding stock options, there may be additional dilution sustained by stockholders.

22. DEPENDENCE UPON THE COMPANY'S CHAIRMAN AND CHIEF EXECUTIVE OFFICER AND PRESIDENT

    The Company depends upon the services of Matti Kon, its Chairman and Chief Executive Officer, and Joseph Gitto its President and Chief Financial Officer. In the event that Messrs. Kon and Gitto are no longer employed by the Company, the Company may be unable to find suitable replacements. The Company's business operations and management may be effected by their loss and the Company may not have adequate resources to locate and have new executive management for the Company.

23. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF CLASS A COMMON STOCK, CLASS A WARRANTS AND/OR CLASS B WARRANTS

    Shareholder approval of this proposal would permit the Board of Directors, in its discretion, to amend the Company's Certificate of Incorporation and implement a reverse stock split (the "Reverse Stock Split") of the Company's outstanding shares of Class A Common Stock ("Common Stock") in any ratio between 1:2 and 1:10, which would reduce the number of outstanding shares of common stock (as well as affecting the amount and exercise price of shares underlying warrants and certain options) on a pro-rata basis, would affect all stockholders proportionately and would, therefore, increase the amount of common stock available for future issuance. The shares of common stock outstanding after the proposed Reverse Stock Split would have the same rights and privileges as the shares of Common Stock currently held.

    Adoption of the Reverse Stock Split will reduce the presently issued and outstanding shares of Common Stock from 5,579,552 to approximately 2,789,776 if in the ratio 1:2 and approximately 557,955 if in the ratio of 1:10 (as a result of rounding, the actual number may be slightly higher). The number of authorized shares of Common Stock shall remain at 100,000,000. The Company believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Stock Split should increase the per share price of the Common Stock. However, the increase in the per share price of the Common Stock as a consequence of the proposed Reverse Stock Split may be proportionately less than the decrease in the number of shares outstanding.

    In addition, any increased liquidity due to any increased per share price could be partially or entirely off-set by the reduced number of share outstanding after the proposed result in a per share price that adequately compensates for the adverse impact of the market factors noted above. There can, however, be no assurance that the favorable effects described above will occur, or that any increase in per share price of the Common Stock resulting from the proposed Reverse Stock Split will be maintained for any period of time. In addition, there can be no assurance that a public market for the Company's securities will continue.

    No fractional shares will be issued. All fractional interests resulting from the Reverse Stock Split will be increased to the next higher whole number of shares. The Company believes that the approximate total number of beneficial holders of the Common Stock of the Company is in excess of 3,200. After the Reverse Stock Split the Company estimates that it will continue to have approximately the same number of stockholders.

    The number of issued shares after the Reverse Stock Split is approximate. Except for changes in the number of shares owned resulting from the Reverse Stock Split, the rights and privileges of holders of shares of Common Stock will remain the same, both before and after the proposed Reverse Stock Split.

    There can be no assurance that the market price of the Common Stock after the proposed Reverse Stock Split will be proportionately greater than the market price before the proposed Reverse Stock Split, or that such price will either exceed or remain in excess of the current market price.

    The Board of Directors reserves the right in its sole discretion to proceed with or to abandon the proposed Amendment and Reverse Stock Split without further action by the stockholders at any time. However, in no event will the Board of Directors exercise its authority to effect the Reverse Stock Split, if such action would result in the Common Stock no longer being listed on the NASDAQ quotation system.

24. RATIFICATION OF THE COMPANY'S PROPOSED 1997 INCENTIVE STOCK OPTION PLAN

    The Board of Directors of IMTECH has proposed the inception of a 1997 Stock Option ("ISO-97") Plan. It is recommended that 2,500,000 shares of the Company's Class A Common Stock be authorized and reserved for issuance under the proposed ISO-97 Plan. The term of the proposed ISO-97 Plan will be for a period of ten
(10) years from the date of inception.

    The proposed ISO-97 Plan will provide for the granting of incentive options, within the meaning of Section 422 of the Internal Revenue Code of 1986, to purchase Class A common stock of IMTECH to all eligible employees of the Company, including officers and employee-directors, whose services are considered valuable to the Company and who qualify under the Plan.

    The exercise price of the options under the proposed ISO-97 Plan will be determined at the time of grant, and in no event shall the exercise price of any option be less than the fair market value of the Class A Common Stock underlying the option at the time of grant.

    The administration of the proposed ISO-97 Plan will be under the supervision of the Company's Compensation Committee (the "Committee"). The Committee will recommend to the Board the terms of the proposed options to be granted under the ISO-97 Plan, including the dates and number of shares available for grant. The Board, however, will make the final determination on the proposed terms of the Plan.

    The issuance of stock options may result in a dilution to stockholders depending upon the exercise of options by option holders in addition to having a potential adverse impact on the trading market of the Company's Class A Common Stock. The Company intends to register the underlying shares with respect to the ISO-97 Plan, assuming that the plan is approved by stockholders of the Company.

25. DEFAULT IN LOAN AGREEMENT WITH FORMER DIRECTOR OF THE COMPANY

    On January 14, 1998, the Company entered into a loan agreement with Harry Markovitz, a former director of the Company, as well as an agreement to sell to Mr. Markovitz, 50,000 shares of INSCI common stock owned by the Company at $1.00 per share. The Company has not yet delivered the shares. The loan to the Company was the sum of $200,000 at 12% per annum payable in 6 monthly installments. The Company has paid the sum of $58,582 and is currently in default in the sum of $141,418 in the balance of installment payments. In the event that the Company does not cure the default by June 15, 1998, then in that event Mr. Markovitz' legal representative can accelerate the payment of all principal and interest as well as be paid reasonable attorney's fees. The loan amount provides for a UCC-1 subordinated lien on the assets of the Company.

    There is no assurance that the Company will cure the default, repay the loan, or negotiate a favorable adjustment to the payment of the fixed installment payments as the Company will be required to make an arrangement with the legal representation of the Estate of Mr. Markovitz.

26. POTENTIAL ACQUISITIONS BY THE COMPANY.

    The Company has entered into a letter of intent to purchase all of the issued and outstanding shares of common stock of a company known as KRL Litho Inc., d/b/a The Skillcraft Group ("Skillcraft") and Research Distribution Service, Inc., ("RDS"). The Company is unable to complete either of the acquisitions without obtaining the required funding necessary to make the payment of the purchase price for Skillcraft and RDS. There is no assurance that the Company will obtain the necessary funding for either of the acquisitions, or that the Company will be able to finalize all of the terms of an acquisition agreement with Skillcraft or RDS.

                                USE OF PROCEEDS

    The Company will not receive any proceeds upon filing of this registration. In the event any option or warrant holder elects to exercise, then in that event the Company will receive proceeds. In the event proceeds are received, they will be used for working capital, and general corporate purposes or to partially fund its acquisition strategy.

    IMTECH has agreed to pay certain fees and expenses related to this offering and to provide to selling stockholders a cost free registration for shares owned by Selling Stockholders and for the shares underlying preferred stock, options, notes and warrants.

                        DETERMINATION OF OFFERING PRICE

    The offering price is to be determined by the market price for the Company's Class A Common Stock as traded on the NASDAQ-SM- Small Cap Market.

                                DIVIDEND POLICY

    IMTECH has never declared or paid any cash dividends on its Class A Common Stock and does not expect to pay cash dividends on its Class A Common Stock in the foreseeable future. The Company under certain circumstances may be required to pay cash dividends on its Preferred Stock. See Dividends and Description of Securities--Preferred Stock.

DIVIDENDS

    CLASS A COMMON STOCK

    No dividends have been declared or paid on its Class A Common Stock by the Company since its inception. IMTECH intends to retain all earnings when realized to finance future growth and therefore does not anticipate paying any cash dividends on its Class A Common Stock for the foreseeable future.

                                 CAPITALIZATION


    The following table sets forth the actual capitalization of the Company as of December 31, 1997. This table should be read in conjunction with the Financial Statements and Notes thereto appearing elsewhere in this Prospectus.



                                                                                                     AT DECEMBER
                                                                                                       31, 1997
                                                                                                    --------------
STOCKHOLDERS' EQUITY
12% Preferred Stock authorized 3,000,000 shares at $1.00 par value, 2,727,240 shares issued and
  outstanding.....................................................................................  $    2,727,240
Class A Common Stock authorized 100,000,000 shares at $.04 par value, 5,579,552 shares issued and
  outstanding.....................................................................................         223,182
Additional paid in capital........................................................................      31,972,921
Unrealized Gain from investment in securities available for sale..................................       1,032,818
Accumulated deficit...............................................................................  $  (33,603,679)
                                                                                                    --------------
Total capitalization..............................................................................  $    2,352,482
                                                                                                    --------------
                                                                                                    --------------


                                    DILUTION

    Dilution is not applicable.

                            SELECTED FINANCIAL DATA


    The following Selected Financial Data should be read in conjunction with the Financial Statements and the Notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operation included elsewhere in this Prospectus. The Selected Financial Data presented below under Statement of Operations Data and Balance Sheet Data as of and for each of the fiscal years ended March 31, 1997, 1996, and 1995 are derived from the Financial Statements of Information Management Technologies Corporation., which have been audited by Mahoney Cohen & Company, CPA, P.C., independent certified public accountant. The Financial Data as of and for the fiscal years ended March 31, 1994 and 1993, is derived from, and is qualified by reference to, Financial Statements audited by Grant Thornton independent certified public accountant. The information set forth below should be read in conjunction with such Financial Statements and Notes thereto. The Selected Financial Data presented below for the nine months ended December 31, 1997 and 1996, are derived from the unaudited Financial Statements of the Company. The unaudited Financial Statements have been prepared on the same basis as the audited Financial Statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial position and its results of operations for such periods. The Financial Data for the fiscal years ended March 31, 1994 and 1993 include the consolidated amounts of the Company's former majority owned subsidiary, INSCI Corp.


                                                                                                             NINE MONTHS
                                                                       TWELVE MONTHS ENDED                      ENDED
                                                                            MARCH 31,                        (UNAUDITED)
                                                      -----------------------------------------------------  -----------
                                                                                                              DEC. 31,
IN THOUSANDS, EXCEPT PER SHARE AMOUNTS                  1993       1994       1995       1996       1997        1996
----------------------------------------------------  ---------  ---------  ---------  ---------  ---------  -----------
Operating Data:
Sales...............................................     23,103*    27,507*    14,048     11,806     10,715       8,050
Cost of sales.......................................     15,498*    18,760*    10,642      9,058      8,489       6,381
Write down of software development costs............        897*    --         --         --         --          --
Selling, general and administrative costs...........      8,725*    11,140*     3,876      4,104      2,938       2,481
Write-off of registration costs.....................     --            330*    --         --         --          --
Termination of facility contract....................     --         --         --             75     --          --
Lease agreement buyout..............................     --         --         --            377     --          --
Write-down of property and equipment................     --         --            750     --         --          --
Relocation expenses.................................     --         --         --         --         --          --
Other (income) costs................................        (48)*    --        --         --            550         550
Operating income (loss).............................     (1,969)*    (2,723)*    (1,220)    (1,808)    (1,262)     (1,362)
Interest expense, net...............................        995*     1,089*       484        560        392         303
(Gain) Loss from sale of INSCI Corp. stock..........     --         --         --             73     (2,089)     (2,079)
Interest amortization of beneficial conversion
  feature attached to convertible debt..............     --         --         --            900         88      --
Equity in Net loss of INSCI Corp....................     --         --          2,187      1,452        158         341
Credit facility buyout..............................     --         --         --            395     --          --
Minority interest...................................     --         --         --         --         --          --
Income (loss) from continuing operations............     (2,964)*    (3,812)*    (3,891)    (5,188)       189         72
Loss from discontinued operations...................     --         --         (1,773)      (391)    --          --
Net Income (loss)...................................     (2,964)*    (3,812)*    (5,664)    (5,579)       189         72
Net Income (loss) per common share..................      (0.36)*     (1.91)*     (2.05)     (1.77)      0.04       0.01
Weighted average common shares outstanding..........      8,233*     2,400*     2,762      3,140      5,129       5,012

BALANCE SHEET DATA:
Working capital (deficiencies)......................       687*         (2)*       391*      (407)       217        645
Total assets........................................     10,979*    12,868*    11,362*     7,767      8,430       8,890
Long-term debt......................................      4,855*     4,502*     3,499*     2,793        900         804
Stockholders' equity (deficit)......................     (2,544)*       441*     1,169*      (858)     3,664      4,435


                                                       DEC. 31,
IN THOUSANDS, EXCEPT PER SHARE AMOUNTS                   1997
----------------------------------------------------  -----------
Operating Data:
Sales...............................................       7,215
Cost of sales.......................................       5,281
Write down of software development costs............      --
Selling, general and administrative costs...........       2,568
Write-off of registration costs.....................      --
Termination of facility contract....................      --
Lease agreement buyout..............................      --
Write-down of property and equipment................      --
Relocation expenses.................................      --
Other (income) costs................................      --
Operating income (loss).............................        (633)
Interest expense, net...............................         370
(Gain) Loss from sale of INSCI Corp. stock..........        (241)
Interest amortization of beneficial conversion
  feature attached to convertible debt..............         444
Equity in Net loss of INSCI Corp....................      --
Credit facility buyout..............................      --
Minority interest...................................      --
Income (loss) from continuing operations............      (1,207)
Loss from discontinued operations...................      --
Net Income (loss)...................................      (1,207)
Net Income (loss) per common share..................       (0.22)
Weighted average common shares outstanding..........       5,580
BALANCE SHEET DATA:
Working capital (deficiencies)......................        (684)
Total assets........................................       7,982
Long-term debt......................................         875
Stockholders' equity (deficit)......................       2,352


------------------------

* Represents consolidated figures of the Company's former majority owned subsidiary INSCI Corp.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS



COMPARISON OF RESULTS OF OPERATIONS



    The following schedule sets forth the percentage relationship of significant items of the Company's results of operations to revenues for the nine months ended December 31, 1997 and 1996:



                                                                                                FOR THE NINE MONTHS
                                                                                                 ENDED DECEMBER 31,
                                                                                              ------------------------
                                                                                                 1997         1996
                                                                                                 -----        -----
Revenues....................................................................................         100%         100%
Cost of sales...............................................................................          73           79
                                                                                                     ---          ---
Gross profit................................................................................          27           21
Operating expenses:
  Selling, general and administrative.......................................................          36           31
  Other costs...............................................................................      --                7
                                                                                                     ---          ---
Loss from operations........................................................................          (9)         (17)
Other (income) expenses:
  Interest expense, net.....................................................................           5            4
  Interest on beneficial conversion of 12% convertible secured notes........................           6       --
  Gain from sale of INSCI Corp. stock.......................................................          (3)         (26)
  Equity in net loss of INSCI Corp..........................................................      --                4
                                                                                                     ---          ---
Net other (income) expense                                                                             8          (18)
                                                                                                     ---          ---
Net income (loss)...........................................................................         (17)           1%
                                                                                                     ---          ---
                                                                                                     ---          ---



NINE MONTHS ENDED 12/31/97 AS COMPARED TO THE NINE MONTHS ENDED 12/31/96



    For the nine months ended December 31, 1997, IMTECH recorded revenues of approximately $7,215,000; a decrease of approximately $834,000 (or 10%) from revenues of approximately $8,050,000 generated for the nine months ended December 31, 1996.



    During the nine months ended December 31, 1997, the Company's RSC division accounted for approximately $6,468,000 in revenues, which amounts to 90% of total December 1997 revenues; a decrease of approximately $235,000 (or 4%) when compared to RSC revenues of approximately $6,703,000 (83% of total 1996 revenues) reported for the nine months ended December 31, 1996. Revenues generated from the Facilities Management division for the nine months ended December 31, 1997 amounted to approximately $585,000 (8% of total revenues); a decrease of approximately $104,000 (or 18%) from Facilities Management revenues of approximately $689,000 (9% of total revenues) generated for the nine months ended December 31, 1996.



    The Company's Litigation Duplication division reported revenues of approximately $162,000 (2% of total revenues) for the nine months ended December 31, 1997; a decrease of $496,000 from revenues reported during the nine months ended December 31, 1996 of approximately $658,000 (which represented 8% of total 1996 revenues). The overall decrease in revenues for the nine months ended December 31, 1997 when compared to the same period in the prior fiscal year is a result of management's decision to exit certain unprofitable lines business. The decrease was partially offset by an increase in the Company's core research printing business created by the opportunity to provide printing services to ten new clients during the quarter ended December 31, 1997.



    During the past year, IMTECH has reduced it production staff and realized certain production cost efficiencies as a result of management's continuing investment in the Company's infrastructure. As a result, production facilities have been stream-lined, resulting in an overall savings in the Company's cost of providing its core printing services. Consequently, cost of sales for the nine months ended December 31, 1997 decreased $1,100,000 (or 17%) to approximately $5,281,000 (73% of total revenues) from cost of sales of approximately $6,381,000 (79% of total December 1996 revenues) reported for the nine months ended December 31, 1996.



    Operating expenses ("SG&A") expenses for the nine months ended December 31, 1997 amounted to approximately $2,568,000 (which represents 36% of total December 1997 revenues); an overall decrease in operating expenses of approximately $463,000 (or 18%) when compared to operating expenses of approximately $3,031,000 (38% of total 1996 revenues) reported for the nine months ended December 31, 1996. Operating expenses, in total, were higher for the nine months ended December 31, 1996 because of a one time charge of $550,000 recorded by management in that period to account for costs incurred to restructure IMTECH's work force and redeploy certain production assets.



    Interest expense for the nine months ended December 31, 1997 amounted to approximately $370,000 (5% of total revenues); an increase of approximately $67,000 (or 22%) from interest expense recorded for the nine months ended December 31, 1996 of approximately $303,000 (4% of total 1996 revenues). The increase in interest expense from 1997 to 1996 is attributable in part to the acquisition by the Company of new high speed copying equipment obtained under capital lease. In addition, the Company entered into a secured credit arrangement with a bank during November 1997, whereby the Company can borrow up to a specified amount of eligible accounts receivable and inventory. The Company pays interest at a per annum rate of 2% above the prime rate on all obligations due to the bank.



    As a result of complying with the Securities and Exchange Commissions ("SEC") position of accounting for the beneficial conversion feature of debt instruments announced in March of 1997, the Company recorded an additional interest charge of approximately, $444,000 (6% of revenues) for the nine months ended December 31, 1997. The additional interest charge, as it relates only to the compliance of the SEC's position, and has no bearing on the operations of the Company, represents the amortization of the conversion feature attached to the 12% convertible secured promissory notes outstanding at December 31, 1997. The interest is calculated as the difference between the conversion price and the fair value of the common stock into which the notes are convertible.



    In May 1997, the Company exchanged shares of stock in INSCI Corp. ("INSCI"), its former majority owned subsidiary, for the repayment of certain debt. In addition, during fiscal quarter ended December 31, 1997, the IMTECH sold 33,435 shares of stock in INSCI which provided a source of funds for the Company to obtain certain production equipment. In the aggregate, the Company recognized a gain of $240,785 (3% of total revenues) as a result of the transactions for the nine months ended December 31, 1997. During the nine months ended December 31, 1996, the Company recognized a gain of $2,078,661 (which represented 26% of total December 1996 revenues) form the sale of 600,000 shares of INSCI common stock.



LIQUIDITY AND CAPITAL RESOURCES



    The schedule below sets forth the Company's cash flow activities for the nine months ended December 31, 1997 and 1996:



                                                                                        FOR THE NINE MONTHS ENDED
                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                           1997          1996
                                                                                        -----------  -------------
Operating activities..................................................................  $  (392,000) $  (2,114,000)
Investing activities..................................................................     (209,000)     2,048,000
Financing activities..................................................................       47,000     (1,105,000)
                                                                                        -----------  -------------
Decrease in cash and cash equivalents.................................................  $  (554,000) $  (1,171,000)
                                                                                        -----------  -------------
                                                                                        -----------  -------------

    In the nine month period ended December 31, 1997, the Company used net cash of approximately $392,000 for operating activities. The net use of cash was attributable in part to an increase in inventory of approximately $163,000 as the Company prepared for the 1997 earnings season (which extends from January through March 1998). In addition, accounts receivable increased as a result of business created by the opportunity to provide printing services to ten new clients during the quarter ended December 31, 1997.



    Net cash used for investing activities during the nine months ended December 31, 1997 of approximately $209,000 was a direct result of key capital expenditures of approximately $511,000 made by management as it continued to invest in improving the Company's infrastructure. The net cash used by capital expenditures was offset by proceeds of approximately $280,000 generated by the sale of INSCI Corp. stock.



    In November 1997, the Company entered into a two year secured credit arrangement with MTB Bank (the "Bank"). Under the credit arrangement, IMTECH can borrow up to 80% of eligible accounts receivable and 35% of eligible paper inventory (up to a maximum of $50,000), both of which in the aggregate cannot exceed a total of $1,500,000 (including $250,000 in outstanding letters of credit) at any one time. The credit facility has provided a key source of working capital to the Company, and as a result, total borrowings under the credit arrangement of approximately $625,000 attributed in part to the net cash provided by financing activities of approximately $47,000 for the nine months ended December 31, 1997. The cash provided by the bank advances under the credit arrangement were offset by repayments of obligations under both capital leases and long-term debt.



    At December 31, 1997, the Company had a working capital deficiency of approximately $684,000 as compared to a working capital surplus of approximately $217,000 at March 31, 1997.



    In January 1998, the Company generated working capital through sources such as loans and the sale of INSCI Corp. common stock. In addition, the Company filed a Form S-3 Registration Statement in accordance with the Securities Act of 1933 on December 23, 1997 (amended on January 14, 1998). The statement covers the subsequent resale or offer for sale of all of the Company's outstanding Class A Common stock (not eligible under Rule 144) and all other shares issuable upon exercise or conversion of certain options, warrants, convertible debt and preferred stock. Upon exercise of any options or warrants covered in the registration, the Company will receive proceeds to be used for working capital purposes.



NEW ACCOUNTING STANDARDS



    During the third quarter of fiscal year ended March 31, 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share". Under SFAS No. 128 public companies and entities with complex capital structures are required to present basic and diluted EPS on the face of the income statement. SFAS No. 128 replaces the presentation of primary EPS with a presentation of basic EPS and, if applicable, diluted EPS. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted and the resulting additional common shares are dilutive (their inclusion decreases the amount of EPS).

COMPARISON OF RESULTS OF OPERATIONS

    The following schedule sets forth the percentage relationship of significant items of the Company's results of operations to revenues for the fiscal years ended March31, 1997 and 1996:

                                                                                                       FOR THE YEARS
                                                                                                      ENDED MARCH 31,
                                                                                           -------------------------------------
                                                                                              1997         1996         1995
                                                                                              -----        -----        -----
Revenues.................................................................................         100%         100%         100%
Cost of sales............................................................................          79           77           76
                                                                                                  ---          ---          ---
Gross profit.............................................................................          21           23           24
Operating expenses:
  Selling, general and administrative....................................................          28           34           28
  Termination of facility contract.......................................................      --                1       --
  Lease agreement buyout.................................................................      --                3       --
  Write-down of property and equipment...................................................      --           --                5
  Other costs............................................................................           5       --           --
                                                                                                  ---          ---          ---
Loss from operations.....................................................................         (12)         (15)          (9)
Other (income) expenses:
  Interest expense, net..................................................................           4            5            3
  (Gain) loss from sale of INSCI stock...................................................         (19)           1       --
  Interest on beneficial conversion of 12% Secured notes.................................           1            8       --
  Equity in net loss of INSCI Corp.......................................................           1           12           16
  Credit facility buyout.................................................................      --                3       --
                                                                                                  ---          ---          ---
Income (loss) from continuing operations.................................................           1          (44)         (28)
Loss from discontinued operations........................................................      --               (3)         (13)
                                                                                                  ---          ---          ---
Net income (loss)........................................................................           1%         (47)%        (41 )%
                                                                                                  ---          ---          ---
                                                                                                  ---          ---          ---

FISCAL YEAR 1997 AS COMPARED TO FISCAL YEAR 1996

    During the fiscal year ended March 31, 1997, the Company reported revenues of approximately $10,715,000, a decrease of $1,091,000 from revenues of $11,806,000 reported during the fiscal year ended March 31, 1996.

    The decrease in revenues is primarily attributable to management's decision not to renew certain Facility Management contracts as they became due. Competitive pricing of the contracts reduced operating margins below management's expectations. At of March 31, 1997, there were five Facility Management contracts in effect as compared to seven in effect at March 31, 1996. Revenues from Facility Management contracts amounted to approximately $893,000 (or 8% of total revenues) for the fiscal year ended March 31, 1997; a decrease of approximately $2,319,000, or 72%, from revenues of Facility Management contracts of approximately $3,212,000 (27% of total 1996 revenues) generated for the fiscal year ended March 31, 1996. The Company executed a contract renewal with its largest Facility client for an additional one year period, and is in the process of pursuing other Facility Management arrangements with terms more favorable to the Company. The decrease in total revenues from 1996 to 1997 is also attributable in part to a decrease in the revenues generated by the Company's Litigation Duplication division, which decreased approximately $376,000, or 33%, to revenues of $775,000 (7% of total revenues), as compared to revenues of $1,151,000 (10% of total 1996 revenues) reported for the fiscal year ended March 31, 1996.

    Revenues from the Company's Regional Service Center ("RSC") operations increased $1,596,000, or 21%, to approximately $9,038,000 (84% of total revenues) for the fiscal year ended March 31, 1997; compared to revenues of $7,442,000 (63% of total 1996 revenues) reported for the fiscal year ended March 31, 1996. The Company deployed the majority of its financial and human resources towards expanding the Company's market share in its core research printing market, the main product of the RSC division.

    Cost of sales decreased by $569,000, or 6%, to approximately $8,489,000, (or 79% of total revenues) for the fiscal year ended March 31, 1997, as compared to cost of sales of approximately $9,058,000 (or 77% of total revenues) reported for the fiscal year ended March 31, 1996. The decrease is attributable to a reduction in personnel costs, equipment leases and various other production expenses.

    Selling, general and administrative costs ("SG&A") for the year ended March 31, 1997 amounted to approximately $2,938,000 (or 28% of total revenues), a decrease of approximately $1,167,000, or 28%, from SG&A of $4,105,000 (34% of total 1996 revenues) reported during fiscal year ended March 31, 1996. The cost reductions are primarily attributable to a decrease in overhead, (specifically, personnel costs), and service charges related to the Company's terminated revolving credit facility, as well as decreases in consulting fees and other professional costs.

    During the fiscal year ended March 31, 1997, the Company recorded a charge of $550,000 to account for costs incurred in connection with management's plan to restructure its work force and re-deploy various operating assets which it believes will enable the Company to become more competitive and efficient.

    Net interest expense for the year ended March 31, 1997 was approximately $392,000 (or 4% of total revenues), a decrease of approximately $168,000, or 30%, from interest expense of approximately $560,000 (which represented 5% of total 1996 revenues) reported for the year ended March 31, 1996. In accordance with the Securities and Exchange Commission's ("SEC") position, announced in March 1997, of accounting for the beneficial conversion feature of debt instruments, the Company recorded an additional interest charge of approximately $89,000. The statement of operations for the year ended March 31, 1996 has been adjusted to reflect the retroactive application of the SEC's position, and therefore, a charge of $900,000 of additional interest was included in operations for the year then ended.

    The additional interest charge represents the amortization of the conversion feature which is calculated as the difference between the conversion price and the fair value of the common stock into which the debt instruments are convertible.

    During the fiscal year ended March 31, 1997, the Company realized a net gain of approximately $2,089,000 from the sale of INSCI Corp. stock, its former majority-owned subsidiary as compared to a loss of $73,500 reported in 1996. As of March 31, 1997, the Company held a 16% ownership interest in INSCI Corp.

FISCAL YEAR 1996 AS COMPARED TO FISCAL YEAR 1995

    During the fiscal year ended March 31, 1996, the Company reported revenues of approximately $11,806,000, a decrease of approximately $2,242,000, or 16%, from revenues of $14,048,000 generated during fiscal year ended March 31, 1995.

    The decrease in total revenues was primarily attributable to a reduction of revenues from the Company's RSC operations of approximately $1,892,000 (a 20% decrease), to revenues of $7,443,000 in fiscal year ended March 31, 1996, as compared to revenues of $9,335,000 reported for the fiscal year ended March 31, 1995. During the fiscal year ended March 31, 1995, the Company lost its largest client (Kidder Peabody & Co., Inc.) as a result of a merger. The decrease in revenues from the RSC operations was a direct result of losing the client. The Company did however replace 75% of the revenues lost during the fiscal year ended March 31, 1996. Also attributable to the decline in total revenues from 1995 to 1996, was the decrease in revenues from the Company's Facility Management operations, of approximately $854,000, or 21%, to revenues of $3,212,000 for the fiscal year ended March 31, 1996, as compared to revenues of $4,066,000 reported during fiscal year ended March 31, 1995. At March 31, 1996, there were seven Facilities contracts in effect as compared to twelve in 1995. The Company elected not to renew certain contracts as they became due because of competitive pricing. In addition, the operating margins of the facility arrangements which expired did not meet management's expectations. During the fourth quarter of fiscal year ended March 31, 1996, the Company was not successful in renewing a Facility contract with American Express ("AMEX"), which accounted for approximately $1.8 million of revenue. Revenues generated from the Company's Litigation Duplication operations increased by approximately $504,000, or 78%, to $1,151,000 in fiscal year ended March 31, 1996, as compared to revenues of $647,000 reported for the year ended March 31, 1995.

    Cost of sales for the Company during the fiscal year ended March 31, 1996 was approximately $9,058,000 (77% of total revenues), a decrease of $1,584,000 from cost of sales of $10,642,000 (76% of total 1995 revenues) reported in fiscal year ended March 31, 1995. The decrease was primarily attributable to reductions in direct material costs of approximately $97,000, production salaries of $626,000 and equipment maintenance costs of $225,000, reflective of the decline in volume that resulted from the loss in business.

    Selling, general and administrative costs ("SG&A") for the year ended March 31, 1996 were approximately $4,105,000 (or 35% of total 1996 revenues), an increase of approximately $229,000, or 6%, from SG&A of $3,876,000, or 28%, reported during the fiscal year ended March 31, 1995. Although there was a reduction in administrative personnel, any savings realized in SG&A for the fiscal year ended March 31, 1996 were offset by costs incurred by the Company to improve the technology employed to service clients more efficiently. Included in SG&A for the fiscal year ended March 31, 1995 was a charge of $50,000 which related to the settlement of litigation with Marine Midland.

    During the fiscal year ended March 31, 1996, the Company incurred net interest expense of approximately $560,000, as compared to $484,000 reported for 1995. The increase was due largely to additional borrowings by the Company under its revolving credit facility during the year ended March 31, 1996. In addition, the increase was due in part to interest charges paid to vendors from trade payable financing. The statement of operations for the year ended March 31, 1996 was adjusted to reflect the retroactive application of the SEC's position regarding the accounting for the beneficial conversion feature related to convertible debt, and therefore, a charge of $900,000 of additional interest was included in operations for the year then ended.

    Other income and/or charges reported during the fiscal years ended March 31, 1996 and 1995 are summarized as follows:

    - During fiscal year 1996, the Company negotiated with its landlord to return approximately 20,000 square feet of previously occupied space. In that connection, the Company recorded a charge of approximately $377,000 which represented a buyout fee against the lease agreement for the space returned.

    - During fiscal year 1996, the Company sold 350,000 shares of restricted INSCI Corp. (its former majority-owned subsidiary) common stock and received net proceeds of $331,129. The transaction resulted in a loss charged to continuing operations of $73,500.

    - During March 1996, the Company terminated its credit facility arrangement with BNY Financial, and as a result incurred a charge of approximately $395,000 as an early termination fee.

    - During fiscal year 1996, the Company recorded a charge of approximately $391,000 (3% of total 1996 revenues) to reflect the write-off of the assets and liabilities which remained from a discontinued segment that was disbanded in the fiscal year ended March 31, 1995.

    - In January 1996, the Company's ownership in INSCI Corp. was reduced to 38%, as compared to the majority ownership IMTECH maintained in fiscal 1995. As a result, the investment in INSCI Corp. was accounted for under the equity method for the fiscal year ended March 31, 1996. Since the Company included INSCI's results on a consolidated basis in 1995, management restated the presentation of the financial statements for the fiscal year ended March 31, 1995 to conform to the 1996 presentation. In that respect, the Company recorded equity in the net loss in INSCI Corp. of approximately $1,452,000 and $2,187,000 for the years ended March 31, 1996 and 1995, respectively.

    - During the fiscal year ended March 31, 1995, the Company recorded a charge of $750,000 to write down property and equipment. A review of the records underlying the Company's property and equipment caused management to conclude that certain assets listed in the records were not owned by the Company.

NEW ACCOUNTING STANDARDS

    During the fiscal year ended March 31, 1997, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation". The pronouncement requires entities to recognize as compensation expense over the vesting period the fair value of stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB No. 25 and provide pro forma net income and pro forma income (loss) per share disclosures for employee stock option grants made from 1995 forward as if the fair-valued-based method defined in SFAS No. 123 had been applied. The Company has elected to adopt the disclosure-only provisions of SFAS No. 123 and will continue to apply APB No. 25 to account for stock options.

    In an Emerging Issues Task Force ("EITF") meeting sponsored by the Financial Accounting Standards Board held on March 13, 1997, the Securities and Exchange Commission ("SEC") announced their position on the accounting for the issuance of convertible debt securities with a non-detachable conversion feature that is "in-the-money" at the date of issue. Those securities are typically convertible into common stock at the lower of a conversion rate fixed at the date of issue or a fixed discount to the common stock's market price at the date of conversion, creating a "beneficial conversion feature". The SEC believes that the beneficial conversion feature should be recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The amount is calculated at the date of issue as the difference between the conversion price and the fair value of the common stock into which the security in convertible. The discount resulting from the allocation of the proceeds, in effect, increases the interest rate of the security and should therefore be amortized as a charge to interest expense over the period from the date the security is issued to the date it first becomes convertible. The Company calculated the beneficial conversion feature of the 12% convertible secured promissory notes issued in February 1997 and recognized a portion of it as interest expense for the year ended March 31, 1997.

INFLATION

    The Company has not experienced significant increases in the prices of materials or in the payment of operating expenses as a result of inflation. Although inflation has not been a significant factor to date, there can be no assurances that it will not be in the future.

YEAR 2000 COMPUTER SOFTWARE CONVERSION

    The Company relies on numerous computer programs in its day to day business. Older computer programs use only two digits to identify a year in its date field. As a result, when the Company has to identify the year 2000, the computer will think its means the year 1900 and the operation attempting to be performed may fail or crash thus resulting in the potential interference in the operations of the Company's business. The Company has formulated plans to safeguard against the Year 2000 conversion problem. The cost of the implementation of the Year 2000 safeguards will not be material to the Company.

                                    BUSINESS

INTRODUCTION

    Information Management Technologies Corporation ("IMTECH" or the "Company") provides information processing and facilities management services such as research report printing, electronic imaging, litigation duplication, binding, finishing and distribution services to financial, legal, accounting and other medium to large service organizations which operate in business environments that are characterized by substantial information processing, communications and document administration requirements.

    Specifically, the Company's outsourcing services include two and four color digital printing, intelligent inserting, high volume duplication, electronic publishing, document fulfillment, micrographics, data processing and distribution services. Litigation duplication services range from high speed litigation duplication to on and off line numbering, accurate bar coding and other traditional litigation document processing services. The Company's outsourcing and litigation support services are generally performed at its Regional Service Center ("RSC") in New York City. Facilities management services include independent management of client systems for providing document duplication, distribution and word processing.

    The Company currently holds an 11% ownership interest in INSCI Corp. ("INSCI"), its former majority-owned subsidiary (a NASDAQ small cap company). INSCI develops, markets and supports computer software that utilizes magnetic, optical and CDR disk storage technologies. Used with compatible hardware, the software is able to archive, index, retrieve, print and fax computer generated documents such as invoices, statements, reports and transaction data.

SERVICES

FACILITIES MANAGEMENT SERVICES

    The Company's facility management services, which may be provided on-site in a variety of departments at a customer's facility or at IMTECH's RSC, include the following:

    - DUPLICATION MANAGEMENT--in connection with this service, the Company provides personnel and equipment required to perform standard copying of original printed documents and their subsequent sorting, inserting, binding, packaging and distribution.

    - ELECTRONIC PUBLISHING AND WORD PROCESSING MANAGEMENT--IMTECH provides the software in addition to the personnel and equipment necessary to create and print customized documents directly from magnetic media with near typeset appearance and quality, integrate word processing produced files into these documents and reproduce, bind, package and distribute them as electronically published documents.

    - DISTRIBUTION SERVICES--for these type of services the Company provides the equipment, systems and personnel to process, track and distribute time sensitive materials.

    Under a typical facilities management contract, IMTECH assumes complete management and operating responsibility for a customer's in-house duplication, word processing and/or other administrative functions located or performed on the client's premises. The fees established for the facilities management services are generally agreed upon in advance and set forth in the facility management contract.

    The Company generally provides the personnel, equipment and systems required to perform the agreed-upon services on-site at the customer's facilities. In many instances, upon commencement of a facility management contract, IMTECH will assume from its customer, responsibility for the employment of the existing personnel. In addition, the Company provides all of the necessary equipment and bears the related expenditures. In many cases, the Company assumes ownership of the customer's existing equipment, and when economically feasible, IMTECH will assume the customer's existing lease obligations. Backup resources are maintained at IMTECH's RSC to handle unusual work loads, or for disaster recovery purposes occurring at the facility management sites within the region.

    During the year ended March 31, 1997, IMTECH realized revenues of approximately $893,000 generated from seven facility management contracts. Five of the contracts had initial terms expiring in 1996 and one in 1997. Due to increased competition from larger companies in the facility management market and a continuing decrease in the Company's operating margins related to that business, management has elected not to pursue renewal of certain agreements.

OUTSOURCING

    The Company provides outsourcing services from its RSC in New York City primarily to financial, legal, institutional and commercial clients. Those services include corporate bureau services that have historically been outsourced or produced "in-house". The following specifies the types of outsourcing services the RSC provides to clients in New York City metropolitan area:

    - RESEARCH REPORT SERVICES WITH DOCUMENT IMAGING--IMTECH produces and distributes reports developed by research analysts at brokerage firms or securities departments at banks.

    - DUPLICATION--the RSC can generate high volume black and white or color document duplication using state of the art digital xerographic equipment for print-on-demand or rapid processing of time sensitive documents.

    - OFFSET PRINTING--as part of the Company's core printing production services, the RSC can perform all traditional, color, lithographic and offset printing. To meet the demand of cost effective, low volume, high quality digital printing, the Company purchased a Heidelberg Quickmaster DI Digital Printing Press (the "Heidelberg"). The Heidelberg is one of the newest, most technologically advanced sheet fed press system available in the printing trade today. The press allows IMTECH to offer its clients high quality, four color print capabilities that are extremely cost effective and ideal for meeting the increasing needs of the competitive financial research report market. As a complete digital printing system, the Heidelberg guarantees faster turnaround by consolidating and reducing pre-press and setup time by recognizing various data formats that would otherwise require conversion to a standard pre-press format.

    - ELECTRONIC PUBLISHING--IMTECH's electronic publishing department can create and print customized documents directly from magnetic media with near typeset appearance and quality, integrate word processing into these documents and reproduce, bind, package and distribute them as electronically published documents.

    - FINISHING SERVICES--the Company provides the standard printed, laser or duplicated document finishing services such as perfect binding, plastikoiling, velobinding, saddle stitching and padding.

    - DISTRIBUTION SERVICES--distribution services include intelligent and selective inserting of multi-page documents into envelopes, traditional inserting, packaging, mailing and shipping of completed work.

LITIGATION DUPLICATION SERVICES

    The Company's litigation duplication division utilizes state of the art equipment located at its RSC to perform high volume duplication and other document processing related services primarily to companies in the corporate and legal business environment. The typical litigation support services, which use the most recently developed technology, include on and off line numbering in red and black, scanning and imaging, accurate bar coding and traditional finishing services, such as binding, addressing, inserting and mailing.

MARKETING AND SALES

    The Company employs a sales force that is currently located at its RSC in New York City. Together and as a whole, members of management who are involved with sales, facilities management, outsourcing services and litigation duplication continually increase their marketing efforts on behalf of IMTECH directed toward major financial, manufacturing, legal, accounting and other medium to large service companies located in New York City and the surrounding metropolitan area (New Jersey, Southeast Connecticut and Westchester County). The Company's advertising and promotional efforts include participation in selected trade shows, general advertising, articles in pertinent trade publications, direct mailings and, commencing in March 1997, the publication and wide selected distribution of a Company newsletter called "24/7". The newsletter is distributed as a no cost service to existing and potential IMTECH clients and broad based investor groups. Produced and published completely in-house utilizing the newly acquired Heidelberg digital printing press, the newsletter is devoted to maintaining a channel of communication that keeps clients and investors aware of developments within the Company.

    To further broaden its abilities to provide superior and complete service and pursue clients beyond its primary metropolitan area marketplace, in fiscal year 1997, IMTECH developed strategic alliances with Blitz Systems, Inc. ("Blitz") and Research Distribution Services, Inc. ("RDS"). Blitz, through its versatility of services, has been instrumental in assisting the Company in introducing technologically advanced concepts to research print production and distribution. RDS developed an "intelligent" distribution process that physically consolidates multiple subscriptions by a single subscriber into single envelope. The strategic alliance between IMTECH, Blitz and RDS offers clients a seamless process of receiving and managing data for print production and subsequent distribution. Each company in the alliance is a specialist, and depends on the others to maintain a high level of client satisfaction. Working together, the three companies offer clients reliable, expedient and cost effective service from the point of production to final destination.

COMPETITION

    Management is aware that the Company operates in a market that contains several large direct competitors, as well as many smaller regionally based companies, that provide services similar to

IMTECH. IMTECH competes with those companies primarily on the basis of price and quality of performance.

    Management's efforts are directed toward maintaining strong employee training and competitive compensation programs to enable the Company to continue to provide its customers with the high quality service and personnel necessary to maintain the competitive advantage.

                                   EMPLOYEES


    As of April 1, 1998, the Company employed approximately 100 persons. The Company has no collective bargaining agreements with any personnel and considers its relationships with all of its employees to be in good standing.


                                   PROPERTIES

    The Company leases its executive offices and RSC facilities (approximately 32,000 square feet), located at 130 Cedar Street, New York, NY, under a lease expiring in July 2003. The rental payments under the lease agreement are subject to annual cost of living and maintenance increases. In addition, the Company occupies 1,000 square feet of space at a midtown Manhattan location under a sublease agreement.

                               LEGAL PROCEEDINGS

    In January 1994, IMTECH received correspondence from the U.S. Department of Labor ("DOL") stating their intent to penalize the Company in connection with their investigation of past IMTECH employee benefit plans. The DOL determined that for certain plan years in question, the Company did not file the proper financial information required. The DOL stated in their correspondence that they intended to penalize the Company for the amount of $50,000 regarding their findings. As of September 30, 1997, the Company and the DOL reached a settlement agreement whereby the Company agreed to pay $25,000, in 12 monthly installments commencing December 1, 1997. The Agreement covers the plan years January 1, 1989 through December 31, 1995. The Company to the best of its knowledge believes that it has been current in its filings with the DOL since that time.

    On April 13, 1995, the SEC issued a private order of investigation of IMTECH and INSCI, the Company's former majority-owned subsidiary (which IMTECH currently holds a 11% ownership interest in), and their officers and directors for the period March 1993 through April 1995. The order of investigation inquired into whether the Companies and their then officers and directors engaged in violations of Rule 10b-5 of the Securities Exchange Act of 1934 (the "Exchange Act"), failed to file annual reports and other information as required by the rules and regulations of the SEC in violation of Section 13(a) of the Exchange Act and Rules 12b-20, 13a-11 and 13a-13, and failed to maintain proper books and records in violation of Section 13(b)(2) of the Exchange Act or falsified or caused to be falsified books and records of the Companies in violation of Section 13(b)(2)(a), Rule 13b 2-1, and Rule 13b 2-2 of the Exchange Act. On September 10, 1996, the SEC informed IMTECH and INSCI that the staff inquiry related to those matters had been terminated and no action had been recommended at that time.

    In November 1995, the Company entered into a three year service agreement with Corporate Relations Group, Inc. ("CRG"), whereby CRG was to provide IMTECH with promotional and brokerage communication services. As consideration for their services, IMTECH was to pay CRG the sum of $300,000 or 171,000 shares of the Company's free trading Class A Common Stock plus 500,000 options to purchase 500,000 shares of Class A Common Stock at exercise prices ranging from $1.75 to $3.06 per share for a period of five years. The Company elected to pay CRG by issuing 171,000 shares of Class A Common Stock. Initially, the Company arranged for delivery to CRG of 92,250 shares of the freely traded Class A Common Stock which were transferred from a number of shareholders. The Company agreed to repay the shareholders by making interest payments at a rate of 10% per annum in addition to returning the borrowed shares plus one additional share of Class A Common Stock for each ten shares of stock transferred (an aggregate of 9,250 additional shares). The Company further agreed to grant cost free registration rights to each lender for the additional shares as a result of the transaction. The balance of the 78,750 shares were not remitted to CRG. CRG asserted a claim for the balance of the shares. The Company has disputed the claim based upon the position that CRG did not perform under the provisions of the service contract. The Company is continuing to review the needs of the instituting legal action in the state of Florida to recover the stock and seek punitive damages from CRG.

    There are a number of ordinary routine legal proceedings that the Company is involved in that are incidental to its business. The Company believes that none of these proceedings individually, if adversely determined, would have a material adverse effect on the Company.

                                   MANAGEMENT

    The following table sets forth the name, age and positions of each of the directors and executive officers of Information Management Technologies Corporation. Each director of Information Management Technologies Corporation will hold office until the next annual meeting of stockholders, or until his successor has been elected and qualified. Officers of Information Management Technologies Corporation are elected by the Board of Directors of Information Management Technologies Corporation and serve at the discretion of the Board of Directors.


NAME                                      AGE                CURRENT POSITION WITH THE COMPANY             DIRECTOR SINCE
------------------------------------  -----------  ------------------------------------------------------  ---------------
Matti Kon...........................          36   Chairman, Chief Executive Officer, Director                     1996(1)
Joseph A. Gitto, Jr.................               President, Chief Financial Officer, Secretary,
                                              35   Director                                                        1995(2)
Dale L. Hirschman...................          40   Director                                                        1998(3)
Kenneth J. Buettner.................          45   Director                                                        1998(3)
Harry Markovits.....................          46   Director                                                        1997(4)


------------------------

(1) Appointed as Chief Executive Officer and Director on December 5, 1996, and appointed Chairman of the Board of Directors on April 21, 1997.

(2) Appointed President in April 1996.

(3) Appointed Director on January 30, 1998.


(4) Mr. Markovits resigned his position as a director of the Company on March 5, 1998.


MATTI KON

    Mr. Kon was appointed as Chief Executive Officer and Director in December 1996, and subsequently appointed as Chairman in April 1997. Mr. Kon is also President of a company known as Blitz Systems, Inc., a computer systems consulting firm specializing in the development of total business solutions for business management systems. In addition, Mr. Kon owns a controlling interest in Research Distribution Services, Inc., a company that provides mailing list database management, fulfillment and related services.

JOSEPH A. GITTO, JR.

    Mr. Gitto served as the Company's accounting manager from April 1992 through September 1993, after which, he was promoted to, and retained the position of, controller until March 1995. In March 1995, Mr. Gitto was appointed Chief Financial Officer and Director of IMTECH. In addition, Mr. Gitto was appointed President of the Company in April 1996. Prior to joining IMTECH, Mr. Gitto held several key financial positions with EnviroSpan Safety Corp., Shearson Lehman Bros. and Dreyfus Corp.

DALE L. HIRSCHMAN


    Ms. Hirschman is a principal in a management consulting firm called DH Management/CAL Consulting Group. On January 30, 1998, Ms. Hirschman was appointed to serve as Director. Ms. Hirschman is active in raising capital for private companies through private placements. Ms. Hirschman also has an extensive background in the publishing industry where she has held executive positions with companies such as Hearst Business Publishing, Inc. and Scholastic, Inc.


KENNETH J. BUETTNER


    On January 30, 1998, Mr. Kenneth J. Buettner, a principal with York Scaffold Equipment Corp. since 1975, was appointed as Director. Mr. Buettner has served on the Board of numerous trade associations and task forces. Mr. Buettner is a member of the executive committee of the State Insurance Fund of New York Construction Industry Safety Group No. 469.


HARRY MARKOVITS


    On June 18, 1997, Mr. Harry Markovits, who served as a financial consultant to the Company, was appointed to serve as a Director. Mr. Markovits was a registered representative at Amerivet/Dymally Securities, Inc., a stock brokerage firm. In addition, Mr. Markovits was an executive officer and director with U-N-US, Inc., a company engaged in the wholesale distribution of jewelry. On March 5, 1998, Mr. Markovits resigned as Director without any disagreements with the Company in regards to matters affecting the Company's operations, policies and practices and/or financial statements.


               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During the fiscal year ended March 31, 1997, there were a total of fourteen
(14) meetings of the Board of Directors held, of which all of the Directors attended. The Board of Directors establishes policies for the Company and reviews management compensation standards and practices, and administers the following stock option plans of the Company: (1) the Amended and Restated 1987 Incentive Stock Option Plan; (2) the Amended and Restated 1987 Non-Qualified Stock Option Plan; and (3) Directors Option Plan.

    The Board established a compensation committee for the fiscal year ended March 31, 1997 and appointed two (2) individuals who are not employed by the Company to serve as members of the committee.

    The Board also established an audit committee during the fiscal year ended March 31, 1997, which had four (4) appointed members; two of which are employed by the Company.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

    The following schedule sets forth the compensation earned by the Chief Executive Officer and each of the three most highly compensated executive officers and directors whose individual remuneration exceeded $100,000 for the last three completed fiscal years ended March 31, 1997, 1996 and 1995:

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM
                                                                                                  COMPENSATION
                                                                           ANNUAL          --------------------------
NAME                                                      YEAR          COMPENSATION         RESTRICTED      OPTIONS
AND                                                       ENDED     ---------------------       STOCK        AND/OR
PRINCIPAL POSITION                                        MARCH       SALARY      BONUS        AWARDS         SARS
-----------------------------------------------------  -----------  ----------  ---------  ---------------  ---------
Matti Kon(1).........................................        1997   $   57,700     --            --           500,000
  Chief Executive Officer                                    1996       --         --            --            --
                                                             1995       --         --            --            --
Joseph A. Gitto, Jr.(2)..............................        1997   $  127,500  $  15,000        --           350,000
  President and Chief Financial Officer                      1996       90,100     17,500        --           250,000
                                                             1995       82,300     17,500        --            75,000
Christopher D. Holbrook(3), (7)......................        1997   $  172,500  $  10,000        --           175,000
  Former Chief Executive Officer                             1996      140,000     20,000        --           250,000
  and Chief Operating Officer                                1995      142,000     31,000        --           125,000
Robert H. Oxenberg(4), (7)...........................        1997   $   42,700     --            --           250,000
  Former Chief Executive                                     1996       22,154     --            --            --
  Officer                                                    1995       --         --            --            --
David W. Grace(5)....................................        1997       --         --            --            --
  Former President and Chief                                 1996       --         --            --            --
  Executive Officer                                          1995   $   14,000     --            --            --
Gerald E. Dorsey(6)..................................        1997       --         --            --            --
  Former President and Chief                                 1996       --         --            --            --
  Executive Officer                                          1995   $  144,200     --            --            --


NAME
AND                                                        ALL OTHER
PRINCIPAL POSITION                                       COMPENSATION
-----------------------------------------------------  -----------------
Matti Kon(1).........................................         --
  Chief Executive Officer                                     --
                                                              --
Joseph A. Gitto, Jr.(2)..............................         --
  President and Chief Financial Officer                       --
                                                              --
Christopher D. Holbrook(3), (7)......................         --
  Former Chief Executive Officer                              --
  and Chief Operating Officer                                 --
Robert H. Oxenberg(4), (7)...........................         --
  Former Chief Executive                                      --
  Officer                                                     --
David W. Grace(5)....................................         --
  Former President and Chief                                  --
  Executive Officer                                           --
Gerald E. Dorsey(6)..................................         --
  Former President and Chief                                  --
  Executive Officer                                           --

------------------------

(1) Mr. Kon was appointed as Chief Executive Officer on December 5, 1996. In addition, Mr. Kon was appointed Chairman of the Board on April 21, 1997; Salary figure represents pro-rated amount for fiscal year ended March 31, 1997.

(2) Mr. Gitto was appointed President in April 1996 and also serves as Chief Financial Officer and Director.

(3) Appointed and served as President, Chief Operating Officer and Director from March 1995 through April 1996 when he was appointed Chief Executive Officer; subsequently resigned all of his positions with the Company on November 22, 1996.

(4) Served as Chief Executive Officer from March 1995 through April 1996 when he resigned as Chief Executive Officer, but continued to serve on the Board until April 1997.

(5) Mr. Grace served as Chief Executive Officer of the Company from September 1994 through March 1995, in addition to, serving as a Director from September 1992 to November 1995. In November 1995, Mr. Grace elected not to stand for re-election to the board.

(6) Mr. Dorsey served as Chief Executive Officer and Director from January 1991 through September 1994.

(7) Resigned or chose not to stand for re-election and has no disagreements with the Company regarding matters affecting the Company's operations, policies and practices and/or financial statements.

                              STOCK OPTION GRANTS

    The following schedule summarizes the grant of stock options to the Company's executive officers made during the fiscal year ended March 31, 1997:

                    OPTIONS GRANTED IN THE LAST FISCAL YEAR

                                                                        % OF TOTAL                                  POTENTIAL
                                                                          SHARES           PER                       REALIZED
                                                           SHARES       UNDERLYING        SHARE                  VALUE AT ASSUMED
                                                         UNDERLYING       OPTIONS       EXERCISE                   ANNUAL RATES
                                                           OPTIONS      GRANTED TO        PRICE     EXPIRATION    OF STOCK PRICE
                                                           GRANTED       EMPLOYEES         (1)         DATE        APPRECIATION
                                                         -----------  ---------------  -----------  -----------  ----------------
Matti Kon..............................................     500,000             44%     $    1.18      12/05/99         --
Joseph A. Gitto........................................     350,000             31%     $    1.25     4/15/2000         --
Christopher D. Holbrook................................     175,000(2)           16%    $    1.25      11/23/97         --
Robert H. Oxenberg.....................................     250,000               (3)   $    1.88     4/15/2002         --

------------------------

(1) Based upon the market price of the underlying shares at the time of grant.

(2) 300,000 shares, net of a cancellation of 125,000 options to purchase 125,000 shares.

(3) Mr. Oxenberg served on the Board but was not an employee of the Company for the fiscal year ended March 31, 1997.

               STOCK OPTIONS EXERCISED AND STOCK OPTION HOLDINGS

    The following schedule summarizes the exercise of stock options by the Company's executive officers during the fiscal year ended March 31, 1997, and those options that were unexercised and held at the end of the fiscal year:

                         AGGREGATE OPTION EXERCISES AND
                             YEAR END OPTION VALUES

                                                                                                                VALUE OF
                                          FISCAL                                NUMBER OF SHARES              UNEXERCISED
                                           YEAR       SHARES                 UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                           ENDED     ACQUIRED     VALUE             OPTIONS                       [2]
                                           MARCH        ON      REALIZED   --------------------------  --------------------------
                                            31,      EXERCISE      (1)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                                        -----------  ---------  ---------  -----------  -------------  -----------  -------------
Matti Kon.............................        1997      --         --          --            500,000       --            --
Joseph A. Gitto.......................        1997      --         --         269,792        433,333       --            --
Christopher D. Holbrook...............        1997      --         --         420,417         50,000       --            --
Robert H. Oxenberg....................        1997      --         --         166,966        166,667       --            --

------------------------

(1) Calculated by multiplying the number of shares underlying the options by the difference between the average of the closing bid and ask prices of the common stock, as reported by NASDAQ on the date of exercise, and the exercise price of the options.

(2) Calculated by multiplying the number of shares underlying the options by the difference between the average of the closing bid and ask prices of the common stock, as reported by NASDAQ on March 31, 1997, and the exercise price of the options.

                    REMUNERATION OF NON-MANAGEMENT DIRECTORS

    Each member of the Board of Directors who is not an officer or employee of the Company is entitled to participate in the Directors Option Plan described herein below. In addition, those Directors will be reimbursed for travel and other expenses directly related to his activities performed as Director. The Company currently compensates non-employee Directors $1,000 for each Board of Directors meeting attended, up to a maximum of $4,000 per fiscal year.

                               STOCK OPTION PLANS

1987 NON-QUALIFIED STOCK OPTION PLAN

    In August 1987, the Board of Directors approved and adopted a Non-Qualified Stock Option ("NQSO") Plan. Under the NQSO Plan, individuals determined to be key persons whom the Company relies on for the successful conduct of its business, as determined by the Compensation Committee (the "Committee"), are granted options to purchase IMTECH's Class A Common Stock. There are 4,000,000 shares reserved for grant under the NQSO Plan.


    The exercise prices of the options granted under the NQSO Plan, which are determined by the Committee in its sole discretion, may not be less than the par value of the shares, or fifty percent of the fair market value of the shares on the dates of grant. The Committee also determines the time periods during which the NQSO's may be exercised, although in no event shall any NQSO's have an expiration date later than ten (10) years from the date of its grant. As of April 1, 1998, options to acquire a total of approximately 2,332,000 shares of Class A Common Stock were outstanding or approved for grant under the NQSO Plan, at exercise prices ranging from $.74 to $13.00 per share, after giving effect to the Company's four-for-one reverse stock split which occurred on June 14, 1995.


INCENTIVE STOCK OPTION PLAN

    In August of 1987, the Board of Directors adopted the Company's Incentive Stock Option ("ISO") Plan. The ISO Plan allows the Company to grant to employees determined to be key personnel by management, incentive stock options under the guidelines of Section 422 of the Internal Revenue Code. The Plan is available to all of the Company's employees, including officers and employee directors, and is intended to be used by management to attract and retain key employees.

    The ISO Plan is administered by the Compensation Committee, who establishes the terms of the options granted including their exercise prices, the dates of grant and number of shares subject to options. The exercise prices of all of the options granted under the ISO Plan must be equal to no less than the fair market value of the Class A Common Stock on the date of grant, and the terms of the options may not exceed five years. 3,000,000 shares of IMTECH Class A Common Stock are reserved under the ISO Plan for grant.


    For any employee/stockholder who may own more than 10% of the Company's outstanding voting shares, the exercise price of options received under the ISO Plan must be at least equal to 110% of the fair market value of the Class A Common Stock on the date of grant, and the term of the options must not exceed ten years. As of April 1, 1998, options to purchase approximately 2,411,000 shares of IMTECH's Class A common stock were outstanding and approved for grant under the ISO Plan at exercise prices ranging from $1.25 to $3.75 per share, after giving effect to the Company's four-for-one reverse stock split which occurred on June 14, 1995. The ISO Plan will continue for a term of ten years from the date of inception unless terminated earlier by the Board of Directors.

DIRECTORS OPTION PLAN


    In October 1988, the Board of Directors adopted the Directors Option ("DO") Plan, which was authorized by the stockholders' on December 19, 1988, and was subsequently amended in October 1992. The purpose of the DO Plan is to help IMTECH retain the services of qualified non-officer or non-employee directors, who are considered essential to the business progress of the Company. Under the DO Plan, options are granted only on the date of the annual stockholders' meeting held once every calendar year. A total of 1,500,000 shares of the Company's Class A Common Stock has been reserved for grant under the DO Plan. As of April 1, 1998, there were no options outstanding under the DO Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table summarizes, to the best of the Company's knowledge, as of March 31, 1997, certain information regarding (1) the beneficial owners of more than five percent (5%) of the outstanding Class A common stock of the Company; (2) the beneficial ownership of shares of the Company's Class A common stock by each director and named executive; and (3) the beneficial ownership of shares of Class A common stock of the Company by all directors and executive officers as a group:


                                                                                            BENEFICIALLY   PERCENT OF
                                                                                               OWNED          CLASS
                                                                                              SHARES          OWNED
NAME OF BENEFICIAL OWNER                                                                        (1)          (1) (2)
------------------------------------------------------------------------------------------  -----------  ---------------
Matti Kon.................................................................................     950,749(3)            7%
Robert Sachs..............................................................................     910,015              7%
Joseph A. Gitto...........................................................................     703,125              5%
Robert H. Oxenberg........................................................................     380,885              3%
Christopher D. Holbrook...................................................................     470,417              3%
Harry Markovits...........................................................................     183,333              1%
Directors and Executive (4) Officers as a group...........................................   1,837,207             13%


------------------------


(1) Unless otherwise noted, all shares are beneficially owned and the sole voting and investment power is held by the persons indicated.



(2) The figures are based upon the aggregate number of all the shares of Class A Common Stock currently issued and outstanding in addition to the shares issuable upon the exercise of stock options or warrants exercisable within 60 days, and which are held by the individuals named in the table. The figures also include the shares of Class A Common Stock underlying the Company's outstanding 12% convertible preferred stock which has not been converted to date and still qualifies for conversion. The figures do not include the portions of stock options to purchase shares which are not currently exercisable or will become exercisable for the period sixty days subsequent to the date this registration.



(3) D.H. Blair Investment Banking Corp. ("Blair") and its affiliates entered into a voting agreement whereby Blair granted the Chief Executive Officer of the Company and his successors the voting rights to the shares they own, and accordingly, this figure includes 450,749 shares owned by Blair.



(4) Includes all of the Company's current Directors, Executive Officers and Nominees, and as appropriate, 450,749 shares owned by Blair in accordance with the voting agreement noted in (3).

                            SELLING SECURITY HOLDERS

    The following table identifies the Selling Shareholder and indicates: the nature of any position, office or other material relationship that such Selling Shareholder has had within the past three years with the Company (or any of its predecessors or affiliates) and the number of shares of Common Stock owned by the Selling Shareholder's prior to the offering, the number of shares to be offered for the Selling Shareholder's account and the number of shares and percentage of outstanding shares to be owned by the Selling Shareholder after completion of the offering.

                                 SHARES                                                           SHARES
                                  OWNED                    SHARES       SHARES                  UNDERLYING
                                 BEFORE       SHARES     UNDERLYING   UNDERLYING     SHARES     CONVERTIBLE    SHARES
                                   THE         BEING       CLASS A      CLASS B    UNDERLYING   PROMISSORY   UNDERLYING
NAME OF BENEFICIAL OWNER        OFFERING    OFFERED(1)   WARRANTS(2)  WARRANTS(2)    OPTIONS       NOTES     WARRANTS(9)
-----------------------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Adams, Kalman................                    2,940          775          775          700
Adams, Kalman as Custodian
  for Auraham Adams..........                                   500          500
Adams, Kalman as Custodian
  for TZVI-Hersh Adams.......                                   250          250
Anschutz Family Foundation...       6,250                    10,826       10,826
Anschutz, Nancy..............       4,000                     5,500        5,500
Baker, EPH & Bess Baker......                                    93           93
Bertram, Miriam..............                                   750          750
Biafore, John................                                   250          250
Blume, Gloria & Audrey
  Farber.....................                                    27           27
Blume, Gloria & Sheldon
  Blume......................                                    13           13
Boom, John A.................                                 5,742        5,742
Boulier, Gary & Carol
  Boulier....................                                   387          387
Brenner, Elsie...............                                   250          250
Bresler, Isadore.............                                   250          250
Bresler, Mildred.............                                   162          162
Caldwell, George.............                                     3            3
Cama, Helen..................                                    25           25
Cede & Co....................   5,011,186                 2,534,508    2,534,508
Charlotee, Roy...............                    7,000                                  1,667
Cody, Colin & Catherine K
  Cody.......................                                 1,777        1,777
Cody, Colin M................                                 3,307        3,307
Cohen, Bob M & Michele K
  Cohen......................                                22,916       22,916
Cohen, Lenny.................                   19,250                     4,583
Cohen, Leonard...............      32,500                    51,375       51,375
Conti, Edward................                                   250          250
Cooper, Marilyn..............                                   500          500
Cromwell, M. Jenkins
  Jr.(8).....................                                   312          312        8,025
Cromwell, Maria(8)...........                                                           4,013
D. H. Blair & Co.(8).........      58,333                    44,000       44,000       16,050
D.H. Blair & Co. Inc. Trustee
  FBO Ruth Columbo IRA.......                                   210          210
D.H. Blair Investment Banking
  Corp.......................      70,832                    86,979       86,979
Datz, Francine & Mitchell
  Datz.......................                                    27           27
Daye, Samuel L...............      14,700                     8,085        8,085
Dimaria, Philip..............                                   250          250
Dorsey, Gerard E.............                                 5,729        5,729
Duchin, Eugene...............                                    75           75
Eckstein, Abraham B. & Adele
  L. Eckstein................                                12,089       12,089

                                 SHARES     SHARES AND
                               UNDERLYING   PERCENTAGE
                                   12%       OF CLASS
                               CONVERTIBLE     OWNED
                                PREFERRED    AFTER THE
NAME OF BENEFICIAL OWNER        STOCK(11)   OFFERING(12)
-----------------------------  -----------  -----------
Adams, Kalman................
Adams, Kalman as Custodian
  for Auraham Adams..........
Adams, Kalman as Custodian
  for TZVI-Hersh Adams.......
Anschutz Family Foundation...                    6,250
Anschutz, Nancy..............                    4,000
Baker, EPH & Bess Baker......
Bertram, Miriam..............
Biafore, John................
Blume, Gloria & Audrey
  Farber.....................
Blume, Gloria & Sheldon
  Blume......................
Boom, John A.................
Boulier, Gary & Carol
  Boulier....................
Brenner, Elsie...............
Bresler, Isadore.............
Bresler, Mildred.............
Caldwell, George.............
Cama, Helen..................
Cede & Co....................                5,011,186
Charlotee, Roy...............
Cody, Colin & Catherine K
  Cody.......................
Cody, Colin M................
Cohen, Bob M & Michele K
  Cohen......................
Cohen, Lenny.................
Cohen, Leonard...............                   32,500
Conti, Edward................
Cooper, Marilyn..............
Cromwell, M. Jenkins
  Jr.(8).....................      58,064
Cromwell, Maria(8)...........      29,032
D. H. Blair & Co.(8).........     116,127       58,333
D.H. Blair & Co. Inc. Trustee
  FBO Ruth Columbo IRA.......
D.H. Blair Investment Banking
  Corp.......................      70,832
Datz, Francine & Mitchell
  Datz.......................
Daye, Samuel L...............                   14,700
Dimaria, Philip..............
Dorsey, Gerard E.............
Duchin, Eugene...............
Eckstein, Abraham B. & Adele
  L. Eckstein................

                                 SHARES                                                           SHARES
                                  OWNED                    SHARES       SHARES                  UNDERLYING
                                 BEFORE       SHARES     UNDERLYING   UNDERLYING     SHARES     CONVERTIBLE    SHARES
                                   THE         BEING       CLASS A      CLASS B    UNDERLYING   PROMISSORY   UNDERLYING
NAME OF BENEFICIAL OWNER        OFFERING    OFFERED(1)   WARRANTS(2)  WARRANTS(2)    OPTIONS       NOTES     WARRANTS(9)
-----------------------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Erlanger, Thomas(7)..........                                                         300,000
Equity Group Profit Sharing
  Plan, The..................                                13,750       13,750
Falcone, John................                    8,400                                  2,000
Farkas, Thomas P.(3,4,8).....      33,792                    24,178       24,178       32,100    1,629,091    1,454,545
Feldman, Marian..............       4,700                     2,672        2,672
Finkle, S Marcus.............                                 8,263        8,263
Finlay, Joseph H.............         375                     1,125        1,125          375
Fiore, Maria.................                                     2            2
Flindt, Douglas R. & Rosanne
  B. Flindt..................                                   250          250
Forman, Richard(8)...........                                                          16,050
Fotenot, Frank...............                    4,900                                  1,167
Freeborn, John B.............                                     8            8
Frohman, Scott R.............                                   875          875
Gavankar, Peter..............       1,000        6,300                                  1,500
Gelber, Bret.................                                   500          500
Geller, Evelyn...............                    2,940                                    700
Gelsomino, Steven............                                   375          375
Ginsberg, Morton S...........         750       10,300        3,500        3,500        2,500
Goldfarb, Bruce..............                    7,000                                  1,667
Goldsman, Molses J...........       3,600       12,600        3,846        3,846        3,000
Goldwert, Josef..............                    1,400                                    333
Gottesman, Fred S............         375                        82           82          375
Grubb, M. Wayne..............                                   125          125
Gunn, Keith M................       4,500                     3,937        3,937        4,500
Hallenback, Mark.............                                    75           75
Hatch, John--Retirement Accts
  Inc., Cust IRA.............                                 1,250        1,250
Hill, Steven & Goldie Hill...                                   250          250
Hirschfield, Peter(8)........                                                           8,025
Horstman, R. A...............                                17,208       17,208
Horstman, Richard............                                92,928       92,928
Ingenito, John...............                   12,600                                  3,000
Johol & Co.(8)...............                                                          46,545
Jones, Wesley & Susan
  Jones......................                                    20           20
Joseph Stevens & Co.(9)......                                                                                   500,000
Kern, Albert.................                                 1,652        1,652
Kiley, Peter.................                   12,600                                  3,000
Kirincich, Shirley...........                                     1            1
Kirsch, Benjamin.............                   13,475                                  3,208
Kovach, Margaret.............                                    25           25
Krinick, Ronald M. &
  Elizabeth J. Krinich(3)....      25,000                     6,562        6,562                   271,515      242,424
Ksieski(8)...................                                16,041       16,041       32,100
Lee, Ting F..................                                    13           13
Leichter, Moe................                                 2,000        2,000
Levin, Jack..................          75                        90           90
Levitt, James................                    9,100                                  2,167
Lincoln Trust Company FBO
  Norman R. Malo IRA.........       3,500                     4,812        4,812
Lipetz, Ilan.................                                   625          625
Markey, Barbara A............                                    25           25
Markov, Rochelle.............                                    35           35
Markovitz, Harry 5...........      25,000                                             730,000
Marks, Frances(3)............                                                                      271,515      242,424
McFee, Albert S..............          75                        90           90
Meislen EX UW, Zelda -
  Bernard Meislen............                                 1,210        1,210
Micheline, Florence..........                                     7            7

                                 SHARES     SHARES AND
                               UNDERLYING   PERCENTAGE
                                   12%       OF CLASS
                               CONVERTIBLE     OWNED
                                PREFERRED    AFTER THE
NAME OF BENEFICIAL OWNER        STOCK(11)   OFFERING(12)
-----------------------------  -----------  -----------
Erlanger, Thomas(7)..........
Equity Group Profit Sharing
  Plan, The..................
Falcone, John................
Farkas, Thomas P.(3,4,8).....     232,253       33,792
Feldman, Marian..............                    4,700
Finkle, S Marcus.............
Finlay, Joseph H.............
Fiore, Maria.................
Flindt, Douglas R. & Rosanne
  B. Flindt..................
Forman, Richard(8)...........
Fotenot, Frank...............
Freeborn, John B.............
Frohman, Scott R.............
Gavankar, Peter..............                    1,000
Gelber, Bret.................
Geller, Evelyn...............
Gelsomino, Steven............
Ginsberg, Morton S...........                      750
Goldfarb, Bruce..............
Goldsman, Molses J...........                    3,600
Goldwert, Josef..............
Gottesman, Fred S............
Grubb, M. Wayne..............
Gunn, Keith M................
Hallenback, Mark.............
Hatch, John--Retirement Accts
  Inc., Cust IRA.............
Hill, Steven & Goldie Hill...
Hirschfield, Peter(8)........      58,063
Horstman, R. A...............
Horstman, Richard............
Ingenito, John...............
Johol & Co.(8)...............     336,767
Jones, Wesley & Susan
  Jones......................
Joseph Stevens & Co.(9)......
Kern, Albert.................
Kiley, Peter.................
Kirincich, Shirley...........
Kirsch, Benjamin.............
Kovach, Margaret.............
Krinick, Ronald M. &
  Elizabeth J. Krinich(3)....                   25,000
Ksieski(8)...................     232,253
Lee, Ting F..................
Leichter, Moe................
Levin, Jack..................                       75
Levitt, James................
Lincoln Trust Company FBO
  Norman R. Malo IRA.........                    3,500
Lipetz, Ilan.................
Markey, Barbara A............
Markov, Rochelle.............
Markovitz, Harry 5...........                   25,000
Marks, Frances(3)............
McFee, Albert S..............                       75
Meislen EX UW, Zelda -
  Bernard Meislen............
Micheline, Florence..........

                                 SHARES                                                           SHARES
                                  OWNED                    SHARES       SHARES                  UNDERLYING
                                 BEFORE       SHARES     UNDERLYING   UNDERLYING     SHARES     CONVERTIBLE    SHARES
                                   THE         BEING       CLASS A      CLASS B    UNDERLYING   PROMISSORY   UNDERLYING
NAME OF BENEFICIAL OWNER        OFFERING    OFFERED(1)   WARRANTS(2)  WARRANTS(2)    OPTIONS       NOTES     WARRANTS(9)
-----------------------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Migdon, Mitchell.............                                   500          500
Milstein, Albert.............                                    82           82
Minadeo, Claude M............                                 1,175        1,175
Monastero, Sal...............                                 3,437        3,437
Mullins, Margie10............                                                         182,500
Monte, Frank.................                                 3,500        3,500
Nap & Co Nominee for
  Merchantile Safe Deposit &
  Trust Custodian M Jenkins
Cromwell.....................      10,062                    15,960       15,960
Nap & Co.(8).................                                                          16,050
Noddings, Thomas.............                                     2            2
Orenstein, D.(8).............                                                           8,025
Orenstein, S.(8).............                                                           8,025
Oxenberg, Howard.............      15,887                     6,610        6,610
Oxenberg, Robert.............       7,805                     7,718        7,718
Parliament Hill Capital
  Corp.......................                                 2,720        2,720
Patel, Ghanshyam.............                                   650          650
Pekarchik, Ron...............                    3,500                                    833
Peruche, Glenn R.............       2,000                     3,500        3,500
Philadep & Co................     121,134                        90           90
Platt, Lawrence & Wendy S
  Platt......................       5,000                     6,875        6,875
Poplack, Alvin M.............                                   105          105
Prudential Securities Cust
  Robert Oxenberg IRA
  Rollover...................                                 3,525        3,525
Rachlin, Robert..............                    5,600                                  1,333
Raymond, David...............                                    12           12
Reiter, Gilda & Herman
  Reiter.....................                                    16           16
Renov, Kalman................      16,666                     7,562        7,562
Reynolds, Stanley & Claire E.
  Reynolds...................       5,500                     4,875        4,875
RHS Corp(8)..................                                                          24,075
Rodgers, Sue Anschutz........      15,750                     7,305        7,305
Rose(8)......................                                                          16,050
Rosenberg, Michael...........                                 2,500        2,500
Roth, Harriette..............                                 1,000        1,000
Ruscitti, Daniel.............                                50,000       50,000
Sachs, Robert(6).............                                                         415,122
Sarco & Co. a partnership....                                 8,750        8,750
Sarco and Company............                                 4,125        4,125
Schilan, Nancy & Samuel
  Schilan....................                                    27           27
Schnapp
Schraub, Howard(8)...........                                 8,653        8,653        4,013
Security Trust Co & McEvoy
  Cromwell Tr Mary Cromwell
  Trust Security Trust Co.
  Acct.......................      17,584                    24,178       24,178
Security Trust Co P McEvoy
  Cromwell M. Jenkins
  Cromwell Jr. Tr M Jenkins
  Cromwell 3rd Trust.........       6,154                     7,253        7,253

                                 SHARES     SHARES AND
                               UNDERLYING   PERCENTAGE
                                   12%       OF CLASS
                               CONVERTIBLE     OWNED
                                PREFERRED    AFTER THE
NAME OF BENEFICIAL OWNER        STOCK(11)   OFFERING(12)
-----------------------------  -----------  -----------
Migdon, Mitchell.............
Milstein, Albert.............
Minadeo, Claude M............
Monastero, Sal...............
Mullins, Margie10............
Monte, Frank.................
Nap & Co Nominee for
  Merchantile Safe Deposit &
  Trust Custodian M Jenkins
Cromwell.....................                   10,062
Nap & Co.(8).................     116,127
Noddings, Thomas.............
Orenstein, D.(8).............      58,063
Orenstein, S.(8).............      58,063
Oxenberg, Howard.............                   15,887
Oxenberg, Robert.............                    7,805
Parliament Hill Capital
  Corp.......................
Patel, Ghanshyam.............
Pekarchik, Ron...............
Peruche, Glenn R.............                    2,000
Philadep & Co................                  121,134
Platt, Lawrence & Wendy S
  Platt......................                    5,000
Poplack, Alvin M.............
Prudential Securities Cust
  Robert Oxenberg IRA
  Rollover...................
Rachlin, Robert..............
Raymond, David...............
Reiter, Gilda & Herman
  Reiter.....................
Renov, Kalman................                   16,666
Reynolds, Stanley & Claire E.
  Reynolds...................                    5,500
RHS Corp(8)..................     178,620
Rodgers, Sue Anschutz........                   15,750
Rose(8)......................     106,972
Rosenberg, Michael...........
Roth, Harriette..............
Ruscitti, Daniel.............
Sachs, Robert(6).............     483,086
Sarco & Co. a partnership....
Sarco and Company............
Schilan, Nancy & Samuel
  Schilan....................
Schnapp
Schraub, Howard(8)...........      28,210
Security Trust Co & McEvoy
  Cromwell Tr Mary Cromwell
  Trust Security Trust Co.
  Acct.......................                   17,584
Security Trust Co P McEvoy
  Cromwell M. Jenkins
  Cromwell Jr. Tr M Jenkins
  Cromwell 3rd Trust.........                    6,154

                                 SHARES                                                           SHARES
                                  OWNED                    SHARES       SHARES                  UNDERLYING
                                 BEFORE       SHARES     UNDERLYING   UNDERLYING     SHARES     CONVERTIBLE    SHARES
                                   THE         BEING       CLASS A      CLASS B    UNDERLYING   PROMISSORY   UNDERLYING
NAME OF BENEFICIAL OWNER        OFFERING    OFFERED(1)   WARRANTS(2)  WARRANTS(2)    OPTIONS       NOTES     WARRANTS(9)
-----------------------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Security Trust Co P McEvoy
  Cromwell M. Jenkins
  Cromwell Jr. Tr UW Jenkins
  Cromwell 3rd Trust.........                                 8,462        8,462
Security Trust Co Tr Maria M.
  Cromwell Acct..............       6,154                     8,462        8,462
Seiden.......................
Selwyn, Mike.................                    4,620                                  1,100
Shropshire, Daniel & Patricha
  Shropshire.................                                   250          250
Simon, Jonathan..............                                    44           44
Simon, Joseph................                                   325          325
Smith, Gregory L.............                                   275          275
Soderlun, James..............                                    15           15
Spitzer, Charlotte...........                                   175          175
Springfield, Richard &
  Barbara(8).................                                                           8,025
Stahler, Alan................      16,666                    15,125       15,125
Stahler, Alan & Kalman
  Renov......................                                 7,000        7,000
Starzel, Mary Elizabeth......       5,776                     3,305        3,305
Starzel, Robert F............      10,832                    23,697       23,697
Steiger, Ralph B.............         500                       750          750
T. Rowe Price FBO Cromwell,
  Jenkins(8).................                                                           8,025
Tompkins, Richard............                                 3,475        3,475
Tremblay, Roger & Rosemarie
  Tremblay...................                                    32           32
Udell, Alan..................                    2,240                                    533
Voorheis, Bruce M............                                 5,495        5,495
Warren, Harold...............       4,375                     2,186        2,186
Waters, Steven...............                                   125          125
Wechsler, Stephen B. & Ellen
  S. Wechsler................                                 1,250        1,250
Weinstein, Melvin(8).........                                                           6,420
Westside Diagnostics
  Radiology Medical
  Group(8)...................                                                           8,025
Wolbach, William.............                                11,550       11,550
Wood, Jennifer...............                                 1,718        1,718
Wood, Kenton E...............                                   497          497
Wood, Samantha...............                                 1,718        1,718
Zicklin, Stanley(8)..........                                                           8,025
Zisa, James F................                                 1,250        1,250
Zisa, James F. & Denise L.
  Zisa.......................                                 1,050        1,050
TOTAL........................   5,568,388      146,765    3,287,535    3,287,535    1,940,279    2,172,121    2,439,393

                                 SHARES     SHARES AND
                               UNDERLYING   PERCENTAGE
                                   12%       OF CLASS
                               CONVERTIBLE     OWNED
                                PREFERRED    AFTER THE
NAME OF BENEFICIAL OWNER        STOCK(11)   OFFERING(12)
-----------------------------  -----------  -----------
Security Trust Co P McEvoy
  Cromwell M. Jenkins
  Cromwell Jr. Tr UW Jenkins
  Cromwell 3rd Trust.........
Security Trust Co Tr Maria M.
  Cromwell Acct..............                    6,154
Seiden.......................
Selwyn, Mike.................
Shropshire, Daniel & Patricha
  Shropshire.................
Simon, Jonathan..............
Simon, Joseph................
Smith, Gregory L.............
Soderlun, James..............
Spitzer, Charlotte...........
Springfield, Richard &
  Barbara(8).................      58,063
Stahler, Alan................                   16,666
Stahler, Alan & Kalman
  Renov......................
Starzel, Mary Elizabeth......                    5,776
Starzel, Robert F............                   10,832
Steiger, Ralph B.............                      500
T. Rowe Price FBO Cromwell,
  Jenkins(8).................      58,063
Tompkins, Richard............
Tremblay, Roger & Rosemarie
  Tremblay...................
Udell, Alan..................
Voorheis, Bruce M............
Warren, Harold...............                    4,375
Waters, Steven...............
Wechsler, Stephen B. & Ellen
  S. Wechsler................
Weinstein, Melvin(8).........      46,451
Westside Diagnostics
  Radiology Medical
  Group(8)...................      53,486
Wolbach, William.............
Wood, Jennifer...............
Wood, Kenton E...............
Wood, Samantha...............
Zicklin, Stanley(8)..........      58,063
Zisa, James F................
Zisa, James F. & Denise L.
  Zisa.......................
TOTAL........................   2,365,826    5,568,388


------------------------

(1) Includes shares of Class A Common Stock which were transferred by security holders in connection with the CRG Service Agreement. The Company has agreed to repay shareholders with interest and has granted cost free registration rights.

(2) Every four Class A Warrants are redeemable at $1.75 for one share of Class A Common Stock and four Class B Warrants; Every four Class B Warrants are redeemable at $2.50 for one share of Class A Common Stock. The Company does not issue any fractional shares upon exercise of Warrants. See "Description of Securities".


(3) Based upon redemption of 12% Convertible Secured Promissory Notes ("Notes") at a 40% discount to the previous five day trading average of the Company's Class A Common Stock. The assumed five day average price for calculation of underlying shares of Class A Common Stock is $.6875. Also includes interest on Notes, paid in shares of Class A Common Stock at 12% per annum. The interest calculation is for an assumed period of three years from the date of issuance.

(4) Includes shares underlying warrants issued in conjunction with the Convertible Promissory Notes. For every $1.00 principal amount of Promissory Notes subscribed to, the holder is entitled to one Warrant exercisable into one share of Class A Common Stock at a 40% discount to the previous five day average closing price. The assumed five day average price for calculation of underlying shares of Class A Common Stock is $.6875.


(5) Mr. Markovitz is a former member of the Company's Board of Directors. Includes 500,000 options exercisable at $0.88 which expire February 2002, 100,000 exercisable at $1.12 which expire May 2002, and 130,000 options exercisable at $.88 which expire January 2003.

(6) Includes 250,000 options exercisable at $2.50 which expires September 2002 and 98,353 options exercisable at $1.50 which expires September 2000.

(7) Includes 150,000 options to purchase 150,000 shares of the Company's Class A Common Stock at an exercise price of $2.50 and an additional 150,000 options to purchase 150,000 shares of Class A Common Stock at an exercise price of $1.125, all of which expire in July 2007.


(8) Includes shares underlying options exercisable at $2.50 per share. The options were issued to the holders of the Subordinated Convertible Debentures who elected to exchange their Debentures for 12% Redeemable Convertible Preferred Stock.


(9) Includes 250,000 warrants exercisable at $1.00 and 250,000 warrants exercisable at $2.50.


(10) Includes 7,500 options exercisable at $1.69 which expire in May 1999; 37,500 options exercisable at $1.25 which expire in December 1999; 37,500 options exercisable at $1.32 which expire in March 2000 and 100,000 options exercisable at $3.13 which expire in October 2000.


(11) Based upon conversion of 12% Redeemable Convertible Preferred Stock at 70% of the average closing bid price of the Company's Class A Common Stock during the 20 days immediately preceding the date of conversion. The assumed 20 day average price for the calculation of underlying shares of Class A Common Stock is $1.24. The assumed 20 day average price is derived from the cumulative average of the 20 day average closing bid prices prior to the interest dates as provided for in the Exchange Provisions of the 1995 Exchange Offering. Resultantly, as the conversion rights of the 12% Redeemable Convertible Preferred Stock are cumulative, the actual 20 day average bid price used for calculating the underlying shares of Class A Common Stock may differ resulting in a substantial difference in the number of shares of Class A Common Stock underlying the 12% Redeemable Convertible Preferred Stock. Also included is interest on the 12% Redeemable Preferred Stock issued in the form of the Company's Class A Common Stock calculated through March 15, 1998.


(12) Assumes the sale of all shares of Class A Common Stock covered by this Prospectus.

                 CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

    Mr. Matti Kon, currently the Chief Executive Officer of IMTECH, is the sole stockholder of a company known as Blitz Systems, Inc. ("Blitz"), a computer systems consulting firm specializing in developing total business solutions for all business management systems. Blitz is currently engaged to perform consulting services to IMTECH under a one year contract, expiring October 1998, at a monthly cost of $40,000. Blitz's responsibilities under the contract are to reengineer, reorganize and run the day-to-day operations of IMTECH's data processing department. In addition, Blitz is to provide extensive technical support for many of IMTECH's clients on-site and analyze, design and develop customized database systems as required by the management of IMTECH. In December 1996, IMTECH provided Blitz with a secured loan in the amount of $250,000. The loan is evidenced by a Secured Promissory Note and collateralized by a security interest on the accounts receivable, equipment and all tangible and intangible assets of Blitz, which is not as yet perfected.

    Mr. Matti Kon is also a majority stockholder with a controlling interest in a company known as Research Distribution Services, Inc. ("RDS"). RDS provides mailing list database management, fulfillment, mailing and other related services to IMTECH under a service agreement expiring in December 1998 for a minimum monthly cost of $22,500.

    On November 21, 1996, Mr. Christopher Holbrook resigned his positions as Chief Executive Officer, Chief Operating Officer and as Director of IMTECH. Mr. Holbrook relinquished all remuneration and other benefits, except for 300,000 options to purchase 300,000 shares of Class A Common Stock of IMTECH at exercise prices ranging from $1.25 to $1.88. In addition, the Company entered into a consulting agreement with Mr. Holbrook for a period of eight months, which terminated on July 20, 1997.

    Mr. Robert Oxenberg, who was a Board member from April 1992 through April 1997, has acquired securities of the Company through several private placements ("Securities Ownership of Certain Beneficial Owners and Management"). In October 1992, Mr. Oxenberg entered into a consulting agreement with IMTECH and INSCI Corp. (the Company's former majority-owned subsidiary) for a period of three years. The consulting agreement was terminated in November 1993. Mr. Oxenberg has also served on the Board of Directors of INSCI Corp. In April 1996, upon his resignation from his position as Chief Executive Officer of IMTECH, Mr. Oxenberg and IMTECH entered into a one year consulting agreement. On April 15, 1996, Mr. Oxenberg was granted 250,000 options to purchase 250,000 shares of IMTECH Class A Common Stock at an exercise price of $1.88 (the fair market value of the Common Stock on the date of grant). The options expire on April 15, 2002. In April 1997, Mr. Oxenberg resigned his position as Director.


    Mr. Harry Markovits served as a Director from June 18, 1997 through March 5, 1998. Mr. Markovits has options outstanding to purchase 730,000 shares of Class A common stock at prices ranging from $.88 to $1.12, which expire at various dates through January 2003. In January 1998, Mr. Markovits loaned the Company the sum of $200,000 for working capital purposes. The loan to the Company was the sum of $200,000 at 12% per annum payable in 6 monthly installments. The Company has paid the sum of $58,582 and is currently in default in the sum of $141,418 in the balance of installment payments. In the event that the Company does not cure the default by June 15, 1998, then in that event Mr. Markovitz' legal representative can accelerate the payment of all principal and interest as well as be paid reasonable attorney's fees. The loan amount provides for a UCC-1 subordinated lien on the assets of the Company. Also in January 1998, the Company sold Mr. Markovits 50,000 shares of INSCI Corp. stock for proceeds of $50,000.



    DH Blair Investment Banking Corp. ("Blair") and its affiliates have granted a voting proxy in the shares which it owns or shall acquire during the term of such proxy to the Chief Executive Officer of the Company, and his successors. The voting agreement terminates in February 1999, and is suspended during any period when Blair or its affiliates are not "market makers" for the Company's securities.


    Mr. Pierce Lowrey, Jr., the Company's former Chief Executive Officer, has granted a voting proxy in the shares he owns or shall acquire during the term of such proxy to the Chief Executive Officer of the Company and his successors. The voting agreement terminates in March 2004.

                              PLAN OF DISTRIBUTION

    The Shares covered by this Prospectus are being registered by the Company for the respective accounts of the Selling Stockholders. The Company will pay all expenses of registering the Shares. Although, the Company will receive proceeds upon exercise of options or warrants by the Selling Stockholders, the Company will not receive any of the proceeds from sales by the Selling Stockholders. The Company understands that none of such Shares will be offered through underwriters.

    The Shares may be sold from time to time by Selling Stockholders either through one or more brokers or dealers on the NASDAQ-SM- Small Cap Market, through privately negotiated transactions or otherwise, at market prices prevailing at the time of sale or at prices otherwise negotiated. In connection therewith, the Selling Stockholders and participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Act, and commissions or discounts or any profit realized on the sale of Shares received by the Selling Stockholders or any such broker or dealer may be deemed to be underwriting commissions or discounts within the meaning of the Act. As of the date of this Prospectus, the Company understands that the Selling Stockholders do not have any agreement, arrangement or understanding with any brokers or dealers concerning the distribution of their respective Shares.

                           DESCRIPTION OF SECURITIES

    The following are brief summaries of certain provisions of the Company's Certificate of Incorporation, By-Laws and other documents. These summaries are qualified in their entirety by reference to the actual documents, copies of which may be obtained from the Securities and Exchange Commission, or upon request, from the Company.

AUTHORIZED STOCK

    The authorized capital stock of the Company consists of 100,000,000 shares of Class A Common Stock, $.04 par value ("Class A Common Stock"), and 3,000,000 shares of 12% Convertible Preferred Stock.

CLASS A COMMON STOCK

    As of May 11, 1998, there were 5,579,552 shares of Class A Common Stock outstanding and approximately 3,200 record holders of the Class A Common Stock. The holders of Class A Common Stock have no preemptive rights, redemption, sinking fund or conversion privileges. Each share is entitled to equal rights in the assets of the Company upon liquidation subject to the prior rights on liquidation of creditors. The holders of Class A Common Stock are entitled to share equally in any dividends declared by the Board of Directors. All of the outstanding shares of Class A Common Stock are, and the shares of Class A Common Stock to be issued upon exercise of the Class A and Class B Warrants will, upon issuance, be fully paid and non-assessable and not subject to liability for future calls or assessment and for liabilities of the Company or its stockholders.

    There are no cumulative voting rights with respect to the shares of Class A Common Stock, and therefore, the Company's principal stockholders will have the ability to elect all of the directors of the Company and control the Company, assuming non-exercise of the Company's outstanding options granted and to be granted under the Company's stock options plans and other outstanding options, warrants and convertible securities. See "Management", "Stock Option Plans" and "Principal Stockholders".

CLASS A AND CLASS B WARRANTS

    The Class A and Class B Warrants offered hereby were issued in registered form under, governed by and subject to the terms of, substantially identical warrant agreements dated April 6, 1988, February 23, 1989, May 22, 1990, August 16, 1990, March 25, 1991 and February 1, 1993 (the "Warrant Agreements") between the Company, D.H. Blair & Co. Inc. ("Blair") and Chemical Bank, New York, New York, as warrant agent (the "Warrant Agent"). The following statements are brief summaries of certain provisions of the Warrant Agreements and are subject to the detailed provisions thereof, to which reference is made for a complete statement of such provisions. Copies of the Warrant Agreements may be obtained from the Company or the Warrant Agent and have been filed with the Securities and Exchange Commission. References to the number of outstanding Warrants and shares reserved for issuance include all currently outstanding Warrants.

    The Company has authorized the issuance of 13,150,263 Redeemable Class A Warrants to purchase an aggregate of approximately 3,287,535 shares of Class A Common Stock and 13,150,263 Class B Warrants, and has reserved an equivalent number of shares of Class A Common Stock for issuance upon exercise of such Class B Warrants. As of December 4, 1997, there were 13,150,263 Class A Warrants outstanding.

    Every four Class A Warrants entitle the registered holder thereof to purchase one share of Class A Common Stock and four Class B Warrants at a price of $1.75 per share subject to adjustment under certain circumstances, at any time until the close of business on April 5, 1999. The Class A Warrants are transferable separately from the Class A Common Stock. If the closing bid price of the Class A Common

Stock on the small cap market, as reported on NASDAQ, or the closing price of the Class A Common Stock (if the Class A Common Stock is then traded on a national securities exchange), shall have exceeded $2.80 for any 30 consecutive trading days ending within 15 days of the date of notice of redemption, then upon at least 30 days' prior written notice the Company will be able to call all (but not less than all) of the Class A Warrants (other than Warrants contained in options held by Blair or its affiliates) for redemption at any time at a price of $0.04 per Class A Warrant. Class A Warrants which have been issued by the Company after the initial public offering in private transactions may be excluded from a redemption until they are registered for public resale. The right to purchase the Class A Common Stock and Class B Warrants will be forfeited unless it is exercised before the date specified in the notice of redemption or any extensions by the Company thereof.

    The Company has authorized the issuance of 13,150,263 Redeemable Class B Warrants to purchase an aggregate of 3,287,535 shares of Class A Common Stock, and has reserved an equivalent number of shares of Class A Common Stock for issuance upon exercise of such Warrants. As of December 4, 1997 , there were 13,150,263 of the Company's Class B Warrants outstanding.

    Every four Class B Warrant entitle the registered holder thereof to purchase one share of Class A Common Stock at a price of $2.50 per share, subject to adjustment under certain circumstances, at any time after the exercise of the Class A Warrant with respect to which such Class B Warrant was issued, until the close of business on April 5, 1999 . If the closing bid price of the Class A Common Stock on the small cap market, as reported on NASDAQ, or the closing price of the Class A Common Stock (if the Class A Common Stock is then traded on a national securities exchange), shall have exceeded $2.80 for any 30 consecutive trading days, ending within 15 days of the date of notice of redemption, then upon at least 30 days' written notice the Company will thereafter be able to call all (but not less than all), of the Class B Warrants (other than Warrants contained in options held by Blair or its affiliates) for redemption at any time at a price of $0.04 per Class B Warrant. Class B Warrants which are issued pursuant tot he exercise of Class A Warrants issued by the Company after the initial public offering in private transactions may be excluded from a redemption until they are registered for public resale. The right to purchase Class A Common Stock will be forfeited unless it is exercised before the date specified in the notice of redemption.

    The Class A and Class B Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications, mergers, a sale of substantially all of the Company's assets at less than market value, a sale of stock at below market or exercise price of the Warrants, but not for stock issuances pursuant to employee benefit and stock option plans for employees or consultants to the Company. However, upon the issuance of additional shares at prices below market or conversion price in a merger or acquisition with a non-affiliated entity, the anti-dilution provisions of the Warrants will not be triggered. The Company does not intend to issue fractional shares of Class A Common stock, but will pay cash in lieu thereof. A Class A and Class B Warrant holder will not possess any rights as a stockholder of the Company. The shares of Class A Common Stock, when issued upon the exercise of the Class A and Class B Warrants in accordance with the terms thereof, will be fully paid and non-assessable.

    By reason of the Company's February 1989 private placement, each of the Company's Class A Warrants, including those issued in the private offering, were adjusted as follows: each Class A Warrant outstanding as of February 23, 1989 was adjusted so that each such Class A Warrant represented 1.1 Class A Warrants. The exercise price of each Class A Warrant was reduced from $2.00 to $1.8494. Each Class A Warrant continued to represent the right to acquire one share of the Company's Class A Common Stock and one Class B Warrant. The exercise price of the underlying Class B Warrants was also adjusted, and that was reduced from $3.00 to $2.6211 per Class B Warrant. The redemption prices of the Warrants were also reduced from $.05 to $.0462 per Class A Warrant and from $.05 to $.0437 per Class B Warrant. Subsequently, notices of the adjustment and certificates representing the additional Warrants were issued to all holders of record of the Warrants on February 23, 1989.

    By reason of the issuance of the shares in the Company's April 1991 private placement, each of the Company's Class A Warrants, were adjusted as follows: each Class A Warrant outstanding as of April 26, 1991 was adjusted so that each such Class A Warrant represented 1.1 Class A Warrants. The exercise price of each Class A Warrant was reduced from $1.8494 to $1.70. Each Class A Warrant continued to represent the right to acquire one share of the Company's Class A Common Stock and Class B Warrant. The exercise price of the underlying Class B Warrants was also adjusted, and that was reduced from $2.6211 to $2.33 per Class B Warrant. The redemption prices of the Warrants were also reduced from $.0462 to $.0424 per Class A Warrant and from $.0437 to $.0389 per Class B Warrant. Subsequently, notices of the adjustment and certificates representing the additional Warrants were issued to all holders of record of the Warrants on April 26, 1991.

    The exercise prices of the Class A and Class B Warrants may, at the Company's option, upon 30 days prior written notice, be reduced and the expiration date may be extended.

    On June 14, 1995, the Company reverse split on a four-for-one basis its share of Class A Common Stock. The authorization for the reverse split was obtained by stockholder's approval. As a result, the Class A Warrants were re-priced from $1.70 to $6.70 per Warrant. The Class B Warrants were re-priced from $2.33 to $9.32. The Class A and Class B Warrants expiration date was extended to April 5, 1996.

    Subsequently, the Company in December 1995 extended the expiration date of the Class A and Class B Warrants from April 5, 1996 to April 5, 1997.

    In October 1996, the Company re-priced the Class A Warrants to an exercise price of $4.25, the Class B Warrant exercise price remained at $9.32.

    In April 1997, the Company further extended the expiration date of the Class A and Class B Warrants to April 5, 1999. In addition, the Company re-priced the exercise price of the Class A Warrants to $1.75 and re-priced the Class B Warrants from $9.32 to $2.50.

12% CONVERTIBLE PREFERRED STOCK

GENERAL

    The rights, preferences and limitation of the 12% Convertible Preferred Stock are described generally in the summary following.

VOTING RIGHTS

    Holders of the 12% Convertible Preferred Stock will not be entitled to vote except, as otherwise required by the Delaware General Corporation Law" ("DGCL").

DIVIDENDS

    The 12% Convertible Preferred Stock will accrue cumulative dividends at a rate equal to 12 % per annum of the issue price of $1.00 per share (the "Issue Price"), payable quarterly out of funds legally available therefore on each December, March, June and September 15th in each year with respect to dividends accrued as calculated by the Company in each such quarter (each a "Dividend Payment Date"). At the option of the Company, dividends may be paid in cash or in-kind. Dividends in kind shall be paid by delivery of that number of shares of Common Stock determined by the dividing the amount of the aggregate dividend accrued and payable by an amount (not less than $.10) equal to 50% of the average closing bid price of the shares of Class A Common Stock during the 20 trading days immediately preceding a Dividend Payment Date. The Company currently anticipates that, to the extent that funds are legally available therefore, dividends will be paid in-kind by delivery of Class A Common Stock. Upon any default by the Company in the payment of dividends, the sole remedy shall be acceleration of the conversion privilege so that 100% of the shares of 12% Preferred Stock then held by a holder shall become immediately convertible . Should the Company seek protection from its creditors through bankruptcy, the shares of 12% Convertible Preferred Stock shall be convertible into the greater of (i) that number of shares of Class A Common Stock determined so that all holders of 12% Preferred Stock will receive, upon conversion, a number of shares of Class A Common Stock which, when added to shares of Class A Common Stock previously issued upon conversion or as payment for dividends, shall equal to 51% of the shares of the Company's Common Stock issued and outstanding immediately following such conversion, or (ii) that number of shares of Common Stock determined by multiplying the shares of 12% Convertible Preferred Stock owned by each holder by the quotient of the Issue Price divided by the Conversion Price then in effect.

LIQUIDATION PREFERENCE

    The 12% Convertible Preferred Stock shall carry a liquidation preference in the amount of the Issue Price. Upon the liquidation and winding up of the Company for any reason, each holder of shares 12% Convertible Preferred Stock shall receive, prior to any distribution in respect to the Common Stock, a liquidation distribution in the amount of the number of shares of 12% Convertible Preferred Stock owned by such holder multiplied by the Issue Price, plus the amount of all accrued but unpaid dividends thereon.

CONVERSION

    Each share of 12% Redeemable Preferred Stock shall be convertible from time to time, in accordance with the terms of the respective placement, into shares of the Company's Class A Common Stock. The conversion price shall be an amount equal to the greater of (I) $.10 or (ii) 70% of the average closing bid price of the Class A Common Stock during the 20 days immediately preceding the date of conversion.

                                 LEGAL OPINION

    The validity of the securities being offered hereby is being passed upon Baratta & Goldstein, 597 Fifth Avenue, New York, New York 10017.

                                    EXPERTS

    The financial statements of the Company as of March 31, 1997 and 1996 and for each of the three years in the period ended March 31, 1997 included in this Prospectus and elsewhere in the Registration Statement have been audited by Mahoney Cohen & Company, CPA, P.C. independent certified public accountants, as indicated in their report with respect thereto and are included herein in reliance upon the authority of said firm as experts in giving said report.

                             ADDITIONAL INFORMATION

    The Company is subject to the information requirements of the Securities and Exchange Act of 1934 (the "1934 Act") and in accordance therewith files, reports and other information with the Securities and Exchange Commission ("Commission"). Such reports and other information can be inspected and copied at the Public Reference facilities maintained by the Commission, 450 Fifth Street, NW Washington D.C. 20549, as well as the Regional Officer of the Commission at 7 World Trade Center, suite 1300, New York, New York 10048, and copies can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington D.C. 20549, at prescribed rates. Reports, Proxy and other information regarding the Company can be obtained from the Commission Web site http://www.sec.gov. Reports and other information about the Company can be inspected at the offices of NASDAQ Stock Market 1733 K Street, NW, Washington D.C. 20006-1500.

                      DOCUMENTS INCORPORATED BY REFERENCE

    There is hereby incorporated in this Prospectus by reference the Company's Annual Report on Form 10-K for the year ended March 31, 1997, Forms 10-QSB for the fiscal quarter ended June 30, 1997, and Form 10-QSB for the fiscal quarter ended September 30, 1997 and the Company's current reports on Forms 8-K Reports filed heretofore with the Securities and Exchange Commission pursuant to the 1934 Act, to which reference is hereby made.

    All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered by this prospectus have been sold or which de-registers all securities then remaining unsold shall be deemed to incorporated by reference in this prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purposes hereof to the extent that statements contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed to constitute a part hereof, except as so modified or superseded.

    The Company hereby undertakes to provide without charge to each person, including any beneficial owner to whom a copy of the Prospectus has been delivered on written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to the offices of the Company, (212 306-6100) 130 Cedar Street, New York, New York 10006, Attn: Tom Ricapito, Controller.

    No dealer, sales representative or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, any securities other than the registered securities to which it relates or any offer to, or the solicitation of, any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                                INDEMNIFICATION

    The General Corporation Law of the State of Delaware grants each corporation organized hereunder the power to indemnify its officers and directors against liability under certain circumstances. The Company's Certificate of Incorporation provides that the Company shall, to the full extent permitted by law, indemnify all directors, officers, employees and agents of the Company. The Company's Certificate of Incorporation also contains a provision eliminating the liability of directors of the Company to the Company or its stockholders for monetary damages, except under certain circumstances.

    The Company also has a policy insuring its directors and officers against certain liabilities, including liabilities under the Act.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expresses in the Act and is therefore unenforceable.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and
Board of Directors of
Information Management Technologies
  Corporation

    We have audited the accompanying balance sheets of Information Management Technologies Corporation as of March 31, 1997 and 1996, and the related statements of operations, stockholders' equity (deficiency), and cash flows for each of the three years in the period ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Information Management Technologies Corporation as of March 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1997, in conformity with generally accepted accounting principles.

    As described in Note B(12) to the financial statements, the Company changed its method of accounting for the beneficial conversion feature of convertible debentures in 1996 to comply with the Securities and Exchange Commission staff's position of retroactive application of this accounting practice.

    Our previous report on the 1996 financial statements, dated June 19, 1996, included an explanatory paragraph that described the uncertain outcome of an investigation by the Securities and Exchange Commission. As explained in Note N to the financial statements, that investigation as been terminated on September 10, 1996.

    We have also audited Schedule II for the years ended March 31, 1997, 1996 and 1995. In our opinion, this schedule presents fairly the information required to be set forth therein.

                                                   /s/ MAHONEY COHEN & COMPANY,
                                                            CPA, P.C.

                                                  ------------------------------
                                                  MAHONEY COHEN & COMPANY, CPA,
                                                               P.C.

New York, New York
June 12, 1997

                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this registration statement on Form S-3 (File No. 333-43031) of our report dated June 12, 1997, on our audits of the financial statements and financial statement schedules of Information Management Technologies Corporation. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data" in the Prospectus.

                                          /s/ MAHONEY COHEN & COMPANY, CPA, P.C.
                                          --------------------------------------
                                          Mahoney Cohen & Company, CPA, P.C.


New York, New York
May 14, 1998

                         INDEX TO FINANCIAL STATEMENTS


                                                                                          Page
                                                                                       -----------
FINANCIAL STATEMENTS
  Report of Independent Accountants..................................................         F-1
  Balance Sheets as of March 31, 1997 and 1996.......................................         F-2
  Statements of Operations for the Years Ended March 31, 1997, 1996 and 1995.........         F-4
  Statements of Stockholders' Equity (Deficiency) for the Years Ended March 31, 1997,
    1996 and 1995....................................................................         F-5
  Statements of Cash Flows for the Years Ended March 31, 1997, 1996 and 1995.........         F-8
  Notes of Financial Statements as of March 31, 1997.................................        F-11
  Balance Sheet (unaudited) as of December 31, 1997..................................        F-27
  Statement of Operations (unaudited) for the Nine Months Ended December 31, 1997 and
    1996.............................................................................        F-29
  Statement of Cash Flows (unaudited) for the Nine Months Ended December31, 1997 and
    1996.............................................................................        F-30
  Notes to Financial Statement as of December 31, 1998...............................        F-31

FINANCIAL STATEMENT SCHEDULES:
  Schedule II--Valuation and Qualification Accounts..................................        F-38


    SCHEDULES NOT LISTED IN THE ABOVE TABLE OF CONTENTS HAVE BEEN OMITTED BECAUSE THEY DO NOT APPLY OR ARE NOT REQUIRED OR THE INFORMATION REQUIRED TO BE SET FORTH THEREIN IS INCLUDED IN THE FINANCIAL STATEMENTS AND ACCOMPANYING NOTES THERETO.

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                                 BALANCE SHEETS

                                     ASSETS

                                                                                                MARCH 31,
                                                                                        --------------------------
                                                                                            1997          1996
                                                                                        ------------  ------------
CURRENT ASSETS
  Cash and cash equivalents (Notes B-2 and B-7).......................................  $  1,228,819  $  2,011,560
  Accounts receivable, net of allowance for doubtful accounts of $36,800 at March 31,
    1997 and $104,500 at March 31, 1996 (Notes B-7 and L).............................     1,331,428     1,406,731
  Inventory (Note B-3)................................................................       281,729       303,133
  Note receivable--related party (Note F).............................................        54,886       --
  Prepaid expenses and other current assets (Note M)..................................       590,224       972,214
                                                                                        ------------  ------------
      Total current assets............................................................     3,487,086     4,693,638

PROPERTY AND EQUIPMENT--AT COST
  (Notes B-4 and G)
  Production equipment................................................................     2,548,699     5,102,268
  Software............................................................................       242,932       295,128
  Furniture and fixtures..............................................................       459,696       399,899
  Leasehold improvements..............................................................       609,888       461,089
  Computer equipment..................................................................       806,066     1,101,323
                                                                                        ------------  ------------
                                                                                           4,667,281     7,359,707
  Less: Accumulated depreciation and amortization.....................................     2,065,833     5,013,249
                                                                                        ------------  ------------
      Net property and equipment......................................................     2,601,448     2,346,458
                                                                                        ------------  ------------

OTHER ASSETS
  Note receivable--related party (Note F).............................................       195,114       --
  Deposits and other assets (Note B-5)................................................       364,405       347,636
  Investment in INSCI Corp. (Note C)..................................................     1,782,108       379,057
                                                                                        ------------  ------------
      Total other assets..............................................................     2,341,627       726,693
                                                                                        ------------  ------------

TOTAL ASSETS..........................................................................  $  8,430,161  $  7,766,789
                                                                                        ------------  ------------
                                                                                        ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                           BALANCE SHEETS (CONCLUDED)

               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

                                                                                              MARCH 31,
                                                                                    ------------------------------
                                                                                         1997            1996
                                                                                    --------------  --------------
CURRENT LIABILITIES
  Bank credit facility (Note E-2).................................................  $     --        $      640,056
  Current debt (Note D)...........................................................         380,000         431,975
  Current maturities of long-term debt (Note E)...................................         288,329         497,328
  Current maturities of long-term capital lease obligations (Note G)..............         280,878         333,728
  Accounts payable................................................................       1,479,166       1,455,015
  Accrued salaries................................................................         157,820         156,007
  Deferred revenue................................................................        --               129,090
  Other accrued liabilities.......................................................         684,221       1,457,798
                                                                                    --------------  --------------
      Total current liabilities...................................................       3,270,414       5,100,997

LONG-TERM DEBT, LESS CURRENT MATURITIES
  (Note E)........................................................................         900,000       2,793,329

DEFERRED RENT (Note H)............................................................         382,677         368,494

CAPITAL LEASE OBLIGATIONS, LESS CURRENT MATURITIES
  (Note G)........................................................................         213,002         362,279
                                                                                    --------------  --------------
      Total long-term liabilities.................................................       1,495,679       3,524,102
                                                                                    --------------  --------------

COMMITMENTS AND CONTINGENCIES
  (Notes D through K and M)

STOCKHOLDERS' EQUITY (DEFICIENCY)
  (Notes E, J and K)
  12% Preferred Stock--authorized 3,000,000 shares at $1.00 par value; 2,534,100 and 2,026,580 shares issued and outstanding at March 31, 1997 and and 1996,
    respectively..................................................................       2,534,100       2,026,580
  Class A common stock--authorized 100,000,000 shares at $.04 par value; 5,579,552 and 3,535,078 shares issued and outstanding at March 31, 1997 and 1996,
    respectively..................................................................         223,182         141,403
  Additional paid-in capital......................................................      31,528,477      29,558,530
  Unrealized gain from investment in securities available for sale (Note C).......       1,774,515        --
  Accumulated deficit.............................................................     (32,396,206)    (32,584,823)
                                                                                    --------------  --------------
      Total stockholders' equity (deficiency).....................................       3,664,068        (858,310)
                                                                                    --------------  --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)...........................  $    8,430,161  $    7,766,789
                                                                                    --------------  --------------
                                                                                    --------------  --------------

   The accompanying notes are an integral part of these financial statements.

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                            STATEMENTS OF OPERATIONS

                                                                             FOR THE YEARS ENDED MARCH 31,
                                                                      -------------------------------------------
                                                                          1997           1996           1995
                                                                      -------------  -------------  -------------
Revenues (Note L)...................................................  $  10,714,711  $  11,805,891  $  14,047,883
Cost of sales.......................................................      8,488,716      9,057,533     10,641,843
                                                                      -------------  -------------  -------------
Gross profit........................................................      2,225,995      2,748,358      3,406,040
Operating expenses:
  Selling, general and administrative...............................      2,937,712      4,104,526      3,875,693
  Termination of facility contract..................................       --               75,000       --
  Lease agreement buyout (Note H)...................................       --              376,826       --
  Write-down of property and equipment..............................       --             --              750,000
  Other costs (Note O)..............................................        550,000       --             --
                                                                      -------------  -------------  -------------
        Total operating expenses....................................      3,487,712      4,556,352      4,625,693
                                                                      -------------  -------------  -------------
Loss from operations................................................     (1,261,717)    (1,807,994)    (1,219,653)
Other (income) expenses:
  Interest expense, net.............................................        391,767        559,710        484,320
  (Gain) loss from sale of stock in INSCI Corp. (Note C)............     (2,089,020)        73,500       --
  Interest--beneficial conversion--convertible debt (Notes B-12 and
    E-6)............................................................         88,889        900,000       --
  Equity in net loss of INSCI Corp..................................        158,030      1,452,000      2,187,411
  Credit facility buyout............................................       --              394,614       --
                                                                      -------------  -------------  -------------
        Net other (income) expenses.................................     (1,450,334)     3,379,824      2,671,731
                                                                      -------------  -------------  -------------
Income (loss) from continuing operations............................        188,617     (5,187,818)    (3,891,384)
Loss from discontinued operations (Note N)..........................       --             (390,696)    (1,772,722)
                                                                      -------------  -------------  -------------
Net income (loss)...................................................  $     188,617  $  (5,578,514) $  (5,664,106)
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Income (loss) per share from continuing operations (Note B-6).......  $        0.04  $       (1.65) $       (1.41)
Loss per share from discontinued operations (Note B-6)..............       --                (0.12)         (0.64)
                                                                      -------------  -------------  -------------
Net income (loss) per share (Note B-6)..............................  $        0.04  $       (1.77) $       (2.05)
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Weighted average number of shares outstanding.......................      5,129,143      3,139,758      2,762,072
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

               FOR THE YEARS ENDED MARCH 31, 1997, 1996 AND 1995

                                                 COMMON STOCK
                                             --------------------                                                         TOTAL
                                                 A                     PREFERRED STOCK       ADDITIONAL                STOCKHOLDERS'
                                               CLASS               ------------------------   PAID-IN    ACCUMULATED      EQUITY
                                              SHARES     AMOUNT      SHARES       AMOUNT      CAPITAL      DEFICIT     (DEFICIENCY)
                                             ---------  ---------  -----------  -----------  ----------  ------------  ------------
Balance at April 1, 1994...................  2,762,077  $ 108,557      --        $  --       $21,674,671 ($21,342,203)  $  441,025
  Initial public offering of INSCI common
    stock..................................     --         --          --           --        6,240,224       --         6,240,224
  Conversion of INSCI warrants to IMTECH
    stock..................................     16,055      2,568      --           --           (2,568)      --            --
  Value assigned to options granted in
    connection with bridge financing.......     --         --          --           --          155,000       --           155,000
  Costs associated with various
    registrations and private placements...     --         --          --           --           (2,647)      --            (2,647)
  Net loss.................................     --         --          --           --           --       (5,664,106)   (5,664,106)
                                             ---------  ---------         ---        -----   ----------  ------------  ------------
Balance at March 31, 1995 (carried
  forward).................................  2,778,132  $ 111,125      --        $  --       $28,064,680 ($27,006,309)  $1,169,496
                                             ---------  ---------         ---        -----   ----------  ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

               FOR THE YEARS ENDED MARCH 31, 1997, 1996 AND 1995

                                             COMMON STOCK
                                         --------------------                                                     TOTAL
                                             A                   PREFERRED STOCK     ADDITIONAL                STOCKHOLDERS'
                                           CLASS               --------------------   PAID-IN    ACCUMULATED      EQUITY
                                          SHARES     AMOUNT     SHARES     AMOUNT     CAPITAL      DEFICIT     (DEFICIENCY)
                                         ---------  ---------  ---------  ---------  ----------  ------------  ------------
Balance at March 31, 1995 (brought
  forward).............................  2,778,132  $ 111,125     --      $  --      $28,064,680 ($27,006,309)  $1,169,496
  Exercise of stock options............    125,000      5,000     --         --         113,360       --           118,360
  Transfer agent administration
    error..............................    144,196      5,768     --         --          --           --             5,768
  Issuance of common stock under
    Regulation "S"--Fondo..............    287,750     11,510     --         --         238,490       --           250,000
  Issuance of common stock under
    Regulation "S"--Oportunidad........    200,000      8,000     --         --         242,000       --           250,000
  Issuance of preferred stock from
    debenture conversion...............     --         --      2,026,580  2,026,580      --           --         2,026,580
  Amortization of beneficial conversion
    feature related to convertible
    debt...............................     --         --         --         --         900,000       --           900,000
  Net loss.............................     --         --         --         --          --       (5,578,514)   (5,578,514)
                                         ---------  ---------  ---------  ---------  ----------  ------------  ------------
Balance at March 31, 1996 (carried
  forward).............................  3,535,078  $ 141,403  2,026,580  $2,026,580 $29,558,530 ($32,584,823)  $ (858,310)
                                         ---------  ---------  ---------  ---------  ----------  ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

               FOR THE YEARS ENDED MARCH 31, 1997, 1996 AND 1995

                             CLASS A COMMON STOCK                                                                  TOTAL
                                                     PREFERRED STOCK                  ADDITIONAL                STOCKHOLDERS'
                             --------------------  --------------------  UNREALIZED    PAID-IN    ACCUMULATED      EQUITY
                              SHARES     AMOUNT     SHARES     AMOUNT       GAIN       CAPITAL      DEFICIT     (DEFICIENCY)
                             ---------  ---------  ---------  ---------  -----------  ----------  ------------  ------------
Balance at March 31, 1996
  (brought forward)........  3,535,078  $ 141,403  2,026,580  $2,026,580  $  --       $29,558,530 ($32,584,823)  $ (858,310)
  Issuance of common stock
    for services...........     60,000      2,400     --         --          --           48,000       --            50,400
  Issuance of common stock
    from debenture
    conversion -Infinity
    Investors..............  1,883,643     73,346     --         --          --        2,026,654       --         2,100,000
  Issuance of preferred
    stock from debenture
    conversion.............     --         --        507,520    507,520      --           --           --           507,520
  Transfer agent
    administration error...    100,831      6,033     --         --          --           (6,033)      --            --
  Costs associated with
    various registrations
    and private
    placements.............     --         --         --         --          --         (187,563)      --          (187,563)
  Unrealized gain from
    investment in
    securities available
    for sale...............     --         --         --         --       1,774,515       --           --         1,774,515
  Amortization of
    beneficial conversion
    feature related to
    convertible debt.......     --         --         --         --          --           88,889       --            88,889
  Net income...............     --         --         --         --          --           --          188,617       188,617
                             ---------  ---------  ---------  ---------  -----------  ----------  ------------  ------------
Balance at March 31,
  1997.....................  5,579,552  $ 223,182  2,534,100  $2,534,100  $1,774,515  $31,528,477 ($32,396,206)  $3,664,068
                             ---------  ---------  ---------  ---------  -----------  ----------  ------------  ------------
                             ---------  ---------  ---------  ---------  -----------  ----------  ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                              FOR THE YEARS ENDED MARCH 31,
                                                                       -------------------------------------------
                                                                           1997           1996           1995
                                                                       -------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)..................................................  $     188,617  $  (5,578,514) $  (5,664,106)
  Adjustments to reconcile net income (loss) to net cash used in operating activities:
    Write-down of property and equipment.............................       --             --              750,000
    Depreciation and amortization....................................        456,579        458,741        558,975
    Amortization of loan and consulting fees.........................        183,628         69,000         65,675
    Amortization of goodwill.........................................       --             --                4,873
    Amortization of beneficial conversion feature related to
      convertible debt...............................................         88,889        900,000       --
    Interest paid on issuance of preferred stock.....................        232,520        130,580       --
    Accretion of interest on current debt............................       --             --               32,292
    (Gain) loss on sale on INSCI Corp. stock.........................     (2,089,020)        73,500       --
    Equity in net loss of INSCI Corp.................................        158,030      1,452,000      2,187,411
    Write-off of net assets of discontinued operations...............       --              185,331       --
    Provision for doubtful accounts..................................       --               48,115        209,169
    Deferred rent....................................................         14,183       (200,954)       302,653
    Changes in assets and liabilities:
      Accounts receivable............................................         75,303      1,177,813        400,377
      Inventory......................................................         21,405         75,390         14,197
      Prepaid expenses and other current assets......................         63,562       (300,873)       147,506
      Deposits and other assets......................................        (16,769)       231,143       (107,872)
      Accounts payable...............................................         24,151        692,673       (161,897)
      Accrued salaries...............................................          1,813        (58,993)        84,093
      Deferred revenue...............................................       (129,090)      (424,933)       168,103
      Customer deposits..............................................       --             --                 (210)
      Other accrued liabilities......................................       (783,535)       143,747       (355,443)
                                                                       -------------  -------------  -------------
        Net cash used in operating activities........................     (1,509,734)      (926,234)    (1,364,204)
                                                                       -------------  -------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures...............................................       (568,390)       (56,456)      (214,348)
  Proceeds from the sale of stock in INSCI Corp......................      2,258,072        331,129       --
  Loan to related party..............................................       (250,000)      --             --
  Advances to INSCI Corp.............................................       --             --              (38,095)
  Repayments by INSCI Corp...........................................       --            1,000,000      2,450,585
                                                                       -------------  -------------  -------------
        Net cash provided by investing activities....................      1,439,682      1,274,673      2,198,142
                                                                       -------------  -------------  -------------
TOTALS CARRIED FORWARD...............................................  $     (70,052) $     348,439  $     833,938
                                                                       -------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                                                                                FOR THE YEARS ENDED MARCH 31,
                                                                            --------------------------------------
                                                                                1997          1996         1995
                                                                            ------------  ------------  ----------
TOTALS BROUGHT FORWARD....................................................  $    (70,052) $    348,439  $  833,938

CASH FLOWS FROM FINANCING ACTIVITIES
  Net repayments under bank credit facility...............................      (640,056)     (479,442)   (415,441)
  Financing from bank overdraft...........................................       --           (268,881)    268,881
  Proceeds from bank issuance of short-term debt and options..............       --            176,852     250,000
  Proceeds from issuance of long-term debt................................       900,000     2,340,185      --
  Repayments of long-term debt............................................      (627,328)      --          (79,617)
  Payments of capital lease obligations...................................      (345,305)     (529,721)   (499,236)
  Repayment of BNY warrant................................................       --           (200,000)     --
  Payment of stockholder loan.............................................       --            --         (185,900)
  Proceeds from equity placements and the exercise of options and
    warrants..............................................................       --            624,128      --
  Costs associated with equity placements and preferred stock
    redemptions...........................................................       --            --         (213,500)
                                                                            ------------  ------------  ----------
        Net cash provided by (used in) financing activities...............      (712,689)    1,663,121    (874,813)
                                                                            ------------  ------------  ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......................      (782,741)    2,011,560     (40,875)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR..............................     2,011,560       --           40,875
                                                                            ------------  ------------  ----------

CASH AND CASH EQUIVALENTS, END OF YEAR....................................  $  1,228,819  $  2,011,560  $   --
                                                                            ------------  ------------  ----------
                                                                            ------------  ------------  ----------

                                SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID DURING THE YEAR FOR:

  Interest................................................................  $     94,450  $    355,852  $  387,518
                                                                            ------------  ------------  ----------
                                                                            ------------  ------------  ----------

  Income taxes............................................................  $    --       $     11,592  $    2,166
                                                                            ------------  ------------  ----------
                                                                            ------------  ------------  ----------

   The accompanying notes are an integral part of these financial statements.

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

    SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES

DURING THE FISCAL YEAR ENDED MARCH 31, 1997:

    The holder of the Company's $2,100,000 6% convertible debenture issued in March 1996 elected to convert the debt into 1,883,643 shares of Class A common stock.

    Holders of the Company's 12% subordinated convertible debentures elected to convert $250,000 of debentures into shares of the Company's 12% preferred stock.

    The Company repaid a short-term note valued at $51,975 by issuing INSCI Corp. stock.

    The Company incurred capital lease obligations of approximately $144,000.

DURING THE FISCAL YEAR ENDED MARCH 31, 1996:

    The Company issued 171,000 shares of Class A common stock valued at $502,000 for services rendered over a three year period.

    The Company negotiated with one of its primary suppliers to convert $545,000 of trade payables into a two year interest bearing note.

    Holders of the Company's 12% subordinated convertible debentures elected to convert $1,896,000 in debentures into shares of the Company's 12% preferred stock.

    The Company incurred capital lease obligations of approximately $405,000.

DURING THE FISCAL YEAR ENDED MARCH 31, 1995:

    BNY notified the Company that it would exercise its right to "put" the $200,000 warrant back to the Company.

    The Company negotiated with several key vendors to convert $148,821 of trade payables into twelve month notes.

    The Company incurred capital lease obligations of approximately $311,000.

   The accompanying notes are an integral part of these financial statements.

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                         MARCH 31, 1997, 1996 AND 1995

NOTE A--THE COMPANY

    Information Management Technologies Corporation (referred to as "IMTECH" or the "Company") was incorporated in 1986 in the State of Delaware. The Company provides information processing and facilities management services to financial, legal, accounting and other medium to large service organizations which operate in business environments that are characterized by substantial information processing, communications and document administration requirements. The Company's customer base is principally located in New York City and the surrounding metropolitan area, such as New Jersey, Southeast Connecticut and Westchester County. The Company has also begun to service clients in Pennsylvania, the midwest and in Europe, as a result of strategic alliances with two New York based service providers (See Note F). The alliances allow IMTECH to offer its clients a smooth process of receiving and managing data for print production and subsequent distribution.

    The Company holds a 16% ownership interest in INSCI Corp. ("INSCI") at March 31, 1997. At March 31, 1996 and 1995, the Company held a 38% and 64% ownership interest in INSCI, respectively. The investment in INSCI was accounted for under the equity method through the period when the Company owned more than 20% of the common stock in INSCI. When the Company's investment in INSCI decreased below 20% the investment in INSCI was accounted for under the "Securities Available For Sale" method as promogulated by Statement of Financial Accounting Standards ("SFAS") No. 115.

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The following is a summary of the significant accounting policies that have been applied on a consistent basis in the preparation of the accompanying financial statements:

1. REVENUE RECOGNITION

    Revenue is recorded when services are performed or upon delivery of the product.

2. CASH AND CASH EQUIVALENTS

    For the purposes of reporting cash flows (presented under the indirect method), the Company considers all highly liquid investments with insignificant interest rate risk and an original maturity of three months or less to be cash equivalents. The cash equivalents are carried at cost which approximates fair value. At March 31, 1997, cash equivalents included funds deposited in a liquid asset fund with a financial institution.

3. INVENTORY

    Inventory consists primarily of paper, toner and inks, and is stated at the lower of cost (determined by the first-in, first-out method) or market.

4. PROPERTY AND EQUIPMENT

    Depreciation of capital assets is provided to relate the cost of the depreciable assets to operations over their estimated useful service lives. In that connection, production equipment, computer hardware and software and furniture and fixtures are depreciated by the straight-line method over estimated useful lives ranging from five to seven years.

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                         MARCH 31, 1997, 1996 AND 1995

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Leasehold improvements are amortized by the straight-line method over the lesser of the lease term or estimated useful lives of the improvements. Major additions and betterments are capitalized and repairs and maintenance are charged to operations in the period incurred. At the time of disposal of any property and equipment, the cost and accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is recognized in the current period's earnings.

5. DEFERRED FINANCING COSTS

    Costs incurred to secure financing arrangements are included in deposits and other assets in the balance sheets. The costs, which amounted to approximately $98,000 and $53,000, net of accumulated amortization of approximately $38,000 and $13,000 as of March 31, 1997 and 1996, respectively, are amortized over the life of the related credit facilities, which range from 24 to 110 months.

6. INCOME (LOSS) PER SHARE

    Net income (loss) per share is calculated on the basis of the weighted average of number shares outstanding during the fiscal year. The effect on net income (loss) per share of the stock options and warrants outstanding is antidilutive and is not included in the calculation of the weighted average number of shares outstanding.

7. CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of cash and accounts receivable.

    The Company maintains cash balances at various banks and places its temporary cash investments in a liquid asset fund (See Note B-2) with one financial institution. Accounts at the banks and financial institution are insured by the Federal Deposit Insurance Corporation (FDIC) and the Securities Investor Protection Corporation (SIPC) up to $100,000 and $500,000, respectively.

    The Company performs ongoing credit evaluations of its customers and records reserves for potentially uncollectible accounts receivable which are deemed credit risks as determined by management. Accounts receivable consist of geographically and industry dispersed customers.

8. USE OF ESTIMATES

    The preparation of the accompanying financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist of cash, trade receivables and payables and debt instruments. The carrying amount of cash and short-term instruments approximates their fair values because of the relatively short period of time between the origination of the instruments and their expected

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                         MARCH 31, 1997, 1996 AND 1995

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) realization. The carrying amount of the debt is based on the current market interest rates being paid, and as a result, it approximates fair value.

10. IMPAIRMENT OF LONG-LIVED ASSETS

    In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market or discounted cash flow value is required. No such write-downs were required for the fiscal year ended March 31, 1997.

11. ACCOUNTING FOR STOCK OPTIONS

    Prior to April 1, 1996, the Company accounted for its stock option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. APB No. 25 requires that compensation expense be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. During the fiscal year ended March 31, 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB No. 25 and provide pro forma net income (loss) and pro forma income (loss) per share disclosures for employee stock option grants made from 1995 forward as if the fair-valued-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide pro forma disclosure provisions of SFAS No. 123.

12. CONVERTIBLE DEBT

    The beneficial conversion feature of outstanding convertible secured promissory notes payable (See Note E-6) is accounted for as additional interest to the note holders and amortized over the period from the date of issue through the date the securities first become convertible. This policy conforms to the accounting for these transactions announced by the Securities and Exchange Commission ("SEC") Staff in March 1997.

    The statement of operations for the fiscal year ended March 31, 1996 has been adjusted to include a $900,000 interest charge from the beneficial conversion feature related to convertible debentures to comply with the staff's position of retroactive application of this accounting practice. As a result, net loss per share has been increased from ($1.49) to ($1.77).

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                         MARCH 31, 1997, 1996 AND 1995

NOTE C--INVESTMENT IN INSCI CORP.

    The Company holds a 16% ownership interest in INSCI, its former majority-owned subsidiary. At March 31, 1997, the carrying value and estimated fair market value of the Company's investment in INSCI is as follows:

                                                                                                          GAIN
                                                                           COST BASIS   MARKET VALUE   UNREALIZED
                                                                           -----------  ------------  ------------
Investment in INSCI Corp. (636,467 shares)...............................   $   7,593    $1,782,108   $  1,774,515

The investment is accounted for under the "Securities Available For Sale" method as promogulated by SFAS No. 115. As a result, the investment is carried at fair market value. During the second quarter of fiscal year 1997, the Company sold 703,000 shares of INSCI Corp. stock. Prior to that sale, IMTECH owned a 38% interest in INSCI, whose results were accounted for under the equity method. At March 31, 1996 and 1995, the Company had a 38% and a 64% ownership interest in INSCI, respectively. INSCI's financial position and the results of its operations for the years ended March 31, 1996 and 1995 were as follows (in ,000):

                                                                             1996       1995
                                                                           ---------  ---------
Net sales................................................................  $   7,913  $   7,188
                                                                           ---------  ---------
                                                                           ---------  ---------
Net loss.................................................................  $  (1,452) $  (3,113)
                                                                           ---------  ---------
                                                                           ---------  ---------
Total assets.............................................................  $   5,223
                                                                           ---------
                                                                           ---------
Total liabilities........................................................  $   2,704
Total stockholders' equity...............................................      2,519
                                                                           ---------
Total liabilities and stockholders' equity...............................  $   5,223
                                                                           ---------
                                                                           ---------
Investment in INSCI Corp.................................................  $     379
                                                                           ---------
                                                                           ---------

NOTE D--CURRENT DEBT

    At March 31, 1997 and 1996, current debt consisted of:

                                                                                               1997        1996
                                                                                            ----------  ----------
Loan-option note payable[1]...............................................................  $   --      $   51,975
12% subordinated convertible debentures[2]................................................     380,000     380,000
                                                                                            ----------  ----------
                                                                                            $  380,000  $  431,975
                                                                                            ----------  ----------
                                                                                            ----------  ----------

------------------------

[(1)] In January 1995, the Company obtained financing under a series of loan-option agreements with five individuals in the aggregate of $250,000. The loans were payable in one year and bore interest at a per annum rate of 9%. In January 1996, the Company repaid $200,000 of the outstanding loans plus accrued interest ( to four out of the five individuals). During the fiscal year ended March 31, 1997, the remaining loan-option holder was repaid in shares of INSCI stock, at his request.

[(2)] In connection with a private placement completed in January 1996, the Company issued $380,000 in subordinated convertible debentures. The debentures accrue interest at a per annum rate of 12% and

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                         MARCH 31, 1997, 1996 AND 1995

NOTE D--CURRENT DEBT (CONTINUED)
    entitle the holders to convert the debentures plus accrued interest into Class A common stock of the Company at a price per share of $1.50. The debentures mature in January 1998. Interest charged to operations for the years ended March 31, 1997 and 1996 amounted to approximately $46,000 and $9,000, respectively.

NOTE E--LONG-TERM DEBT

    At March 31, 1997 and 1996, long-term debt obligations consisted of the following:

                                                                            MARCH 31,
                                                                    --------------------------
                                                                        1997          1996
                                                                    ------------  ------------
12% convertible subordinated debentures [1].......................  $    --       $    405,000
Revolving bank credit and term facility [2].......................       --            240,185
Trade payable conversion note [5].................................       288,329       545,472
6% convertible debenture [3], [6].................................       --          2,100,000
12% convertible secured notes [4], [6]............................       900,000       --
                                                                    ------------  ------------
                                                                       1,188,329     3,290,657
Less: Current maturities..........................................       288,329       497,328
                                                                    ------------  ------------
Total long-term debt..............................................  $    900,000  $  2,793,329
                                                                    ------------  ------------
                                                                    ------------  ------------

------------------------

[1] During the fiscal year ended March 31, 1992, the Company received proceeds totaling $2,301,000 from a private placement whereby it issued 12% convertible subordinated debentures. Originally, the debentures were convertible into Class A common stock of IMTECH at any time prior to maturity at a price of $10.00 per share. In December 1995, the Company established an exchange program which allowed the debenture holders to receive $1.00 of preferred stock for every $1.00 of debentures. As of March 31, 1996, the debenture holders converted $1,896,000 of debentures into preferred stock.

    During the fiscal year ended March 31, 1997, $250,000 of debentures were converted into the Company's 12% preferred stock, and the remainder of the debentures were redeemed. Interest from the debentures charged to operations for the years ended March 31, 1997, 1996 and 1995 was approximately $16,000, $210,000 and $276,000, respectively.

[2] During fiscal year ended March 31, 1996, the Company maintained a credit facility arrangement with BNY Financial Corp. ("BNY") under which BNY advanced the Company funds at a rate of 2% above the prime rate. As part of the financing arrangement, the Company granted BNY a warrant to purchase 100,000 shares of IMTECH's Class A common stock at an exercise price equal to 80% of the market value on the date of grant. In addition, the Company granted BNY the right to "put" the warrant back to the Company if the warrant remained unexercised. In April of 1995, the Company commenced payment of the warrant upon BNY's notification that it was going to exercise the "put" option.

    On April 10, 1996, the Company terminated its financing arrangement with BNY. The Company paid approximately $1,500,000 to BNY in full satisfaction of all outstanding loans, advances and debt obligations, including the "put" back warrant. In addition, the Company paid a termination fee of

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                         MARCH 31, 1997, 1996 AND 1995

NOTE E--LONG-TERM DEBT (CONTINUED)
    $75,000, and received a release from BNY of all collateral pledged as security for the lending agreement.

[3] In March 1996, the Company issued a two year 6% convertible debenture in exchange for $2,100,000. The debenture was issued to a company called Infinity Investors Ltd. ("Infinity"), under Regulation "S" of the Securities Act, and it entitled Infinity to convert the debenture principal plus accrued interest into Class A common stock of the Company at a 30% discount to the market rate based on a five day average trading price at the time of conversion. Interest charged to operations for the years ended March 31, 1997 and 1996 amounted to $25,212 and $9,100, respectively.

    During the fiscal year ended March 31, 1997, the debentures were completely converted, and as a result, the Company issued 1,833,643 shares of Class A common stock.

[4] On February 27, 1997, the Company issued convertible secured promissory notes in exchange for proceeds of $900,000 as part of a private placement offering. The notes bear interest at a per annum rate of 12%, and at the option of IMTECH, the interest can either be paid in cash or in the Company's Class A common stock. The notes are secured by a pledge of 500,000 shares of INSCI Corp. stock. The Company has the right, under the pledge agreement, to receive the return of 100,000 shares of the pledged stock in the event it becomes required in order for IMTECH to obtain a credit line or enter into a lease agreement for equipment. The notes can be converted into Class A common stock of the Company at a 40% discount to the previous five day average closing price, subject to certain conversion limitations as set forth in the placement memorandum. The right of conversion permits the holders the right to convert up to a maximum of 10% of their note holdings in any month for a period of three years from the effective date of registration for the shares of Class A common stock underlying the notes. The Company will make its best efforts to file a registration statement for the shares underlying the notes within 180 days from the date of issue. The notes will be automatically converted at the end of the three year conversion period. In addition, each $1.00 principal amount of the notes entitles the holders to one warrant to purchase one share of IMTECH's Class A common stock at a 40% discount to the previous five day average closing price prior to the conversion of the warrants. Interest charged to operations for the year ended March 31, 1997 amounted to $9,000.

[5] In March 1996, the Company negotiated with one of its key suppliers to convert $545,472 of payables to a two year unsecured installment promissory note. The note is payable in twenty-four monthly installments of $25,550 including interest at a per annum rate of 11.5%. Interest charged to operations for the year ended March 31, 1997 amounted to $49,456. The Company is current with the scheduled payments.

[6] In an Emerging Issues Task Force ("EITF") meeting sponsored by the Financial
    Accounting Standards Board, held on March 13, 1997, the Securities and Exchange Commission ("SEC") announced their position on the accounting for the issuance of convertible debt securities with a nondetachable conversion feature that is "in-the-money" at the date of issue.

    Those securities are usually convertible into common stock at the lower of a conversion rate fixed at the date of issue or a fixed discount to the common stock's market price at the date of conversion, creating a "beneficial conversion feature". The SEC believes that the beneficial conversion feature should be recognized and measured by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The amount is calculated at the date of issue as the

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                         MARCH 31, 1997, 1996 AND 1995

NOTE E--LONG-TERM DEBT (CONTINUED)
    difference between the conversion price and the fair value of the common stock into which the security is convertible. The discount resulting from the allocation of the proceeds, in effect, increases the interest rate of the security and should therefore be amortized as a charge to interest expense over the period from the date the security is issued to the date it first becomes convertible. The beneficial conversion feature of the convertible secured promissory notes above is accounted for as additional interest expense. For the years ended March 31, 1997 and 1996, additional interest expense of approximately $89,000 and $900,000, respectively, was charged to operations.

NOTE F--RELATED PARTY TRANSACTIONS

INSCI CORP.

    In April 1994, INSCI Corp., the Company's then majority-owned subsidiary (See Note C), completed a public offering ("IPO") of $1,250,000 units for which IMTECH received net proceeds of approximately $7,200,000. Out of the proceeds raised from the IPO, INSCI used $2,327,000 as partial repayment toward its indebtedness to IMTECH. Unpaid principal due to IMTECH was converted into 41,343 shares of INSCI preferred stock.

    In December 1994, IMTECH converted 25,000 shares of INSCI preferred stock into 500,000 shares of INSCI common stock at a rate of 20 INSCI common shares for each share of preferred stock held. In June 1995, IMTECH redeemed the remaining 16,343, shares of INSCI preferred stock for $1,000,000.

BLITZ SYSTEMS, INC.

    IMTECH is party to a consulting agreement with Blitz Systems, Inc. ("Blitz"), a company owned 100% by the Chief Executive Officer of IMTECH. Blitz is a computer systems consulting firm specializing in developing total business solutions for all business management systems. During the year ended March 31, 1997, the Company renewed the agreement for one year (November 1, 1996 through October 31, 1997), at a cost to IMTECH of $40,000 per month. Prior to fiscal year 1997, Blitz had performed computer consulting services for IMTECH on a month-to-month basis. Blitz's responsibilities under the contract are to reengineer, reorganize and run the day-to-day operations of IMTECH's data processing department. In addition, Blitz is to (1) provide extensive technical support for many of IMTECH's clients on-site; (2) analyze, design and develop customized database systems as required by the management of IMTECH; and (3) provide support for the Company's Xerox 9700 laser printing system and related programming. Fees paid to Blitz and charged to operations for the year ended March 31, 1997 amounted to approximately $489,000.

    In December 1996, IMTECH provided Blitz with a secured loan in the amount of $250,000. The loan is evidenced by a Secured Promissory Note and collateralized by a security interest on the accounts receivable, equipment and all tangible and intangible rights of Blitz, which the Company is currently in the process of perfecting. According to the terms of the loan agreement, by no later than April 30, 1997, Blitz had the option to exchange 50% of the outstanding shares of Research Distribution Services, Inc., a company owned 100% by the sole stockholder of Blitz, or repay the loan on an installment basis with interest at the prime rate. On April 30, 1997, Blitz commenced payment of the note on an installment basis over a forty-eight month period at $6,162 per month including interest at 8.5%, through March 2001.

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                         MARCH 31, 1997, 1996 AND 1995

NOTE F--RELATED PARTY TRANSACTIONS (CONTINUED)
RESEARCH DISTRIBUTION SERVICES, INC.

    In November 1996, the Company entered into a service agreement with Research Distribution Services, Inc. ("RDS"), a company owned by the Chief Executive Officer of IMTECH. Under the contract, RDS is to provide mailing list database management, fulfillment, mailing and related services to IMTECH for a period of one year. The contract runs from January 1, 1997 through December 31, 1997, at a monthly minimum cost to IMTECH of $22,500 (based on minimum average fulfillment levels as stipulated in the agreement). Total fees paid to RDS and charged to operations for the year ended March 31, 1997 amounted to $67,500.

NOTE G--CAPITAL LEASE OBLIGATIONS

    The Company is the lessee of various high speed duplicating equipment under noncancellable capital leases expiring in various years through 2002. The assets and liabilities under the capital leases are recorded at the lower of the present value of the minimum lease payments (based on interest rates ranging from 10% to 26%) or the fair value of the assets. The assets are depreciated over the lower of their related lease terms or their estimated productive lives (See Note B-4). At March 31, 1997 and 1996, the book value of the equipment under capital leases was approximately $901,000 and $1,212,000, respectively.

    Minimum future lease payments under capital leases as of March 31, 1997 and for each of the next five years and in the aggregate are as follows:

YEAR ENDING MARCH 31,
----------------------------------------------------------------------------------
  1998............................................................................  $  357,580
  1999............................................................................     159,965
  2000............................................................................      51,625
  2001............................................................................      51,625
  2002............................................................................      12,909
                                                                                    ----------
Total minimum lease payments......................................................     633,704
Less: Amount representing interest................................................     139,824
Less: Current portion.............................................................     280,878
                                                                                    ----------
Present value of long-term capital lease obligations..............................  $  213,002
                                                                                    ----------
                                                                                    ----------

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                         MARCH 31, 1997, 1996 AND 1995

NOTE H--OPERATING LEASE

    The Company leases its executive and regional service center facilities (approximately 32,000 square feet) in a building located at 130 Cedar Street in New York City, under a noncancellable lease expiring in July 2003. The rental payments under the lease are subject to annual cost of living and maintenance increases. Rent expense charged to operations for the years ended March 31, 1997, 1996 and 1995 amounted to approximately $494,000, $629,000 and $1,013,000, respectively. In June 1995, the Company renegotiated the terms of the lease for 130 Cedar Street to reflect the return of 20,000 square feet of previously occupied space. A lease buyout agreement was executed which required IMTECH to pay a fixed fee of approximately $377,000 in full satisfaction of the previously leased space.

    Generally accepted accounting principles require that rental payments under a noncancellable lease with scheduled rent increases be recognized on a straight-line basis over the lease term. As a result, additional rent expense has been recognized for the years ended March 31, 1997, 1996 and 1995. Consequently, deferred rent of approximately $383,000 and $368,000 representing pro-rata future payments is reflected in the accompanying balance sheets as of March 31, 1997 and 1996, respectively.

    Minimum future rental payments under the noncancellable operating lease as of March 31, 1997 are as follows:

FOR THE YEAR ENDED MARCH 31,
--------------------------------------------------------------------------------
1998............................................................................  $    496,600
1999............................................................................       512,000
2000............................................................................       528,000
2001............................................................................       544,600
2002............................................................................       579,800
Thereafter......................................................................       775,000
                                                                                  ------------
                                                                                  $  3,436,000
                                                                                  ------------
                                                                                  ------------

NOTE I--INCOME TAXES

    Deferred income tax assets and liabilities are computed as the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                         MARCH 31, 1997, 1996 AND 1995

NOTE I--INCOME TAXES (CONTINUED)
    At March 31, 1997, the Company has net operating loss carryforwards ("N.O.L.'s") totaling $13,785,000 available to offset future federal and state taxable income through 2011 as follows:

                                                                        N.O.L.'S      EXPIRING
                                                                      -------------  -----------
March 31,
  1989..............................................................  $   2,209,000        2004
  1990..............................................................      2,405,000        2005
  1991..............................................................      1,407,000        2006
  1992..............................................................      1,628,000        2007
  1994..............................................................        284,000        2009
  1995..............................................................      1,350,000        2010
  1996..............................................................      4,502,000        2011
                                                                      -------------
                                                                      $  13,785,000
                                                                      -------------
                                                                      -------------

    In 1997 the Company utilized approximately $189,000 of N.O.L.'s to reduce taxable income to zero. Accordingly, the Company has not recorded a provision for income taxes for the year ended March 31, 1997. The tax benefits resulting from the N.O.L.'s have been fully reserved because the likelihood of their realization could not be determined.

NOTE J--COMMON STOCK

    In May 1995, with the approval of its shareholders, the Company recorded a four-for-one reverse stock split of IMTECH's Class A common stock. In addition, the shareholders approved an increase in the par value of the Class A common stock from $.01 to $.04. The number of shares authorized under the Company's stock option plans, as stated in Note K, increased. Accordingly, all references to the number of shares outstanding have been adjusted for all of the periods presented to give effect to the aforementioned reverse stock split.

    In November 1995, the Company entered into a loan arrangement with a foreign entity known as Fondo De Adquisciones E Inversiones Internationales XL, S.A. ("Fondo"), whereby Fondo loaned IMTECH the sum of $250,000, which bore interest at a per annum rate of 15%, in exchange for a convertible subordinated debenture. In December 1995, in accordance with the terms of the loan agreement, Fondo converted the debenture into shares of the Company's Class A common stock at a per share price of $.875. As a result of the conversion, 285,750 shares of IMTECH Class A common stock was issued under Regulation "S" of the Securities Act.

    In January 1996, the holders of options issued as a result of the January 1995 loan-option agreements (See Note D-1), exercised 125,000 options to purchase 125,000 shares of the Company's Class A common stock at an exercise price of $.04 per share.

    In January 1996, the Company sold 200,000 shares of its Class A common stock for total proceeds of $250,000 ($1.25 per share price), to a company known as C.A. Opprtunidad S.A. under the rules of Regulation "S" of the Securities Act.

    In March 1996, the Company issued a two year 6% convertible debenture in exchange for $2,100,000. The debenture was issued to a company called Infinity Investors Ltd. ("Infinity"), under Regulation "S" of

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                         MARCH 31, 1997, 1996 AND 1995

NOTE J--COMMON STOCK (CONTINUED)
the Securities Act, and it entitled Infinity to convert the debenture principal plus accrued interest into Class A common stock of the Company at a 30% discount to the market based on a five day average trading price at the time of conversion. During the fiscal year ended March 31, 1997, the debenture was completely converted, and as a result, the Company issued 1,833,643 shares of Class A common stock at an average per share price of $1.15.

    During the fiscal year ended March 31, 1997, the Company issued 60,000 shares of its Class A common stock in exchange for promotional services valued at $50,400.

NOTE K--STOCK OPTIONS

                        NON-QUALIFIED STOCK OPTION PLAN

    In August 1987, the Board of Directors approved and adopted a Non-Qualified Stock Option plan ("NQSO"). Under the NQSO plan, individuals determined to be key persons whom the Company relies on for the successful conduct of its business, as determined by the Compensation Committee, are granted options to purchase IMTECH's Class A common stock. There are 4,000,000 shares reserved for grant under the NQSO plan. At March 31, 1997, options to purchase approximately 1,766,000 shares of Class A common stock were outstanding and approved for grant under the NQSO plan at exercise prices ranging from $1.00 to $9.90 per share.

                          INCENTIVE STOCK OPTION PLAN

    Also in August of 1987, the Board of Directors adopted the Company's Incentive Stock Option plan ("ISO"). The ISO plan allows the Company to grant to employees determined to be key personnel by management, incentive stock options under the guidelines of Section 422 of the Internal Revenue Code. The plan is available to all of the Company's employees, including officers and employee directors, and is intended to be used by management to attract and retain key employees. The ISO is administered by the Compensation Committee, who establishes the terms of the options granted including their exercise prices, the dates of grant and number of shares subject to options. The exercise prices of all of the options granted under the ISO plan must be equal to no less than the fair market value of the Class A common stock on the date of grant, and the terms of the options may not exceed ten years. 3,000,000 shares of IMTECH Class A common stock are reserved under the ISO plan for grant. For any stockholder who may own more than 10% of the Company's outstanding voting shares, the exercise price of options received under the ISO plan must be at least equal to 110% of the fair market value of the Class A common stock on the date of grant, and the term of the options must not exceed five years. At March 31, 1997, options to purchase approximately 2,346,000 shares of IMTECH's Class A common stock were outstanding and approved for grant under the ISO plan at exercise prices ranging from $1.88 to $5.85 per share.

                             DIRECTORS OPTION PLAN

    In October 1988, the Board of Directors adopted the Directors Option ("DO") plan, which was authorized by the stockholders' on December 19, 1988, and was subsequently amended in October 1992. The purpose of the DO plan is to help IMTECH retain the services of qualified non-officer or non-employee directors, who are considered essential to the business progress of the Company. Under the DO

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                         MARCH 31, 1997, 1996 AND 1995

NOTE K--STOCK OPTIONS (CONTINUED)
plan, options are granted only on the date of the annual stockholders' meeting held once every calendar year. A total of 1,500,000 shares of the Company's Class A common stock has been reserved for grant under the DO plan. At March 31, 1997, there were no options outstanding under the DO plan.

    The following is a summary of the stock option activity for the three years ended March 31, 1997 (in ,000):

                                                             NQSO                  ISO                    DO             OTHER
                                                     --------------------  --------------------  --------------------  ---------
                                                        [A]        [B]        [A]        [B]        [A]        [B]        [A]
                                                     ---------  ---------  ---------  ---------  ---------  ---------     ---
OUTSTANDING AT APRIL 1, 1994.......................        279       8.18        272       2.08         60       3.13         20
  Granted..........................................     --                       300        .33     --                    --
  Canceled.........................................        (58)      1.69       (104)       .33        (45)      3.13     --
                                                                                                                              --
                                                     ---------             ---------             ---------
OUTSTANDING AT MARCH 31, 1995......................        221       9.90        468       5.85         15       3.13         20
  Granted..........................................      1,195       2.07        878       2.16     --                    --
  Canceled.........................................     --                    --                    --                       (20)
                                                                                                                              --
                                                     ---------             ---------             ---------
OUTSTANDING AT MARCH 31, 1996......................      1,416       3.29      1,346       3.44         15       3.13     --
  Granted..........................................        350       1.68      1,125       1.24     --                    --
  Canceled.........................................     --                      (125)      1.88        (15)      3.13     --
                                                                                                                              --
                                                     ---------             ---------             ---------
OUTSTANDING AT MARCH 31, 1997......................      1,766       2.97      2,346       2.47     --                    --
                                                                                                                              --
                                                     ---------             ---------             ---------
Exercisable at March 31, 1997......................      1,016       2.09        954       1.53     --         --         --
                                                                                                                              --
                                                     ---------             ---------             ---------

                                                        [B]
                                                     ---------
OUTSTANDING AT APRIL 1, 1994.......................      10.00
  Granted..........................................     --
  Canceled.........................................     --
OUTSTANDING AT MARCH 31, 1995......................      10.00
  Granted..........................................     --
  Canceled.........................................      10.00
OUTSTANDING AT MARCH 31, 1996......................     --
  Granted..........................................     --
  Canceled.........................................     --
OUTSTANDING AT MARCH 31, 1997......................     --
Exercisable at March 31, 1997......................     --

------------------------

[a] = Number of options.

[b] = Weighted average exercise price per share.

STOCK-BASED COMPENSATION

    During the fiscal year ended March 31, 1997, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation". The pronouncement requires entities to recognize as compensation expense over the vesting period the fair value of stock-based awards on the date of grant. Alternatively SFAS No. 123 allows entities to continue to apply the provisions of APB No. 25 and provide pro forma net income and pro forma income (loss) per share disclosures for employee stock option grants made from 1995 forward as if the fair-valued-based method defined in SFAS No. 123 had been applied.

    The Company has elected to adopt the disclosure-only provisions of SFAS No. 123, and as described above, will continue to apply APB No. 25 to account for stock options. Had compensation expense been

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                         MARCH 31, 1997, 1996 AND 1995

NOTE K--STOCK OPTIONS (CONTINUED)
determined as provided in SFAS No. 123 for stock options using the Black-Scholes option pricing model, the pro forma effect would have been:

                                                                        FOR THE YEARS ENDED
                                                                             MARCH 31,
                                                                      -----------------------
                                                                         1997        1996
                                                                      ----------  -----------
Net income (loss) applicable to common shares--as reported..........     188,617   (5,578,514)
Net income (loss) applicable to common shares--pro forma............    (560,483)  (6,059,414)
Net income (loss) per common share--as reported.....................         .04        (1.77)
Net income (loss) per common share--pro forma.......................        (.11)       (1.93)

    The fair value of each option grant is calculated using the following weighted average assumptions:

                                                                               FOR THE YEARS ENDED
                                                                                    MARCH 31,
                                                                               --------------------
                                                                                 1997       1996
                                                                               ---------  ---------
Expected life (in years).....................................................          5          5
Interest rate................................................................       6.01%      5.86%
Volatility...................................................................        287%       286%
Dividend yield...............................................................     --         --

NOTE L--MAJOR CUSTOMERS

    During the years ended March 31, 1997 and 1996, sales to the two largest customers of the Company accounted for approximately 38% and 39% of total revenue, respectively. During the year ended March 31, 1995, sales to three of the Company's largest customers accounted for 56% of the total revenue for that year. At March 31, 1997 and 1996, the two largest customers of the Company had accounts receivable balances in the aggregate of approximately $156,000 and $120,000, respectively.

NOTE M--CONTINGENCIES

            INVESTIGATION BY THE SECURITIES AND EXCHANGE COMMISSION

    In September 1992, IMTECH and INSCI Corp., the Company's then majority-owned subsidiary (See Note C), (collectively known as the "Companies"), reached an agreement with the Securities and Exchange Commission ("SEC") to conclude and settle an informal investigation of the Companies. The Companies, without admitting or denying any of the allegations made by the SEC in its complaint, and without trial or final adjudication of the allegations made, consented to the entry of an order enjoining IMTECH and INSCI from future violations of certain provisions of the federal securities laws and the rules and regulations thereunder. The settlement may adversely affect the Companies by restricting their ability to raise funds from individuals located in certain significant states. The impact of the restrictions may prevent both IMTECH and INSCI from conducting future public offerings or private placements to raise capital.

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                         MARCH 31, 1997, 1996 AND 1995

NOTE M--CONTINGENCIES (CONTINUED)
    On April 3, 1995, the SEC issued a private order of the investigation of both IMTECH and INSCI, the Company's then majority-owned subsidiary (which IMTECH currently holds a 16% ownership interest in), and their officers and directors for the period March 1994 through April 13, 1995. The order of investigation inquired into whether the Companies and their then officers and directors violated the following Rules of the Securities Exchange Act of 1934:
Rule 10b-5; Section 13(a) and Rules 12b-20, 13a-11 and 13a-13, failure to file annual reports and other required information of the SEC rules and regulations;
Section 13(b)3, failure to maintain proper books and records; Section 13(b)(2)(a), Rules 13b-1 and 13b-2, falsification or caused to be falsified books and records of the Companies. On September 10, 1996, the SEC informed IMTECH that the staff inquiry related to those matters had been terminated and no action had been recommended at that time.

                             EMPLOYEE BENEFIT PLANS

    In January 1994, the Company received correspondence from the United States Department of Labor (the "DOL") stating their intent to penalize the Company in connection with an investigation of past IMTECH employee benefit plans (prior to April 1, 1992). The DOL concluded that for one of the plan years in question, the Company did not file the proper financial information required. As a result, the DOL states in their correspondence that they intend to penalize the Company for the amount of $50,000 regarding their findings. As of March 31, 1997, the penalty amount had not yet been assessed.

    In January 1996, the Company implemented a 401(k) plan covering all eligible employees (personnel with twelve consecutive months of service). Employer contributions to the plan are based on the discretion of management. Employees can elect to contribute up to a maximum of 15% of their salaries to the plan. Since its inception, IMTECH has not made any contributions to the plan, matching or otherwise.

                              REGISTRATION RIGHTS

    The Company has granted, without cost, demand and "piggyback" registration rights with respect to the stock underlying securities issued or issuable to the holders of certain outstanding warrants and shares of the Company. Although the Company has agreed to register the underlying shares with respect to these securities, no registration statement has been filed as of the current time. Consequently, the security holders may assert a potential claim against the Company for damages.

                             EMPLOYMENT AGREEMENTS

    In December 1996, the Board of Directors appointed Matti Kon as the Company's Chief Executive Officer. Consequently, the Company entered into an employment agreement with Mr. Kon which provides for a base annual salary of $200,000 plus an incentive bonus equal to 20% of operating income as reported in the annual 10-K document, up to a maximum of $500,000. The agreement has an initial one year term and awarded Mr. Kon 500,000 options to purchase 500,000 shares of the Company's Class A common stock at an exercise price of $1.18 per share as a signing bonus. In the event the employment agreement is renewed for an additional one year term, Mr. Kon will be entitled to receive an additional 500,000 options to purchase 500,000 shares of Class A common stock at his original exercise price. The agreement further provides that Mr. Kon has the right to devote a some of his time and attention to his other business interests.

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                         MARCH 31, 1997, 1996 AND 1995

NOTE M--CONTINGENCIES (CONTINUED)
    The Company has entered into an employment agreement with Mr. Joseph Gitto, its President and Chief Financial Officer. The agreement has an initial one year term and provides for an annual base salary of $140,000. In addition, Mr. Gitto is entitled to an incentive bonus equal to 15% of operating income as reported in the annual 10-K document, up to a maximum of $150,000, and has been awarded 600,000 options to purchase 600,000 shares of the Company's Class A Common stock at exercise prices ranging from $1.25 to $1.88 per share.

                                     OTHER

    In November 1995, the Company entered into a three year service agreement with Corporate Relations Group, Inc. ("CRG"), whereby CRG was to provide IMTECH with promotional and brokerage communication services related to the marketing of the Company's stock. As consideration for their services, IMTECH was to pay CRG the sum of $300,000 or 171,000 shares of the Company's free trading Class A common stock plus 500,000 options to purchase 500,000 shares of Class A common stock at exercise prices ranging from $1.75 to $3.06 per share for a period of five years.

    The Company elected to pay CRG by issuing 171,000 shares of Class A common stock. The Company made an initial payment to CRG of 92,250 shares of freely traded Class A common stock which IMTECH borrowed from a number of shareholders.

    The Company agreed to repay the shareholders by making interest payments at a rate of 10% per annum in addition to returning the borrowed shares plus one additional share of Class A common stock for each ten shares of borrowed stock (an aggregate of 9,250 additional shares). The Company further agreed to grant cost free registration rights to each lender for the additional shares as a result of the loan transaction. The balance of the 78,750 shares was not remitted to CRG. CRG asserted a claim for the balance of the shares. The Company has disputed the claim based upon the position that CRG did not perform under the provisions of the service contract. The Company is currently in the process of instituting legal action, in the state of Florida based upon the jurisdiction which was decided in the agreement, to recover the stock and seek punitive damages from CRG.

NOTE N--DISCONTINUED OPERATIONS

    During the fiscal year ended March 31, 1995, the Company discontinued its Litigation Support Services division, which generated sales of approximately $1,563,000 and recorded a net loss of approxi-mately $1,773,000 for that year. The discontinued division wound down its operations during the fiscal year ended March 31, 1996, and as a result, the Company recorded a final charge of approximately $390,000 to write off the remaining assets.

NOTE O--OTHER COSTS

    During the third quarter of fiscal year ended March 31, 1997, management adopted a formal plan to restructure IMTECH's work force and redeploy the operating assets of the Company. Management's intentions are to make the Company operate more efficiently and remain competitive in the research printing market. In accordance with the restructuring plan, the Company recorded a charge of $550,000 for

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                         MARCH 31, 1997, 1996 AND 1995

NOTE O--OTHER COSTS (CONTINUED)
the year ended March 31, 1997 to account for the costs incurred to reorganize the work force and redeploy the production equipment, summarized as follows:

Severance payments................................................  $ 259,000
Payroll taxes and benefits........................................     77,000
Consulting fees...................................................    131,000
Asset redeployment costs..........................................     83,000
                                                                    ---------
                                                                    $ 550,000
                                                                    ---------
                                                                    ---------

    During the year ended March 31, 1997, the Company paid approximately $400,000 of the costs detailed in the schedule above and had a reserve in the amount of $150,000 included in other accrued liabilities appearing on the balance sheet, which is expected to cover any remaining costs that will be paid subsequent to March 31, 1997.

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION



                                 BALANCE SHEETS



                                                                                                     DECEMBER 31,
                                                                                                         1997
                                                                                                    --------------
                                                                                                     (UNAUDITED)
                                                      ASSETS
CURRENT ASSETS
  Cash and cash equivalents.......................................................................  $      675,262
  Accounts receivable, net of allowance for doubtful accounts of $79,200 at December 31, 1997 and
    $36,800 at March 31, 1997.....................................................................       1,518,565
  Inventory.......................................................................................         444,817
  Note receivable--related party..................................................................          56,773
  Prepaid expenses and other current assets.......................................................         693,002
                                                                                                    --------------
    Total current assets..........................................................................       3,388,419
PROPERTY AND EQUIPMENT--AT COST
  Production equipment............................................................................       2,955,863
  Software........................................................................................         426,598
  Furniture and fixtures..........................................................................         359,490
  Leasehold improvements..........................................................................         675,818
  Computer equipment..............................................................................         706,127
                                                                                                    --------------
                                                                                                         5,123,896
  Less: Accumulated depreciation and amortization.................................................       2,135,385
                                                                                                    --------------
    Net property and equipment....................................................................       2,988,511
                                                                                                    --------------
OTHER ASSETS
  Note receivable--related party..................................................................         170,873
  Deposits and other assets.......................................................................         401,837
  Investment in INSCI Corp........................................................................       1,032,818
                                                                                                    --------------
    Total other assets............................................................................       1,605,528
                                                                                                    --------------
TOTAL ASSETS......................................................................................  $    7,982,458
                                                                                                    --------------
                                                                                                    --------------



   The accompanying notes are an integral part of these financial statements

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                                                                                                     DECEMBER 31,
                                                                                                         1997
                                                                                                    --------------
                                                                                                     (UNAUDITED)

                                                                                                     DECEMBER 31,
                                                                                                         1997
                                                                                                    --------------
                                                                                                     (UNAUDITED)
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Current debt....................................................................................  $      380,000
  Loan payable--bank..............................................................................         624,941
  Current maturities of long-term debt............................................................         285,862
  Current maturities of long-term capital lease obligations.......................................         203,249
  Accounts payable................................................................................       1,564,891
  Accrued salaries................................................................................          91,767
  Other accrued liabilities.......................................................................         921,705
                                                                                                    --------------
    Total current liabilities.....................................................................       4,072,415
LONG-TERM DEBT, LESS CURRENT MATURITIES...........................................................         874,729
CAPITAL LEASE OBLIGATIONS, LESS CURRENT MATURITIES................................................         311,899
DEFERRED RENT.....................................................................................         370,933
                                                                                                    --------------
    Total long-term liabilities...................................................................       1,557,561
                                                                                                    --------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
  12% Preferred Stock--authorized 3,000,000 shares at $1.00 par value; 2,727,240 shares issued and
    outstanding at December 31, 1997 and 2,534,100 at March 31, 1997..............................       2,727,240
  Class A common stock--authorized 100,000,000 shares at $.04 par value; 5,579,552 shares issued
    and outstanding at December 31, 1997 and March 31, 1997.......................................         223,182
  Additional paid-in capital......................................................................      31,972,921
  Unrealized gain from investment in securities available for sale................................       1,032,818
  Accumulated deficit.............................................................................     (33,603,679)
                                                                                                    --------------
    Total stockholders' equity....................................................................       2,352,482
                                                                                                    --------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........................................................  $    7,982,458
                                                                                                    --------------
                                                                                                    --------------



   The accompanying notes are an integral part of these financial statements

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION



                            STATEMENTS OF OPERATIONS



                                  (UNAUDITED)



                                                                                           NINE MONTHS ENDED
                                                                                              DECEMBER 31,
                                                                                      ----------------------------
                                                                                          1997           1996
                                                                                      -------------  -------------
Revenues............................................................................  $   7,215,462  $   8,049,613
Cost of sales.......................................................................      5,281,416      6,380,876
                                                                                      -------------  -------------
Gross profit........................................................................      1,934,046      1,668,737

Operating expenses:
  Selling, general and administrative expenses......................................      2,567,707      2,480,714
  Other costs.......................................................................       --              550,000
                                                                                      -------------  -------------
    Total operating expenses........................................................      2,567,707      3,030,714
                                                                                      -------------  -------------
Loss from operations................................................................       (633,661)    (1,361,977)

Other (income) expenses:
  Interest expense, net.............................................................        370,153        303,480
  Interest--beneficial conversion attached to convertible debt......................        444,444       --
  Gain from the sale of INSCI Corp. stock...........................................       (240,785)    (2,078,661)
  Equity in net loss of INSCI Corp..................................................       --              341,140
                                                                                      -------------  -------------
    Net other (income) expense......................................................        573,812     (1,434,041)
                                                                                      -------------  -------------
Net income (loss)...................................................................  $  (1,207,473) $      72,064
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Earnings (loss) per share...........................................................  $       (0.22) $        0.01
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Weighted average number of shares outstanding.......................................      5,579,552      5,011,500
                                                                                      -------------  -------------
                                                                                      -------------  -------------



   The accompanying notes are an integral part of these financial statements

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION



                            STATEMENTS OF CASH FLOWS



                                  (UNAUDITED)



                                                                                           NINE MONTHS ENDED
                                                                                              DECEMBER 31,
                                                                                      ----------------------------
                                                                                          1997           1996
                                                                                      -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss).................................................................  $  (1,207,473) $      72,064
  Adjustments to reconcile net income (loss) to net cash used in operating activities:
    Depreciation and amortization...................................................        383,040        301,114
    Amortization of consulting fees.................................................         57,500       --
    Amortization of beneficial conversion feature related to convertible debt.......        444,444       --
    Preferred stock issued to pay preferred dividends...............................        193,140       --
    Equity in net loss of INSCI Corp................................................       --              341,140
    Gain from sale of INSCI Corp. stock.............................................       (240,785)    (2,078,661)
    Provision for doubtful accounts.................................................         51,183         33,907
    Deferred rent...................................................................        (11,744)      --
    Changes in assets and liabilities:
      Accounts receivable...........................................................       (238,319)      (191,751)
      Inventory.....................................................................       (163,088)      (101,713)
      Prepaid expenses and other current assets, deposits and other.................       (197,710)       260,793
      Accounts payable, accrued expenses and other current liabilities..............        537,293       (750,978)
                                                                                      -------------  -------------
        Net cash used in operating activities.......................................       (392,519)    (2,114,085)
                                                                                      -------------  -------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures..............................................................       (510,799)      (409,261)
  Repayments from loan to related party.............................................         22,354       --
  Proceeds from the sale of INSCI Corp. stock.......................................        279,932      2,457,718
                                                                                      -------------  -------------
        Net cash (used in) provided by investing activities.........................       (208,513)     2,048,457
                                                                                      -------------  -------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net borrowings (repayments) under bank credit facility............................        624,941       (640,056)
  Net proceeds from issuance of long-term debt......................................         90,000       --
  Payments of capital lease obligations.............................................       (238,036)      (205,669)
  Proceeds from equity placements and option exercises..............................       --              172,602
  Repayments of long-term debt......................................................       (429,430)      (431,975)
                                                                                      -------------  -------------
        Net cash provided by (used in) financing activities.........................         47,475     (1,105,098)
                                                                                      -------------  -------------
NET DECREASE IN CASH AND CASH EQUIVALENTS...........................................       (553,557)    (1,170,726)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR........................................      1,228,819      2,011,560
                                                                                      -------------  -------------
CASH AND CASH EQUIVALENTS, END OF PERIOD............................................  $     675,262  $     840,834
                                                                                      -------------  -------------
                                                                                      -------------  -------------



   The accompanying notes are an integral part of these financial statements.

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

THE COMPANY

    Information Management Technologies Corporation (referred to as "IMTECH" or the "Company") was incorporated in 1986 in the State of Delaware. The Company provides information processing and facilities management services to financial, legal, accounting and other medium to large service organizations which operate in business environments that are characterized by substantial information processing, communications and document administration requirements. The Company's customer base is principally located in New York City and the surrounding metropolitan area, such as New Jersey, Southeast Connecticut and Westchester County. The Company also services clients in Pennsylvania, the midwest and in Europe, as a result of strategic alliances with two New York based service providers. The alliances allow IMTECH to offer its clients a smooth process of receiving and managing data for print production and subsequent distribution.

    At December 31, 1997, the Company holds a 11% ownership interest in INSCI Corp. ("INSCI") , a Massachusetts based developer of software. At December 31, 1996, the Company held a 18% ownership interest in INSCI. The investment in INSCI was accounted for under the equity method through the period when the Company owned more than 20% of the common stock in INSCI. When the Company's investment in INSCI decreased below 20% the investment in INSCI was accounted for under the "Securities Available For Sale" method as promulgated by Statement of Financial Accounting Standards ("SFAS") No. 115.

BASIS OF PRESENTATION

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") established for interim financial information and Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and disclosures required by GAAP for complete financial statements. Management believes however that all of the adjustments considered necessary for a fair presentation have been included. Operating results for the nine months ended December 31, 1997 are not necessarily indicative of the results that may be expected for the fiscal year ended March 31, 1998. For further information, refer to the financial statements and disclosures thereto included in the Company's annual report on Form 10-K for the year ended March 31, 1997.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The following is a summary of the significant accounting policies that have been applied on a consistent basis in the preparation of the accompanying financial statements:

1. REVENUE RECOGNITION

    Revenue is recorded when services are performed or upon delivery of the product.

2. CASH AND CASH EQUIVALENTS

    For the purposes of reporting cash flows (presented under the indirect method), the Company considers all highly liquid investments with insignificant interest rate risk and an original maturity of three months or less to be cash equivalents. The cash equivalents are carried at cost which approximates fair value. At December 31, 1997, cash equivalents included funds deposited in a liquid asset fund with a financial institution.

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                               DECEMBER 31, 1997

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    In addition, at December 31, 1997, cash and cash equivalents includes a certificate of deposit in the amount of $504,270 held with a financial institution, and is maintained as security for the Company's obligation under an operating lease for certain production equipment.

3. INVENTORY

    Inventory consists primarily of paper, toner and inks, and is stated at the lower of cost (determined by the first-in, first-out method) or market.

4. PROPERTY AND EQUIPMENT

    Depreciation of capital assets is provided to relate the cost of the depreciable assets to operations over their estimated useful service lives. In that connection, production equipment, computer hardware and software and furniture and fixtures are depreciated by the straight-line method over estimated useful lives ranging from five to seven years. Leasehold improvements are amortized by the straight-line method over the lesser of the remaining lease term or estimated useful lives of the improvements. Major additions and betterments are capitalized and repairs and maintenance are charged to operations in the period incurred. At the time of disposal or retirement of any property and equipment, the cost and accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is recognized in the current period's earnings.

5. DEFERRED FINANCING COSTS

    Costs incurred to secure financing arrangements are included in deposits and other assets in the balance sheets. The costs are amortized over the life of the related credit facilities, which range from 24 to 110 months.

6. CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of cash and accounts receivable.

    The Company maintains cash balances at various banks and places its temporary cash investments in a liquid asset fund with one financial institution. Accounts at the banks and financial institution are insured by the Federal Deposit Insurance Corporation (FDIC) and the Securities Investor Protection Corporation (SIPC) up to $100,000 and $500,000, respectively.

    The Company performs ongoing credit evaluations of its customers and records reserves for potentially uncollectible accounts receivable which are deemed credit risks as determined by management. Accounts receivable consist of geographically and industry dispersed customers.

7. USE OF ESTIMATES

    The preparation of the accompanying financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                               DECEMBER 31, 1997

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
8. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist of cash, trade receivables and payables and debt instruments. The carrying amount of cash and short-term instruments approximates their fair values because of the relatively short period of time between the origination of the instruments and their expected realization. The carrying amount of the debt is based on the current market interest rates being paid, and as a result, it approximates fair value.

9. IMPAIRMENT OF LONG-LIVED ASSETS

    In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market or discounted cash flow value is required. No such write-downs were required for the nine months ended December 31, 1997.

10. ACCOUNTING FOR STOCK OPTIONS

    The Company accounts for its stock option plans in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25 and provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants made from 1995 forward as if the fair-valued-based method defined in SFAS No. 123 had been applied. APB Opinion No. 25 requires that compensation expense be recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

11. CONVERTIBLE DEBT

    The beneficial conversion feature of certain outstanding convertible securities is accounted for as additional interest to the holders and amortized over the period from the date of issue through the date the securities first become convertible. This policy conforms to the accounting for these transactions announced by the Securities and Exchange Commission ("SEC") Staff in March 1997.

INVESTMENT IN INSCI CORP.

    The Company holds an 11% ownership interest in INSCI, its former majority-owned subsidiary. As of December 31, 1997, the carrying value and estimated fair market value of the Company's investment in INSCI is as follows:

                                                                         COST BASIS    MARKET VALUE  UNREALIZED GAIN
                                                                        -------------  ------------  ---------------
Investment in INSCI Corp. (486,032 shares)............................    $  --         $1,032,818    $   1,032,818

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                               DECEMBER 31, 1997

INVESTMENT IN INSCI CORP. (CONTINUED)
The investment is accounted for under the "Securities Available For Sale" method as promulgated by SFAS No. 115. As a result, the investment is carried at fair market value. During the second quarter of fiscal year 1997, the Company sold 703,000 shares of INSCI Corp. stock. Prior to that sale, IMTECH owned a 38% interest in INSCI, whose results were accounted for under the equity method. At December 31, 1997, 500,000 shares of the INSCI stock are pledged as collateral for the outstanding 12% convertible secured promissory notes issued in connection with the February 1997 private placement offering of $1,000,000. However, the Company has the right to receive the return of 100,000 shares of the pledged stock in the event it becomes required in order for IMTECH to sell the shares for a source of working capital.

LOAN PAYABLE--BANK

    In November 1997, IMTECH (the "Company") entered into a two year secured credit arrangement with MTB Bank (the "Bank"). Under the credit arrangement, the Company can borrow up to 80% of eligible accounts receivable and 35% of eligible paper inventory (up to a maximum of $50,000), both of which in the aggregate cannot exceed a total of $1,500,000 (including $250,000 in outstanding letters of credit) at any one time. All outstanding obligations under the arrangement bear interest at the banks prime rate plus two percent (2%). At December 31, 1997, the Company was indebted to the Bank for outstanding obligations totaling approximately $625,000. In conjunction with the execution of the credit arrangement, the Company entered into a security agreement which grants the Bank a security interest in substantially all of the assets of IMTECH as collateral for all indebtedness outstanding under the arrangement. The credit arrangement contains a minimum tangible net worth covenant of $2,200,000. In addition to the collateral secured as part of the security agreement, the Company also pledged 66,535 shares of INSCI Corp. common stock to secure payment of all outstanding obligations under the credit arrangement. In connection with the closing of the credit arrangement, the Company issued a warrant to the Bank which entitles MTB to purchase 25,000 shares of Class A Common stock at $1.81 per share (the market price of the underlying shares on the date of closing), exercisable until November 2000.

EARNINGS (LOSS) PER SHARE

    In December 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share". Under SFAS No. 128 public companies and entities with complex capital structures are required to present basic and diluted EPS on the face of the income statement. SFAS No. 128 replaces the presentation of primary EPS with a presentation of basic EPS and, if applicable, diluted EPS. Basic EPS excludes dilution and is computed by dividing income available to Class A Common stockholders by the weighted-average number of Class A Common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue Class A Common stock were exercised or converted and the resulting additional shares are dilutive (their inclusion decreases the amount of EPS). The effect on earnings (loss) per share of outstanding stock options and warrants is antidilutive and therefore not included in the calculation of the weighted-average number of Class A Common shares outstanding.

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                               DECEMBER 31, 1997

CONTINGENCIES

EMPLOYEE BENEFIT PLANS

    In January 1994, the Company received correspondence from the United States Department of Labor (the "DOL") stating their intent to penalize the Company in connection with an investigation of past IMTECH employee benefit plans (prior to April 1, 1992). The DOL concluded that for certain plan years the Company did not file the proper financial information required. In October 1997, the DOL assessed the Company with a penalty of $25,000 as a result of their findings. The penalty which is payable, without interest, in twelve monthly installments of $2,083, through November 1998 is included in accrued liabilities on the balance sheet as of December 31, 1997.

REGISTRATION RIGHTS

    The Company has granted, without cost, demand and "piggyback" registration rights with respect to the stock underlying securities issued or issuable to the holders of certain outstanding warrants and shares of the Company.

EMPLOYMENT AGREEMENTS

    In December 1996, the Board of Directors appointed Matti Kon as the Company's Chief Executive Officer. Consequently, the Company entered into an employment agreement with Mr. Kon which provides for a base annual salary of $200,000 plus an incentive bonus equal to 20% of operating income as reported in the annual 10-K document, up to a maximum of $500,000. The agreement had an initial one year term and awarded Mr. Kon 500,000 options to purchase 500,000 shares of the Company's Class A common stock at an exercise price of $1.18 per share as a signing bonus. In the event the employment agreement is renewed for an additional one year term, Mr. Kon will be entitled to receive an additional 500,000 options to purchase 500,000 shares of Class A common stock at his original exercise price. The agreement further provides that Mr. Kon has the right to devote his time and attention to his other business interests. In January 1998, the Board of Directors elected to renew Mr. Kon's contract for an additional two year period through December 1999. Consequently, Mr. Kon was awarded the additional 500,000 options to purchase 500,000 shares of the Company's Class A Common stock at $1.18 per share.

    The Company has entered into an employment agreement with Mr. Joseph Gitto, its President and Chief Financial Officer. The agreement, as amended in July 1997, has an initial one year term and provides for an annual base salary of $180,000. In addition, Mr. Gitto is entitled to an incentive bonus equal to 15% of operating income as reported in the annual 10-K document, up to a maximum of $150,000, and has been awarded 600,000 options to purchase 600,000 shares of the Company's Class A Common stock at exercise prices ranging from $1.25 to $1.88 per share. In January 1998, the Board of Directors elected to extend Mr. Gitto's contract through December 1999.

OTHER

    In November 1995, the Company entered into a three year service agreement with Corporate Relations Group, Inc. ("CRG"), whereby CRG was to provide IMTECH with promotional and brokerage communication services related to the marketing of the Company's stock. As consideration for their services, IMTECH was to pay CRG the sum of $300,000 or 171,000 shares of the Company's free trading

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                               DECEMBER 31, 1997

CONTINGENCIES (CONTINUED)
Class A common stock plus 500,000 options to purchase 500,000 shares of Class A common stock at exercise prices ranging from $1.75 to $3.06 per share for a period of five years.

    The Company elected to pay CRG by issuing 171,000 shares of Class A common stock. The Company made an initial payment to CRG of 92,250 shares of freely traded Class A common stock which IMTECH borrowed from a number of shareholders.

    The Company agreed to repay the shareholders by making interest payments at a rate of 10% per annum in addition to returning the borrowed shares plus one additional share of Class A common stock for each ten shares of borrowed stock (an aggregate of 9,250 additional shares). The Company further agreed to grant cost free registration rights to each lender for the additional shares as a result of the loan transaction. The balance of the 78,750 shares was not remitted to CRG. CRG asserted a claim for the balance of the shares. The Company has disputed the claim based upon the position that CRG did not perform under the provisions of the service contract. The Company is currently considering instituting legal action, in the state of Florida based upon the jurisdiction which was recited in the agreement, to recover the shares of stock and to seek punitive damages from CRG.

SUBSEQUENT EVENTS

    On January 30, 1998, the Company appointed Ms. Dale L. Hirschman and Mr. Kenneth J. Buettner as members of the Board of Directors (the "Board") of IMTECH.

    Ms. Hirschman, who is currently a management consultant with a Company called DH Management/ CAL Consulting Group, is also active in raising capital for private companies through private placements and has an extensive background in publishing with companies such as Hearst Business Publishing, Inc. and Scholastic, Inc. Upon her appointment, Ms. Hirschman was awarded 100,000 options to purchase 100,000 shares of IMTECH Class A Common stock at a per share price of $.74.

    Mr. Buettner is an executive and principal in a Company called York Scaffold Equipment Corp. He has also served on the Board of numerous trade associations and task forces. Mr. Buettner is currently an executive committee member of the State Insurance Fund of NY Construction Industry Safety Group No. 469. Mr. Buettner was also awarded 100,000 options to purchase 100,000 shares of the Company's Class A Common stock at $.74 per share.

    In January 1998, the Company redeemed $380,000 of 12% subordinated convertible debentures issued in connection with a January 1996 private placement.

    Also in January 1998, the Company received proceeds for working capital purposes in the amount of $200,000 as a result of loan from an individual who performs consulting services for IMTECH, and is also a member of the Board of Directors. The loan , which is unsecured, bears interest at a per annum rate of 12% and is payable in specific monthly installments through July 1998 as stipulated in the promissory note evidencing the loan. In addition, in January 1998, the Company sold to the same individual 50,000 shares of INSCI Corp. common stock for proceeds of $50,000, also used for working capital purposes.

    On December 23, 1997, the Company filed a Form S-3 Registration Statement in accordance with the Securities Act of 1933, which an amendment thereto was subsequently filed on January 14, 1998. The statement covers the subsequent resale or offer for sale of all of the Company's outstanding Class A Common stock (not eligible under Rule 144) and all other shares issuable upon exercise or conversion of certain options, warrants, convertible debt and preferred stock.

                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                                  SCHEDULE II

                       VALUATION AND QUALIFYING ACCOUNTS

               FOR THE YEARS ENDED MARCH 31, 1997, 1996 AND 1995

                                                                      COLUMN C
                                                              ------------------------
                                                                     ADDITIONS
                                                              ------------------------
                                                   COLUMN B                    [2]                     COLUMN E
                                                  ----------      [1]      CHARGED TO     COLUMN D    -----------
                    COLUMN A                      BALANCE AT  CHARGED TO      OTHER     ------------    BALANCE
------------------------------------------------  BEGINNING    COSTS AND   ACCOUNTS--   DEDUCTIONS--      AT
DESCRIPTION                                        OF YEAR     EXPENSES     DESCRIBE      DESCRIBE    END OF YEAR
------------------------------------------------  ----------  -----------  -----------  ------------  -----------
                                                                                            [A]
ALLOWANCE FOR DOUBTFUL ACCOUNTS:
  Year ended March 31, 1997.....................  $  104,500   $  34,660    $  --        $  102,360    $  36,800
                                                  ----------  -----------  -----------  ------------  -----------
                                                  ----------  -----------  -----------  ------------  -----------
  Year ended March 31, 1996.....................  $   56,385   $ 209,850    $  --        $  161,735    $ 104,500
                                                  ----------  -----------  -----------  ------------  -----------
                                                  ----------  -----------  -----------  ------------  -----------
  Year ended March 31, 1995.....................  $   43,461   $ 127,158    $  --        $  114,234    $  56,385
                                                  ----------  -----------  -----------  ------------  -----------
                                                  ----------  -----------  -----------  ------------  -----------

ACCUMULATED AMORTIZATION OF COST IN EXCESS OF
  NET ASSETS ACQUIRED:
  Year ended March 31, 1997.....................  $  255,059   $  --        $  --        $  255,059    $  --
                                                  ----------  -----------  -----------  ------------  -----------
                                                  ----------  -----------  -----------  ------------  -----------
  Year ended March 31, 1996.....................  $  255,059   $  --        $  --        $   --        $ 255,059
                                                  ----------  -----------  -----------  ------------  -----------
                                                  ----------  -----------  -----------  ------------  -----------
  Year ended March 31, 1995.....................  $  250,186   $   4,873    $  --        $   --        $ 255,059
                                                  ----------  -----------  -----------  ------------  -----------
                                                  ----------  -----------  -----------  ------------  -----------

------------------------

[a] Represents amounts written off during the year.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                  ---------
Prospectus Summary..............................          1
Risk Factors....................................          6
Use of Proceeds.................................         15
Determination of Offering Price.................         15
Selected Financial Data.........................         16
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................         18
Business........................................         26
Management......................................         30
Principal Holders...............................         36
Selling Stockholders............................         37
Certain Relationships and Related
  Transactions..................................         43
Plan of Distribution............................         44
Description of Securities.......................         45
Validity of Shares..............................         47
Experts.........................................         48
Additional Information..........................         48
Documents Incorporated by Reference.............         48
Indemnification.................................         49
Index to Consolidated Financial Statements......        F-i



                              15,639,454 SHARES OF
                              CLASS A COMMON STOCK
                                 $.04 PAR VALUE
                             INFORMATION MANAGEMENT
                            TECHNOLOGIES CORPORATION


                             ---------------------

                                   PROSPECTUS

                             ---------------------


                                  May 14, 1998


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.(1)


Registration Fee................................................  $6,693.99
Legal Fees and Disbursements....................................  $10,000.00
Accounting Fees.................................................  $4,000.00
Printing Expenses...............................................  $2,500.00
Miscellaneous...................................................  $1,000.00
                                                                  ---------
    Total.......................................................  $24,193.99
                                                                  ---------
                                                                  ---------


------------------------

(1) All of the items except the Registration Fee are estimated. All of the expenses of this offering are being borne by the Company.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the registrant under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

    As permitted by the DGCL, the registrant's Certificate of Incorporation (the "Charter") provides that, to the fullest extent permitted by the DGCL, no director shall be liable to the registrant or to its stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the Charter is to eliminate the rights of the registrant and its stockholders (through stockholders' derivative suits on behalf of the registrant) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

    The registrant's Bylaws (the "Bylaws") provide that the registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant) by reason of the fact that he is or was a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of any other corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

    The Bylaws also provide that the registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the registrant to procure judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person if fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery of the State of Delaware or the court in which such action was brought shall deem proper.

    The Bylaws also provide that to the extent a director or officer of the registrant has been successful in the defense of any defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for in the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the registrant may purchase and maintain insurance on behalf of a director or officer of the registrant against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the registrant would have the power to indemnify him against such liabilities under such Bylaws.

ITEM 16. EXHIBITS

    The following exhibits are filed as part of, or incorporated by reference into, this report on Form 10-K, as indicated below (footnote explanations are at end of index):


     3.1   Certificate of Incorporation of the Company, as filed on December 24, 1986, amended
           October 16, 1987, amended July 20, 1989 and as amended December 14, 1989.(11)
     3.2   Certificate of Incorporation of the Company as amended June 13, 1995 and amended
           June 28, 1995.(20)
     3.3   Certificate of Incorporation of the Company as amended November 30, 1995.(46)
     3.4   Bylaws of the Company.(1)
     4.1   Unit Purchase Option for 46,300 units, dated April 6, 1988, issued to D.H. Blair &
           Co., Inc.(8)
     4.2   Unit Purchase Option for 32,000 units, dated April 5, 1988, issued to Parliament
           Hill Capital Corp.(8)
     4.3   Unit Purchase Option for 500 units, dated April 6, 1988, issued to David
           Nachamie.(8)
     4.4   Unit Purchase Option for 500 units, dated April 6, 1988, issued to Vincent
           Coakley.(8)
     4.5   Unit Purchase Option for 500 units, dated April 6, 1988, issued to Michael
           Siciliano.(8)
     4.6   Unit Purchase Option for 200 units, dated April 6, 1988, issued to Allison Brown.(8)
     4.7   Warrant Agreement by and among the Company, D.H. Blair & Co., Inc. and the Warrant
           Agent, dated April 6, 1988.(8)
     4.8   Warrant Agreement by and among the Company, D.H. Blair & Co., Inc. and the Warrant
           Agent, dated February 23, 1989.(9)
     4.9   Warrant Agreement by and among the Company, D.H. Blair & Co., Inc. and the Warrant
           Agent, dated May 22, 1990.(11)
     4.10  Warrant Agreement by and among the Company, D.H. Blair & Co., Inc. and the Warrant
           Agent, dated August 16, 1990.(12)
     4.11  Warrant Agreement by and among the Company, D.H. Blair & Co., Inc. and the Warrant
           Agent, dated March 25, 1991.(16)
     4.12  Form of Convertible Subordinated Debenture issued in connection with the Company's private placement completed in November 1991.(17)
     4.13  Form of Convertible Subordinated Note issued in connection with INSCI Corp. private placement completed in June 1992.(17)
     4.14  Warrant Agreement by and among the Company, D.H. Blair & Co., Inc. and the Warrant
           Agent, dated February 1, 1993 as amended by Supplemental Agreement to Amend Warrant
           Agreement, dated June 27, 1993.(18)

     4.15  Loan Option Agreement, dated January 17, 1995, issued to Shor Yeshev.(20)
     4.16  Loan Option Agreement, dated January 17, 1995, issued to Raquel Grunwald.(20)
     4.17  Loan Option Agreement, dated January 17, 1995, issued to Lou Gurman.(20)
     4.18  Loan Option Agreement, dated January 17, 1995, issued to Dynamic Control.(20)
     4.19  Loan Option Agreement, dated January 17, 1995, issued to Dr. Rona Krinick.(20)
     5.1   Opinion of Baratta & Goldstein as to legality.*
     9.1   Voting Agreement between D.H. Blair & Co., Inc. and Pierce Lowrey, Jr. dated
           February 23, 1989 accompanied by a schedule of seven other substantially identical agreements reflecting parties' names and amount of securities subject to the agreements.(10)
     9.2   Voting Agreement between D.H. Blair & Co., Inc. and Gerald E. Dorsey.(18)
     9.3   Voting Agreement between the Company and Pierce Lowrey, Jr.(19)
    10.1   Employment Agreement dated as of September 1, 1987 between the Company and Pierce
           Lowrey, Jr.(1)
    10.2   Escrow Agreement by and among the Company, the existing stockholders, and the Escrow
           Agent(8)
    10.3   Amended and Restated 1987 Incentive Stock Option Plan.(10)
    10.4   Amended and Restated 1987 Non-Qualified Stock Option Plan.(8)
    10.5   Sublease dated September 7, 1988, between the Company and Kidder, Peabody & Co.,
           Inc. for the Company's facilities at 130 Cedar Street, New York, NY with lease attached thereto.(10)
    10.6   Lease dated November 2, 1988, between the Company and Carol Gaynor, Marguerite K.
           Lewis and William A. Goldstein, as Trustees for additional facilities at 130 Cedar
           Street, New York, N.Y.(10)
    10.7   Lease dated August 19, 1987, between the Company and California State Teacher's
           Retirement System for the Company's facilities at Six Piedmont Center, Suite 100,
           Atlanta, Georgia.(1)
    10.8   Form of Facilities Management Agreement.(1)
    10.9   Form of Service Agreement.(1)
    10.10  Employment Agreement dated January 1, 1988 between the Company and Ronald A.
           Bibbo(3)
    10.11  Non-Compete Agreement September 3, 1986 by and among Datacopi, Inc., NCR
           Corporation, and Pierce L. Lowrey, Jr.(2)
    10.12  Line of Credit for the Company with the Robinson-Humphrey Company, Inc.(2)
    10.13  Agreement for sale of 150,000 shares of Class B Common Stock between the Company and
           Pierce Lowrey, Jr.(2)
    10.14  Subscription Agreement for Ronald A. Bibbo.(2)
    10.15  Cease and Desist Agreement between the Company and Independent Printing Company,
           Inc.(3)
    10.16  Settlement Agreement between the Company and Mathias & Carr, Inc.(3)
    10.17  Line of Credit for the Company with the First National Bank of Atlanta.(3)
    10.18  March 31, 1988 accrued salary waiver between Pierce Lowrey, Jr. and the Company.(7)
    10.19  Letter Agreement between the Company and D.H. Blair & Co., Inc. regarding merger and acquisition consulting services, dated April 13, 1988.(8)
    10.20  Consulting Agreement between the Company and D.H. Blair & Co., Inc. dated April 13,
           1988.(8)
    10.21  Facilities Management Agreement dated June 6, 1988 by and between the Company and
           Manufacturers Hanover Trust Company, with Addendum thereto, dated July 1988.(8)
    10.22  Facilities Management Agreement, dated September 7, 1988, by and between the Company and Kidder, Peabody & Co., Inc., and related agreements and documents.(8)
    10.23  Directors Option Plan.(10)
    10.24  Employment Agreement, dated May 1, 1988, between the Company and Ray Miller, with attachments and exhibits.(10)

    10.25  Stock Option Agreement, dated May 1, 1988, between the Company and Ray L.
           Miller.(10)
    10.26  Agency Agreement, dated January 30, 1989, between the Company and D.H. Blair & Co.,
           Inc.(10)
    10.27  Unit Purchase Option for 2.55 Private Placement units, dated February 23, 1989, issued to D.H. Blair & Co., Inc.(10)
    10.28  May 1, 1989 letter regarding salary waiver from Pierce Lowrey, Jr. to the
           Company.(10)
    10.29  Assignment Agreement, dated May 24, 1989 between the Company and Pierce Lowrey Jr.
           regarding assignment of claims against Ronald A. Bibbo.(10)
    10.30  Asset Purchase Agreement, dated May 5, 1989, between Jon Rothenberg & Associates and the Company, with related documents and agreements.(10)
    10.31  Promissory Note in the original principal amount of $100,000 dated June 9, 1989 payable by the Company to Pierce Lowrey, Jr.(10)
    10.32  Commitment Letter, dated July 17, 1989, from Pierce Lowrey, Jr. to the Company with respect to additional loans to the Company.(10)
    10.33  Employment Agreement, dated December 15, 1989, between the Company and John
           Hoffman.(11)
    10.34  Credit Agreement, dated August 1, 1989, as amended, by and between the Company and
           State Street Bank and Trust Company.(11)
    10.35  $750,000 Loan Commitment, Master Note and Security Agreement by and between Pierce
           Lowrey, Jr. and the Company, dated March 1, 1990.(11)
    10.36  Asset Purchase Agreement by and between Imtech Optical Systems, Inc. and Acctex
           Information Systems, Inc., dated December 29, 1989.(11)
    10.37  Distribution Agreement between the Company and the Vault Company dated, June 25,
           1990.(13)
    10.38  Letter Agreement, dated May 15, 1990 from D.H. Blair & Co., Inc. to the Company regarding amendment to Unit Purchase Option, dated February 23, 1989.(14)
    10.39  Letter Agreement between the Company and D.H. Blair & Co., Inc. regarding 1990
           Bridge Loan, dated May 22, 1990.(14)
    10.40  Form of 12% Subordinated Promissory Note issued in connection with 1990 Bridge
           Loan.(1)
    10.41  Asset Purchase Agreement between the Company and IMTECH Atlanta, Inc.(15)
    10.42  Form of Subordinated Promissory Note issued in connection with the Company's private placement completed in February 1991.(16)
    10.43  Accounts Financing Agreement [Security Agreement] (with Supplements) and $100,000
           Term Notes between the Company and Congress Financial Corporation, dated May 3,
           1991, and $500,000 Letter of Credit from the First National Bank of Atlanta, dated
           May 2, 1991.(16)
    10.44  Warrant Agreements between the Company and Pierce Lowrey, Jr. dated February 1,
           1991, February 5, 1991 and February 28, 1991 for 425,000 shares, 125,000 shares and
           153,000 shares, respectively.(16)
    10.45  Share Purchase Option for 243,750 shares of Class A Common Stock, dated April 26,
           1991, between the Company and D.H. Blair & Co., Inc.(16)
    10.46  Form of Share Purchase Option issued in connection with INSCI Corp. private placement in July 1991.(17)
    10.47  Form of Warrant issued in connection with INSCI Corp. private placement completed in
           January 1992.(17)
    10.48  Form of Unit Exchange Agreement issued in connection with INSCI Corp. private placement completed in January 1992.(17)
    10.49  Form of Warrant issued in connection with INSCI Corp. private placement completed in
           June 1992.(17)
    10.50  Consulting Agreement, dated March 8, 1993, by and between INSCI Corp. and the
           Raymond Group, Inc.(18)

    10.51  Lease Agreement, dated May 31, 1993, by and between INSCI Corp. and Connecticut
           General Life Insurance Company.(18)
    10.52  Settlement Agreement with the SEC, dated September 30, 1992.(18)
    10.53  Consulting Agreement by and between the Company and Edward I. Rosen, dated April 1,
           1993.(18)
    10.54  First Amendment to Director's Stock Option Plan, dated October 20, 1992.(18)
    10.55  Lease Agreement between the Company and A.J. Goldstein & Co., Inc. for premises located at 130 Cedar Street, New York, New York 1006, dated October 7, 1993.(17)
    10.56  Loan Agreement (and supplemental documentation) between BNY Financial Corp., the
           Company, INSCI Corp. and Imtech Litigation Support Systems, Inc.(32)
    10.57  INSCI Corp. 1992 Stock Option Plan(28)
    10.58  INSCI Corp. 1992 Directors Option Plan.(28)
    10.59  INSCI Corp. 1992 Advisory Committee Plan.(28)
    10.60  INSCI Corp. Accounts Financing Agreement between INSCI Corp. and Congress Financial
           Corporation, and related documents.(28)
    10.61  INSCI Corp. Form of 1991 Option.(28)
    10.62  INSCI Corp. Form of 1992 Warrants.(28)
    10.63  INSCI Corp. Form of 1992 Convertible Subordinated Notes.(28)
    10.64  INSCI Corp. Form of 1992 Contingent Warrants.(28)
    10.75  INSCI Corp. Form of 1993 Warrant--Version A.(30)
    10.76  INSCI Corp. Form of 1993 Release Agreement.(30)
    10.77  INSCI Corp. Form of Management Agreement between INSCI Corp. and IMTECH.(28)
    10.78  INSCI Corp. Form of Tax Sharing Agreement between INSCI Corp. and IMTECH.(28)
    10.79  Form of Indemnification Agreement with INSCI Corp.'s Directors.(28)
    10.80  Marketing Associate Solution Alliance Agreement between UNISYS Corp. and INSCI
           Corp.(28)
    10.81  Data General Value Added Reseller Discount Purchase Agreement.(28)
    10.82  Data General Optical Systems and Software Agreement.(28)
    10.83  Distribution Agreement between Fiserv CIR, Inc. and INSCI Corp.(28)
    10.84  Lease Agreement relating to INSCI Corp.'s White Plains, NY headquarters.(29)
    10.85  Forms of Customer License Agreements used by INSCI Corp.(29)
    10.86  Forms of Employee Confidentiality Agreements used by INSCI Corp.(29)
    10.87  Nondisclosure and Noncompetition Agreement between INSCI Corp., the Company and
           Mason Grisby.(29)
    10.88  Form of 1993 Warrant; Version B.(30)
    10.89  Employment Agreement between INSCI Corp. and John L. Gillis.(30)
    10.90  Employment Agreement between INSCI Corp. and Kris Canekeratne.(30)
    10.91  Form of 1993 Exchange Agreement and Investor Suitability Representations.(30)
    10.92  Form of 1993 Conversion Agreement.(30)
    10.93  Waivers by Congress Financial Corp.(30)
    10.94  License Agreement between Bull HN Information Systems, Inc. and INSCI Corp.(30)
    10.95  Preferred stock Subscription Agreement between INSCI Corp. and the Company relating to preferred stock.(19)
    10.96  Business Partner Agreement between International Business Machines Corp. and INSCI
           Corp.(32)
    10.97  Waiver by BNY Financial Corp.(31)
    10.98  Stock Escrow Agreement between INSCI Corp., the Company and First Union National
           Bank of North Carolina (as escrow agent).(32)
    10.99  Promissory Note and Security Agreement in favor of INSCI Corp. from John L. Gillis and Sandra Gillis, in the original principal amount of $150,000.(19)
   10.100  Stock Pledge Agreement by John L. Gillis and Sandra Gillis, in favor of INSCI
           Corp.(19)

   10.101  April 1993 Private Placement term sheet and exhibits.(19)a
   10.102  December 1993 Litigation Support Systems, Inc. Private Placement documents.(19)
   10.103  Consulting Agreement between the Company and Boulder Financial Group, Ltd.(19)
   10.104  Amendment to loan Agreement between BNY Financial Corp. and Registrant.(19)
   10.105  Amendment to Loan Agreement between NY Financial Corp. and Registrant.(19)
   10.106  BNY Agreement with Registrant.(20)
   10.107  Preferred Stock Redemption Agreement.(20)
   10.108  Employment Agreement between IMTECH and Christopher D. Holbrook.(34)
   10.109  Employment Agreement between IMTECH and Joseph A. Gitto, Jr.(34)
   10.110  Lease Agreement relating to INSCI's Westborough, Massachusetts heaquarters.(44)
   10.111  Employment Agreement with Jack Steinkrauss.(44)
   10.112  Employment Agreement with John Gillis.(44)
   10.113  Employment Agreement with Kris Canckeratne.(44)
   10.114  Agreement for system purchase by Northern Trust Company.(44)
   10.115  Technology and Reseller Agreement with Elixir Technology.(20)
   10.116  Private Placement term sheet for offering of 90 day 10% subordinated notes repayable in cash or shares of the Company's proposed 10% convertible preferred stock.(20)
   10.117  First Amendments to Private Placement term sheet and exhibits.(20)
   10.118  Copy of modification of lease executed by the Company and A.J. Goldstein & Co.,
           Inc.(45)
   10.119  Form of Subordinated Convertible Debenture Exchange Agreement for 12% convertible preferred stock.(51)
   10.120  Agreement between the Company and the Corporate Relations Group for the Company's
           corporate and stockholder public relations.(52)
   10.121  Form of Agreement by and between the Company and a shareholder with respect to a loan of stock.(53)
   10.122  Form of Subscription Agreement for 12% subordinated convertible debentures.(54)
   10.123  Offshore Convertible Debenture Subscription Agreement between the Company and
           Infinity Investors, Ltd. and related agreement between the Company and Alpine
           Capital Partners, Inc.(60/62)
   10.124  Termination of Asset-Based Financing Agreement with BNY Financial Corp.(56)
   10.125  Form of Subscription Agreement with J. Michael Reisert, Inc.(63)
   10.126  Employment Agreement with Mr. Matti Kon.(66)
   10.127  12% Convertible Secured Promissory Note Private Placement Term Sheet with exhibits(67)
   10.128  Form of credit agreement with MTB Bank for the Company's $1,500,000 accounts receivable and equipment financing credit line.(65)
    13.1   The Company's Annual Report to Security Holders for the year ended March 31,
           1993.(22)
    13.2   Form 10-Q for the quarter ended June 30, 1993.(23)
    13.3   Form 10-Q for the quarter ended September 30, 1993.(24)
    13.4   Form 10-Q for the quarter ended December 31, 1993.(25)
    13.5   Form 10-Q/A (Amendment No. 1) for the quarter ended December 31, 1993.(26)
    13.6   Proxy Statement for the Company's 1993 Annual Shareholders' Meeting.(27)
    13.7   Form 10-Q for the quarter ended June 30, 1994.(35)
    13.8   Form 10-Q for the quarter ended September 30, 1994.(36)
    13.9   Form 10-Q for the quarter ended December 31, 1994.(37)
    13.10  Form 10-Q for the quarter ended June 30, 1995.(47)
    13.11  Form 10-Q for the quarter ended September 30, 1995.(48)
    13.12  Form 10-Q for the quarter ended December 31, 1995.(49)
    13.13  Form 10-Q for the quarter ended June 30, 1996.(57)
    13.14  Form 10-Q for the quarter ended September 30, 1996.(58)
    13.15  Form 10-Q for the quarter ended December 31, 1996.(59)
    16.1   Letter regarding dismissal of independent certified public accountant.(38)

    16.2   Letter regarding engagement of new independent certified public accountant.(39)
    16.3   Letter regarding resignation of independent certified public accountant.(38)
    16.4   Letter regarding potential prior period adjustment.(41)
    16.5   Letter regarding engagement of new independent certified public accountant.(42)
    21.1   List of subsidiaries.(20)
    22.1   Proxy Statement for the Company's 1994 Annual Shareholders' Meeting.(43)
    22.2   Proxy Statement for the Company's 1995 Annual Shareholders' Meeting.(50)
    23.1   Consent of Mahoney Cohen & Company, CPA, P.C.
    23.2   Consent of Baratta & Goldstein (to be included in Exhibit 5.1)
    24.1   Power of Attorney.
    27.1   Financial Date Schedule year ended March 31, 1997.
    27.2   Financial Data Schedule quarter ended September 30, 1997.


------------------------

(1) Incorporated herein by reference to the Exhibit with the same description to the Company's Registration Statement on Form S-1, File No. 33-18245, as filed with the Securities and Exchange Commission on October 30, 1987.

(2) Incorporated herein by reference to the Exhibit with the same description to Amendment No. 1 to the Company's Registration Statement of Form S-1, File No. 33-18245, as filed with the Securities and Exchange Commission on February 29, 1988.

(3) Incorporated herein by reference to the Exhibit with the same description to Amendment No. 2 to the Company's Registration Statement of Form S-1, File No. 33-18245, as filed with the Securities and Exchange Commission on March 15, 1988.

(4) Incorporated herein by reference to the Exhibit with the same description to Amendment No. 3 to the Company's Registration Statement of Form S-1, File No. 33-18245, as filed with the Securities and Exchange Commission on March 23, 1988.

(5) Incorporated herein by reference to the Exhibit with the same description to Amendment No. 4 to the Company's Registration Statement of Form S-1, File No. 33-18245, as filed with the Securities and Exchange Commission on March 24, 1988.

(6) Incorporated herein by reference to the Exhibit with the same description to Amendment No. 5 to the Company's Registration Statement of Form S-1, File No. 33-18245, as filed with the Securities and Exchange Commission on March 25, 1988.

(7) Incorporated herein by reference to the Exhibit with the same description to Amendment No. 6 to the Company's Registration Statement of Form S-1, File No. 33-18245, as filed with the Securities and Exchange Commission on April 5, 1988.

(8) Incorporated herein by reference to the Exhibit with the same description to the Company's Report on Form 10-K for the fiscal year ended July 31, 1988.

(9) Incorporated herein by reference to the Exhibit with the same description to the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1989.

(10) Incorporated herein by reference to the Exhibit with the same description to the Company's Transition Report on Form 10-K for the eight month period ended March 31, 1989.

(11) Incorporated herein by reference to the Exhibit with the same description to the Company's Report on Form 10-K for the fiscal year ended March 31, 1990.

(12) Incorporated herein by reference to the Exhibit with the same description to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990.

(13) Incorporated herein by reference to the Exhibit with the same description to the Company's Registration Statement of Form S-1, File No. 33-36185, as filed with the Securities and Exchange Commission on August 2, 1990.

(14) Incorporated herein by reference to the Exhibit with the same description to Amendment No. 1 to the Company's Registration Statement of Form S-1, File No. 33-36185, as filed with the Securities and Exchange Commission on October 18, 1990.

(15) Incorporated herein by reference to the Exhibit with the same description to the Company's Report on Form 8-K, dated December 6, 1990.

(16) Incorporated herein by reference to the Exhibit with the same description to the Company's Report on Form 10-K for the fiscal year ended March 31, 1991.

(17) Incorporated herein by reference to the Exhibit with the same description to the Company's Report on Form 10-K for the fiscal year ended March 31, 1992.

(18) Incorporated herein by reference to the Exhibit with the same description to the Company's Report on Form 10-K for the fiscal year ended March 31, 1993.

(19) Incorporated herein by reference to the Exhibit with the same description to the Company's Report on Form 10-K for the fiscal year ended March 31, 1994.

(20) Incorporated herein by reference to the Exhibit with the same description to the Company's Report on Form 10-K for the fiscal year ended March 31, 1995.

(21) Filed with this report.

(22) Incorporated by reference herein to the Company's Annual Report to Security Holders for the year ended March 31, 1993 as filed with the Commission.

(23) Incorporated herein by reference to the Exhibit with the same description to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993.

(24) Incorporated herein by reference to the Exhibit with the same description to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.

(25) Incorporated herein by reference to the Exhibit with the same description to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1993.

(26) Incorporated herein by reference to the Exhibit with the same description to the Company's Quarterly Report on Form 10-Q/A (Amendment No. 1) for the quarter ended December 31, 1993.

(27) Incorporated herein by reference to the Exhibit with the same description to the Proxy Statement for the Company's 1993 Annual Shareholders' Meeting as filed with the Commission.

(28) Incorporated herein by reference to the Exhibit with the same description of the INSCI Corp. Registration Statement of Form S-1, File No. 33-54558, as filed with the Securities and Exchange Commission on November 13, 1993.

(29) Incorporated herein by reference to the Exhibit with the same description of the INSCI Corp. Registration Statement of Form S-1, File No. 33-54558, as filed with the Securities and Exchange Commission on December 2, 1993.

(30) Incorporated herein by reference to the Exhibit with the same description of the INSCI Corp. Registration Statement of Form S-1, File No. 33-54558, as filed with the Securities and Exchange Commission on February 2, 1994.

(31) Incorporated herein by reference to the Exhibit with the same description of the INSCI Corp. Registration Statement of Form S-1, File No. 33-54558, as filed with the Securities and Exchange Commission on March 15, 1994.

(32) Incorporated herein by reference to the Exhibit with the same description of the INSCI Corp. Registration Statement of Form S-1, File No. 33-54558, as filed with the Securities and Exchange Commission on March 25, 1994.

(33) Incorporated herein by reference to the Exhibit with the same description of the Company's report on Form 8-K, dated January 17, 1995.

(34) Incorporated herein by reference to the Exhibit with the same description of the Company's report on Form 8-K, dated March 3, 1995.

(35) Incorporated herein by reference to the Exhibit with the same description to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

(36) Incorporated herein by reference to the Exhibit with the same description to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994.

(37) Incorporated herein by reference to the Exhibit with the same description to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994.

(38) Incorporated herein by reference to the Exhibit with the same description of the Company's report on Form 8-K, dated August 9, 1994.

(39) Incorporated herein by reference to the Exhibit with the same description of the Company's report on Form 8-K, dated August 15, 1994.

(40) Incorporated herein by reference to the Exhibit with the same description of the Company's report on Form 8-K, dated November 1, 1994.

(41) Incorporated herein by reference to the Exhibit with the same description of the Company's report on Form 8-K, dated November 14, 1994.

(42) Incorporated herein by reference to the Exhibit with the same description of the Company's report on Form 8-K, dated December 21, 1994.

(43) Incorporated herein by reference to the Exhibit with the same description of the Company's Definitive Proxy Statement for the 1994 Annual Shareholders' Meeting, as filed with the Commission.

(44) Incorporated herein by reference to the Exhibit with the same description as filed by INSCI Corp. the majority owned subsidiary of the Registrant.

(45) Incorporated herein by reference to the Exhibit with the same description of the Company's report on Form 8-K, dated July 14, 1995.

(46) Incorporated herein by reference to the Exhibit with the same description of the Company's report on Form 8-K, dated November 30, 1995.

(47) Incorporated herein by reference to the Exhibit with the same description to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

(48) Incorporated herein by reference to the Exhibit with the same description to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

(49) Incorporated herein by reference to the Exhibit with the same description to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995.

(50) Incorporated herein by reference to the Exhibit with the same description of the Company's Definitive Proxy Statement for the 1995 Annual Shareholders' Meeting, as filed with the Commission.

(51) Incorporated herein by reference to the Exhibit with the same description of the Company's report on Form 8-K, dated September 22, 1995.

(52) Incorporated herein by reference to the Exhibit with the same description of the Company's report on Form 8-K, dated October 24, 1995.

(53) Incorporated herein by reference to the Exhibit with the same description of the Company's report on Form 8-K, dated January 3, 1996.

(54) Incorporated herein by reference to the Exhibit with the same description of the Company's report on Form 8-K, dated January 22, 1996.

(55) Incorporated herein by reference to the Exhibit with the same description of the Company's report on Form 8-K, dated March 6, 1996.

(56) Incorporated herein by reference to the Exhibit with the same description of the Company's report on Form 8-K, dated April 11, 1996.

(57) Incorporated herein by reference to the Exhibit with the same description to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

(58) Incorporated herein by reference to the Exhibit with the same description to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

(59) Incorporated herein by reference to the Exhibit with the same description to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996.

(60) Incorporated herein by reference to the Exhibit with the same description of the Company's report on Form 8-K, dated April 25, 1996.

(61) Incorporated herein by reference to the Exhibit with the same description of the Company's report on Form 8-K/A (Amendment No. 1), dated July 25, 1996.

(62) Incorporated herein by reference to the Exhibit with the same description of the Company's report on Form 8-K, dated September 16, 1996.

(63) Incorporated herein by reference to the Exhibit with the same description of the Company's report on Form 8-K, dated December 5, 1996.

(64) Incorporated herein by reference to the Exhibit with the same description of the Company's report on form 8-K, dated March 20, 1997.

(65) Incorporated herein by reference to the Exhibit with the same description of the Company's report on Form 8-k, dated December 2, 1997.

(66) Incorporated herein by reference to the Exhibit with the same description to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.


(67) Incorporated herein by reference to the Exhibit with the same description to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.


(68) Incorporated herein by reference to the Exhibit with the same description to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997.


(69) Incorporated herein by reference to the Exhibit with the same description of the Company's report on form 8-K, dated April 21, 997.

(70) Incorporated herein by reference to the Exhibit with the same description of the Company's report on form 8-K, dated April 22, 1997.


(71) Incorporated herein by reference to the Exhibit with the same description of the Company's report on form 8-K, dated June 9, 1997.


(72) Incorporated herein by reference to the Exhibit with the same description of the Company's report on form 8-K, dated June 18, 1997.


(73) Incorporated herein by reference to the Exhibit with the same description of the Company's report on form 8-K, dated November 13, 1997.


(74) Incorporated herein by reference to the Exhibit with the same description of the Company's report on form 8-K, dated February 2, 1998.


(75) Incorporated herein by reference to the Exhibit with the same description of the Company's report on form 8-K, dated March 5, 1998.


------------------------

*   To be filed by amendment.


ITEMS 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individual or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.

           (iii) To include any material information with respect tot the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant tot his paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, Amendment No. 1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 14, 1998.


                                INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION

                                BY:           /S/ JOSEPH A. GITTO JR.
                                     -----------------------------------------
                                                Joseph A. Gitto Jr.
                                       (JOSEPH A. GITTO, JR. PRESIDENT, CHIEF
                                          FINANCIAL OFFICER AND DIRECTOR)

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

        /s/ MATTI KON           Chief Executive Officer and
------------------------------    Director                      May 14, 1998
          Matti Kon

   /s/ JOSEPH A. GITTO JR.      President, Chief Financial
------------------------------    Officer and Director          May 14, 1998
     Joseph A. Gitto Jr.

    /s/ DALE L. HIRSCHMAN       Director
------------------------------                                  May 14, 1998
      Dale L. Hirschman

   /s/ KENNETH J. BUETTNER      Director
------------------------------                                  May 14, 1998
     Kenneth J. Buettner